Exhibit 2.1

EXECUTION

STOCK PURCHASE AGREEMENT

by and among

ROYALL HOLDINGS, LLC,

ROYALL ACQUISITION CO.

and

THE ADVISORY BOARD COMPANY

DECEMBER 10, 2014

i

(Continued)

(Continued)

(Continued)

EXHIBITS

Exhibit A-1	Form of Closing Certificate of the Company

Exhibit A-2	Form of Closing Certificate of the Seller

Exhibit B	FIRPTA Certificate

Exhibit C	Form of Closing Certificate of the Purchaser

Exhibit D	Form of Escrow Agreement

Exhibit E	Form of Registration Rights Agreement

v

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of December 10, 2014, is made by and among The Advisory Board Company, a Delaware corporation (the “Purchaser”), Royall Acquisition Co., a Delaware corporation (the “Company”), and Royall Holdings, LLC, a Delaware limited liability company (the “Seller”). Capitalized terms used and not otherwise defined herein have the meanings set forth in Article IX below.

WHEREAS, the Seller owns all of the issued and outstanding capital stock of the Company; and

WHEREAS, subject to the terms and conditions of this Agreement, the Purchaser desires to purchase from the Seller, and the Seller desires to sell to the Purchaser, all of the issued and outstanding shares of capital stock of the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

PURCHASE AND SALE OF THE SHARES

1.01 Purchase and Sale of the Shares. On and subject to the terms and conditions of this Agreement, at the Closing, the Seller shall sell, assign, transfer and convey to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, all of the Shares, free and clear of all Liens (other than Permitted Liens), for the consideration specified below in this Article I.

1.02 Estimated Cash Purchase Price and Stock Consideration. The aggregate consideration for the purchase and sale of the Shares pursuant to this Agreement will be (a) an amount of cash equal to (i) seven hundred fifty million dollars ($750,000,000), plus (ii) the amount by which Estimated Net Working Capital exceeds Target Working Capital (or minus the amount by which Target Working Capital exceeds Estimated Net Working Capital), plus (iii) the total amount of Estimated Cash on Hand, minus (iv) the outstanding amount of Estimated Indebtedness, minus (v) the unpaid Estimated Seller Transaction Expenses (the “Estimated Cash Purchase Price”) and (b) the Stock Consideration. The Estimated Cash Purchase Price will be subject to adjustment after the Closing pursuant to Section 1.05.

1.03 The Closing.

(a) The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Kirkland & Ellis LLP located at 300 North LaSalle Street, Chicago, Illinois at 10:00 a.m. on the third business day following full satisfaction or due waiver of all of the closing conditions set forth in Article II hereof (other than those to be satisfied at the Closing, but subject to the satisfaction of those conditions) or on such other date as is mutually agreeable to the Purchaser and the Seller; provided, however, that notwithstanding the foregoing, in no event shall any party hereto be required to effect the Closing prior to January 6, 2015. The date and time of the Closing are referred to herein as the “Closing Date.” By mutual agreement of the parties, the Closing may take place by conference call and electronic (i.e., email/pdf) or facsimile exchange of documents.

1.04 The Closing Transactions. Subject to the terms and conditions set forth in this Agreement, the parties hereto shall consummate the following transactions (the “Closing Transactions”) on the Closing Date:

(i) the Seller shall deliver to the Purchaser (A) all of the stock certificates evidencing the Shares duly endorsed for transfer or accompanied by duly executed stock powers or other forms of assignment and transfer and (B) all books and records and other property of the Company or any of its Subsidiaries in Seller’s possession or under Seller’s control;

(ii) the Purchaser shall (A) deliver to the Seller an amount in cash equal to (x) the Estimated Cash Purchase Price minus (y) the Working Capital Escrow Amount by wire transfer of immediately available funds to the account(s) designated by the Seller (which account(s) shall be designated by the Seller to the Purchaser in writing at least two business days before the Closing Date) and (B) issue or transfer, or cause to be issued or transferred, to the Seller the number of Purchaser Shares payable as the Stock Consideration pursuant to the terms hereof, which may be represented by one or more certificates at the Purchaser’s election;

(iii) the Company shall deliver to the Purchaser appropriate evidence of releases of any Liens (other than any Permitted Liens) related to the assets and properties of the Company and its Subsidiaries and payoff letters with respect to any Indebtedness set forth on the Indebtedness Payoff Schedule outstanding as of the Closing (in each case in a form reasonably satisfactory to the Purchaser);

(iv) the Purchaser shall repay, or cause to be repaid, on behalf of the Company and its Subsidiaries, all amounts necessary to discharge fully the then outstanding balance of the Indebtedness (as set forth on the Indebtedness Payoff Schedule delivered by Seller or the Company to Purchaser at least two (2) Business Days prior to the Closing Date) by wire transfer of immediately available funds to the account(s) designated by the holders of such Indebtedness;

(v) the Purchaser shall repay, or cause to be repaid, on behalf of the Seller, the Company and its Subsidiaries, all amounts necessary to discharge fully the then outstanding balance of all Seller Transaction Expenses, by wire transfer of immediately available funds, to the account(s) designated by each Person to whom such Seller Transaction Expenses are to be paid and delivered in writing by Seller or the Company to Purchaser at least two (2) Business Days prior to the Closing Date;

(vi) the Purchaser shall deliver the Working Capital Escrow Amount by wire transfer of immediately available funds to the Escrow Agent;

(vii) each of the Seller and the Purchaser shall deliver, or cause to be delivered, a duly executed copy of the Registration Rights Agreement; and

(viii) the Purchaser and the Seller shall make such other deliveries as are required by Article II hereof.

1.05 Purchase Price Adjustments.

(a) At least two business days prior to the Closing Date, the Company shall deliver to the Purchaser a good faith estimate of Net Working Capital (the “Estimated Net Working Capital”), Cash on Hand (the “Estimated Cash on Hand”), Indebtedness (the “Estimated Indebtedness”) and Seller Transaction Expenses (the “Estimated Seller Transaction Expenses”) and the resulting calculation of the Estimated Cash Purchase Price as set forth in Section 1.02. The Estimated Cash Purchase Price shall be prepared using the accounting principles set forth on the Statement of Accounting Principles attached as Schedule 9.01(b) hereto.

(b) As promptly as possible, but in any event within 75 days after the Closing Date, the Purchaser will deliver to the Seller (i) a consolidated balance sheet of the Company and its Subsidiaries (the “Closing Balance Sheet”) and (ii) a statement showing the Purchaser’s calculation of Net Working Capital, Cash on Hand, Indebtedness and Seller Transaction Expenses, and the resulting calculation of the Final Cash Purchase Price (together with the Closing Balance Sheet, the “Preliminary Closing Statement”). The Closing Balance Sheet shall be prepared in accordance with the definitions set forth in this Agreement and using the accounting principles set forth on the Statement of Accounting Principles attached as Schedule 9.01(b) hereto. The parties agree that the purpose of preparing the Closing Balance Sheet and determining Net Working Capital, Cash on Hand, Indebtedness, Seller Transaction Expenses and the related purchase price adjustments contemplated by this Section 1.05(b) is to measure changes in Net Working Capital and the levels of Cash on Hand, Indebtedness and Seller Transaction Expenses, and such processes are not intended to permit the introduction of different judgments, accounting methods, policies, principles, practices, procedures, classifications or estimation methodologies as those set forth on the Statement of Accounting Principles attached as Schedule 9.01(b) hereto. Seller shall, prior to the Closing, and Purchaser shall, following the Closing through the date that the Final Cash Purchase Price is finally determined pursuant to this Section 1.05(b), take all actions reasonably necessary to maintain and preserve copies of all accounting books and records, policies and procedures on which each of the determination of the Estimated Cash Purchase Price and the Preliminary Closing Statement are based. During the thirty (30) days after delivery of the Preliminary Closing Statement and during any period of dispute with respect thereto thereafter, the Purchaser shall give the Seller and its accountants reasonable access to review the Company’s and its Subsidiaries’ books and records and work papers related to the preparation of the Preliminary Closing Statement (and, solely to the extent relevant thereto, to the Purchaser’s books and records and work papers) for purposes of Seller’s review of the Preliminary Closing Statement. The Seller and its accountants may make inquiries of the Purchaser and its Subsidiaries and their respective accountants regarding questions concerning or disagreements with the Preliminary Closing Statement arising in the course of its review thereof, and the Purchaser shall use its, and shall cause its Subsidiaries to use their, commercially reasonable efforts to cause any such accountants to provide reasonable cooperation with and reasonably promptly respond to such inquiries; provided, however, that the independent accountants of Purchaser shall not be obligated to make any working papers available to Seller unless Seller has signed a customary confidentiality and hold harmless agreement relating to such access to working papers in form and substance reasonably acceptable to such independent accountants. If the Seller has any objections to the Preliminary Closing Statement, the Seller shall deliver to the Purchaser a statement setting forth its objections thereto (an “Objections Statement”). If an Objections Statement is not delivered to the Purchaser within 30 days after delivery of the Preliminary Closing Statement, the Preliminary Closing Statement shall be final, binding and non-appealable by the parties hereto. The Seller and the Purchaser shall negotiate in good faith to resolve any such objections, but if they do not reach a final resolution within 15 days after the delivery of the Objections Statement, the Seller and the Purchaser shall submit such dispute to KPMG LLP or such other mutually acceptable dispute resolution firm (the “Dispute Resolution Firm”). Any further submissions to the Dispute Resolution Firm must be written and delivered to each party to the dispute. The Dispute Resolution Firm shall consider only those items and amounts which are identified in the Objections Statement as being items which the Seller and the Purchaser are unable to resolve. The Dispute Resolution Firm’s determination will be based solely on the definitions of Net Working Capital, Cash on Hand, Indebtedness and Seller Transaction Expenses, as applicable, contained in this Agreement and in the Statement of Accounting Principles attached hereto as Schedule 9.01(b). The Seller and the Purchaser shall use their commercially reasonable efforts to cause the Dispute Resolution Firm (who shall be acting as an expert and not as an arbitrator) to resolve all disagreements as soon as practicable and in any event within 60 days after the submission of any dispute. Further, the Dispute Resolution Firm’s determination shall be based solely on the submissions by the Purchaser and the Seller which are in accordance with the terms and procedures set forth in this Agreement and in the Statement of Accounting Principles attached hereto as Schedule 9.01(b) (i.e., not on the basis of an independent review). Purchaser and Seller will cooperate with the Dispute Resolution Firm during the term of its engagement. The resolution of the dispute by the Dispute Resolution Firm shall be final, binding and non-appealable on the parties hereto and their Affiliates. The costs and expenses of the Dispute Resolution Firm shall be allocated based upon the percentage which the portion of the contested amount not awarded to each party bears to the amount actually contested by such party in the presentation to the Dispute Resolution Firm. For example, if the Seller submits an Objections Statement for $1,000, and if the Purchaser contests only $500 of the amount claimed by the Seller, and if the Dispute Resolution Firm ultimately resolves the dispute by awarding the Seller $300 of the $500 contested, then the costs and expenses of the Dispute Resolution Firm will be allocated 60% (i.e. 300/500) to the Purchaser and 40% (i.e., 200/500) to the Seller.

For purposes hereof, “Final Cash Purchase Price” (which, for the avoidance of doubt, does not include the Stock Consideration) means an aggregate amount as finally determined in accordance with this Section 1.05(b) equal to (i) seven hundred fifty million dollars ($750,000,000), plus (ii) the amount by which Net Working Capital exceeds Target Working Capital (or minus the amount by which Target Working Capital exceeds Net Working Capital), plus (iii) the total amount of Cash on Hand, minus (iv) the outstanding amount of Indebtedness, minus (v) the unpaid Seller Transaction Expenses, in each case, as finally determined pursuant to this Section 1.05(b), as applicable. For the avoidance of doubt, the Stock Consideration paid by Purchaser to Seller in accordance with Section 1.04 shall not be subject to any adjustment pursuant to this Section 1.05 or any other section hereof except, if applicable, in accordance with Section 6.09.

(c) Post-Closing Adjustment Payment.

(i) If the Final Cash Purchase Price is greater than the Estimated Cash Purchase Price, the Purchaser shall promptly (but in any event within five business days after the determination of the Final Cash Purchase Price in accordance with Section 1.05(b)) deliver to the Seller the amount of such excess by wire transfer of immediately available funds to an account or accounts designated by the Seller. Immediately following payment of any amounts determined pursuant to Section 1.05(b) and this Section 1.05(c)(i) to be owing to the Seller, the Seller and the Purchaser shall deliver joint instructions to the Escrow Agent instructing the Escrow Agent to pay to the Seller all remaining funds in the Working Capital Escrow Account, in accordance with the terms of the Escrow Agreement.

(ii) If the Final Cash Purchase Price is less than the Estimated Cash Purchase Price, the Seller and the Purchaser shall promptly (but in any event within five business days after the determination of the Final Cash Purchase Price in accordance with Section 1.05(b)) deliver joint instructions to the Escrow Agent instructing the Escrow Agent to pay from the Working Capital Escrow Account to an account or accounts designed by the Purchaser the amount of such shortfall by wire transfer of immediately available funds to an account or accounts designated by the Purchaser. Immediately following payment of any amounts determined pursuant to Section 1.05(b) and this Section 1.05(c)(ii) to be owing to the Purchaser, the Seller and the Purchaser shall deliver joint instructions to the Escrow Agent instructing the Escrow Agent to pay to the Seller all remaining funds in the Working Capital Escrow Account, in accordance with the terms of the Escrow Agreement. The Working Capital Escrow Account shall be the Purchaser’s sole recourse with respect to, and the exclusive source of funds for, any payments required to be made by the Seller pursuant to Section 1.05(b) and this Section 1.05(c).

1.06 Withholding. Notwithstanding anything in this Agreement to the contrary, Purchaser or its designee and the Company and its Subsidiaries shall be entitled to withhold and deduct from the consideration otherwise payable pursuant to this Agreement such amounts as Purchaser or its designee or the Company and its Subsidiaries are required by law to deduct and withhold with respect to the making of such payment under the Code, applicable Treasury Regulations or any provision of federal, state, local or foreign Tax Law; provided that, if the Purchaser, the Company or any of its Subsidiaries determines that an amount is required to be deducted and withheld, at least five (5) Business Days prior to the date the applicable payment is scheduled to be made, the Purchaser (i) shall provide the Seller with written notice of the intent to deduct and withhold, which shall include a copy of the calculation of the amount to be deducted and withheld and any applicable provision of state, local or foreign Tax law pursuant to which such deduction and withholding is required and (ii) shall provide the recipient of such payment a reasonable opportunity to provide forms or other evidence that would exempt such amounts from withholding. To the extent that amounts are so withheld and paid over to the appropriate Tax authority, such amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding were made.

ARTICLE II

CONDITIONS TO CLOSING

2.01 Conditions to the Purchaser’s Obligations. The obligations of the Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction (or waiver by the Purchaser in writing) of the following conditions as of the Closing Date

(a) (i) the representations and warranties of the Company set forth in the first sentence of Section 3.01 (Organization and Corporate Power), the second and third sentences of Section 3.02 (Subsidiaries), the first sentence of Section 3.03 (Authorization; No Breach; Valid and Binding Agreement), and Section 3.04 (Capital Stock) (other than the first sentence thereof), and the representations and warranties of the Seller in Section 3A.01 (Organization and Corporate Power) and the first and second sentences of Section 3A.02 (Authorization; No Breach; Valid and Binding Agreement), in each case shall be true and correct in all material respects, in each case as of the date hereof and at and as of the Closing, with the same effect as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which shall be true and correct, in all material respects, as of such date), (ii) the representations and warranties of the Company set forth in the first sentence of Section 3.04 (Capital Stock) and the first sentence of Section 3.06 (Absence of Certain Developments) and the representations and warranties of the Seller set forth in Section 3A.03 (Capital Stock), shall be true and correct in all respects as of the date hereof and at and as of the Closing, with the same effect as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which shall be true and correct as of such date), and (iii) all other representations and warranties of the Company set forth in Article III and of the Seller set forth in Article IIIA that are (A) qualified by materiality (including, without limitation, by a Company Material Adverse Effect qualifier) will be true and correct in all respects as of the date hereof and at and as of the Closing, with the same effect as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which shall be true and correct as of such date), or (B) not so qualified will be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same effect as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which shall be true and correct in all material respects as of such date) except, in the case of clause (iii), (x) with respect to representations and warranties regarding the Company, to the extent that the failure of such representations and warranties to be so true and correct in all material respects (or, with respect to representations and warranties that are qualified by materiality or Company Material Adverse Effect qualifiers, to be so true and correct in all respects) has not caused, and would not reasonably be expected to result, individually or in the aggregate, in a Company Material Adverse Effect, and (y) with respect to representations and warranties regarding the Seller, to the extent that the failure of such representations and warranties to be so true and correct in all material respects (or, with respect to representations and warranties that are qualified by materiality qualifiers, to be so true and correct in all respects) has not had, and would not reasonably be expected to have, a material and adverse effect on the Seller’s ability to comply with its obligations hereunder;

(b) the Seller and the Company shall have performed in all material respects the covenants and agreements required to be performed by them under this Agreement at or prior to the Closing;

(c) the applicable waiting periods, if any, under the HSR Act shall have expired or been terminated;

(d) no Claim shall be pending by or before any Governmental Authority of competent jurisdiction wherein an unfavorable injunction, decision, ruling, judgment, decree or order would prohibit the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded following consummation, provided that Purchaser shall not be entitled to rely on the failure of this condition to be satisfied if such Claim was directly or indirectly instituted by Purchaser or an Affiliate of Purchaser;

(e) the Escrow Agent and the Seller shall have each executed and delivered signatures to the Escrow Agreement to the Purchaser;

(f) the Seller shall have executed and delivered the Registration Rights Agreement to the Purchaser;

(g) the Company shall have delivered to the Purchaser a certificate signed by an authorized officer of the Company in the form set forth in Exhibit A-1, dated as of the Closing Date, stating that the preconditions specified in subsections (a) and (b) above, solely as they relate to the Company, have been satisfied;

(h) Seller shall have delivered to Purchaser a certificate signed by an authorized officer of Seller in the form set forth on Exhibit A-2 dated as of the Closing Date, stating that the preconditions specified in subsections (a) and (b) above, solely as they relate to the Seller, have been satisfied;

(i) the Company shall have delivered to the Purchaser a certificate, substantially in the form of Exhibit B attached hereto, duly completed pursuant to Sections 1.897-2(h) and 1.1445-2(c) of the Treasury Regulations, certifying that the Shares are not United States real property interests;

(j) the Company shall have delivered to the Purchaser, no later than five (5) Business Days prior to the Closing Date, (i) audited consolidated balance sheets of Royall Acquisition Co. and its consolidated Subsidiaries as of June 30, 2014, 2013 and 2012, and (ii) audited statements of income, comprehensive income and cash flows of (A) Royall Acquisition Co. and its consolidated Subsidiaries for each of the two years in the period ended June 30, 2014, (B) Royall Acquisition Co. and its consolidated Subsidiaries for the period from December 23, 2011 to June 30, 2012 and (C) the predecessor company of Royall Acquisition Co. and its consolidated Subsidiaries for the period from July 1, 2011 to December 22, 2011, all reported on by PricewaterhouseCoopers LLP (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements have been prepared in accordance with GAAP, consistently applied throughout the periods indicated, and present fairly in all material respects the consolidated financial condition and results of operations, in each case, of the applicable company and its Subsidiaries (taken as a whole) as of the dates and for the periods referred to therein; and

(k) the Company shall have delivered to the Purchaser, in form satisfying the requirements of PCAOB AU Section 722, Interim Financial Information (SAS 100), no later than five (5) Business Days prior to the Closing Date, (i) unaudited consolidated balance sheets of Royall Acquisition Co. and its consolidated Subsidiaries as of each of September 30, 2014 and September 30, 2013, (ii) unaudited consolidated statements of income and comprehensive income of Royall Acquisition Co. and its consolidated Subsidiaries for each of the three-month periods ended September 30, 2014, June 30, 2014 and September 30, 2013 and (iii) unaudited consolidated statements of cash flows of Royall Acquisition Co. and its consolidated subsidiaries for each of the three-month periods ended September 30, 2014 and September 30, 2013.

If the Closing occurs, all closing conditions set forth in this Section 2.01 which have not been fully satisfied as of the Closing shall be deemed to have been waived by the Purchaser.

2.02 Conditions to the Company’s and the Seller’s Obligations. The obligations of the Company and the Seller to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver of the following conditions as of the Closing Date:

(a)(i) the representations and warranties of Purchaser set forth in Section 4.01 (Organization and Corporation Power), the first and second sentences of Section 4.02 (Authorization) and Section 4.11 (Capital Stock) shall be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same effect as if made at and as of the Closing, (ii) the representations and warranties of Purchaser set forth in Section 4.13 (No Purchaser Material Adverse Effect) shall be true and correct in all respects as of the date hereof and at and as of the Closing, with the same effect as if made at and as of the Closing; provided, however, that if the requirements of this Section 2.02(a)(ii) are not satisfied and Seller elects not to consummate the transactions contemplated hereby, Seller shall deliver written notice of such election to Purchaser, whereupon Purchaser shall have a period of three (3) Business Days following such delivery to elect in writing to substitute the Stock Consideration for an amount of cash equal to one hundred million dollars ($100,000,000) and, in the event Purchaser notifies the Seller of such election in writing within such three (3) Business Day period, this Section 2.02(a)(ii) shall be deemed satisfied, and (iii) the other representations and warranties of the Purchaser contained in Article IV hereof (A) that are qualified by materiality will be true and correct in all respects as of the date hereof and at and as of the Closing, with the same effect as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which shall be true and correct as of such date), and (B) that are not so qualified will be true and correct in all material respects as of the date hereof and at and as of the Closing, with the same effect as if made at and as of the Closing (other than such representations and warranties that are made as of a specified date, which shall be true and correct in all material respects as of such date), except, in the case of clause (iii), to the extent that the failure of such representations and warranties to be so true and correct in all material respects (or, with respect to representations and warranties that are qualified by materiality or Purchaser Material Adverse Effect qualifiers, to be so true and correct in all respects) has not caused, and would not reasonably be expected to result, individually or in the aggregate, in a Purchaser Material Adverse Effect;

(b) the Purchaser shall have performed in all material respects the covenants and agreements required to be performed by it under this Agreement at or prior to the Closing;

(c) the applicable waiting periods, if any, under the HSR Act shall have expired or been terminated;

(d) no Claim shall be pending by or before any Governmental Authority of competent jurisdiction wherein an unfavorable injunction, decision, ruling, judgment, decree or order would prohibit the performance of this Agreement or the consummation of any of the transactions contemplated hereby, declare unlawful the transactions contemplated by this Agreement or cause such transactions to be rescinded following consummation, provided that Seller and the Company shall not be entitled to rely on the failure of this condition to be satisfied if such Claim was directly or indirectly instituted by Seller, the Company or an Affiliate thereof;

(e) the Escrow Agent and the Purchaser shall have each executed and delivered signatures to the Escrow Agreement to the Seller;

(f) the Purchaser shall have executed and delivered the Registration Rights Agreement to the Seller; and

(g) the Purchaser shall have delivered to the Seller a certificate signed by an authorized officer of Purchaser in the form set forth as Exhibit C, dated as of the Closing Date, stating that the preconditions specified in subsections (a) and (b) above have been satisfied.

If the Closing occurs, all closing conditions set forth in this Section 2.02 which have not been fully satisfied as of the Closing shall be deemed to have been waived by the Seller and the Company.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the schedules accompanying this Agreement (each a “Schedule” and, collectively, the “Disclosure Schedules”), in which capitalized terms used and not otherwise defined have the meanings given to them in this Agreement, and each section of which shall be deemed to incorporate by reference all information disclosed in any other section of the Disclosure Schedules if it is reasonably apparent on its face based on a plain reading of such information that such disclosure may be applicable to such other section of the Disclosure Schedules, the Company hereby represents and warrants to the Purchaser that:

3.01 Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, the Company has all requisite corporate power and authority and all authorizations, licenses and permits necessary to own and operate its properties and assets, to carry on its businesses as now conducted and to execute and deliver this Agreement and carry out the transactions contemplated hereby, and the Company is qualified or licensed to do business in every jurisdiction in which its ownership of property or conduct of business requires it to qualify or be licensed, except where the failure to hold such power, authority, authorizations, licenses and permits would not reasonably be expected to be, individually or in the aggregate, material to the Business. The copies of the Company’s certificate of incorporation and bylaws, including all amendments thereto prior to the date hereof, have been made available to the Purchaser and are true and complete. The Company is not in default under, or in violation of, any provision of its certificate of incorporation or bylaws.

3.02 Subsidiaries. Except as set forth on Schedule 3.02, neither the Company nor any of its Subsidiaries owns or holds the right to acquire any stock, partnership interest or joint venture interest or other equity ownership interest in any other Person, corporation, organization or entity or has any enforceable obligation to make any direct or indirect investment in, or capital contribution to, any Person. Each of the Company’s Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, has all requisite corporate, or other legal entity, as the case may be, power and authority and all authorizations, licenses and permits necessary to own its properties and to carry on its businesses as now conducted and is qualified to do business in every jurisdiction in which its ownership of property or the conduct of its businesses as now conducted requires it to qualify, except in each such case where the failure to hold such authorizations, licenses and permits or to be so qualified would not reasonably be expected to be, individually or in the aggregate, material to the Business. All of the capital stock of each of the Company’s Subsidiaries is validly issued, fully paid and nonassessable and, except as set forth on Schedule 3.02, all of the capital stock of each such Subsidiary is owned, directly or indirectly, by the Company and is, or will be upon the Closing, free and clear of all Liens (other than Permitted Liens). The copies of each such Subsidiary’s articles of incorporation and bylaws (or similar governing documents or operating agreements) and all amendments thereto prior to the date hereof have been made available to the Purchaser and are true and complete.

3.03 Authorization; No Breach; Valid and Binding Agreement. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which the Company is a party and the consummation of the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite corporate action (including approval by the Seller in its capacity as sole stockholder of the Company), and no other act or proceeding (corporate or otherwise) on the part of the Company is necessary to authorize the execution, delivery or performance of this Agreement, the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby. Except as set forth on Schedule 3.03, the execution, delivery and performance by the Company of this Agreement and the other agreements and instruments contemplated hereby to which the Company is a party, and the consummation of the transactions contemplated hereby and thereby, (a) do not and will not conflict with or result in any breach of, constitute a default under, or result in a violation of the provisions of the Company’s or any of its Subsidiaries’ certificate or articles of incorporation or bylaws (or equivalent organizational documents), (b) do not and will not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any Lien upon any assets of the Company or any of its Subsidiaries under, or require any authorization, consent, approval, exemption or other action by or notice to any court or other Governmental Authority under, any Contract, license, permit, indenture, mortgage, lease, loan agreement or similar other agreement or instrument to which the Company or any of its Subsidiaries is bound, or any law, statute, rule or regulation or order, judgment or decree to which the Company or any of its Subsidiaries is subject, except, in the case of this clause (b), where the failure of any of the foregoing to be true would not reasonably be expected to be, individually or in the aggregate, material to the Business. This Agreement and each of the other agreements and instruments contemplated hereby to which the Company is a party and that is required to by the terms of this Agreement to be executed on or before the date hereof, has been duly executed and delivered by the Company and, assuming that this Agreement and each of these other agreements and instruments has been duly executed, authorized and delivered by the Purchaser and the Seller, this Agreement and each of these other agreements and instruments constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

3.04 Capital Stock. Schedule 3.04 sets forth the Company’s authorized, issued and outstanding capital stock, including the Shares, as of the date hereof and as of the Closing Date. All of the Shares have been duly authorized and are validly issued, fully paid and nonassessable. Except as set forth on Schedule 3.04, the Company does not have any other equity securities authorized, issued or outstanding, and there are no agreements, options, warrants or other rights or arrangements existing or outstanding which provide for the sale or issuance of any of the foregoing by the Company. Except as set forth on the attached Schedule 3.04, there are no outstanding (a) shares of capital stock or other equity interests or voting securities of the Company, (b) securities convertible or exchangeable into capital stock of the Company, (c) any options, warrants, purchase rights, subscription rights, preemptive rights, conversion rights, exchange rights, calls, puts, rights of first refusal or other contracts, agreements or obligations (contingent or otherwise) that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase, retire or redeem capital stock of the Company or (d) stock appreciation, phantom stock, profit participation or similar rights with respect to the Company. There are no bonds, debentures, notes or other Indebtedness of the Company outstanding having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which any stockholder of the Company, in such stockholder’s capacity as a stockholder of the Company, may vote.

3.05 Financial Statements.

(a) Schedule 3.05(a) consists of Royall & Company Holding, Inc. (“RCH”) and its Subsidiaries’ (i) audited consolidated balance sheets as of June 30, 2014 and June 30, 2013, and audited consolidated statements of income and cash flows for the fiscal years then ended, together with all related notes thereto, accompanied by the report thereon of PricewaterhouseCoopers LLP and (ii) unaudited consolidated balance sheet as of October 31, 2014 (the “Latest Balance Sheet”), and unaudited consolidated statements of income and cash flows for the four-month period then ended (the financial statements in clauses (i) and (ii), collectively, the “Financial Statements”). Except as set forth on Schedule 3.05(a), the Financial

Statements have been based upon the information contained in RCH’s and its Subsidiaries’ books and records, have been prepared in accordance with GAAP, consistently applied throughout the periods indicated, and present fairly in all material respects the consolidated financial condition and results of operations of RCH and its Subsidiaries (taken as a whole) as of the dates and for the periods referred to therein, subject in the case of the unaudited financial statements to (i) the absence of footnote disclosures and other presentation items and (ii) changes resulting from normal year-end adjustments (none of which footnote disclosures or changes would, individually or in the aggregate, be material to the Business, operations, assets, liabilities, financial position or condition, operating results or cash flow of the Company and its Subsidiaries, taken as a whole).

(b) The Company and its Subsidiaries have no liabilities or obligations (whether matured or unmatured, known or unknown, fixed or contingent or otherwise), except (i) liabilities or obligations reflected on or reserved against on the Latest Balance Sheet, (ii) liabilities that were incurred after the date of the Latest Balance Sheet in the ordinary course of business consistent with past practice (none of which is a liability for breach of contract, breach of warranty, tort, or violation of Law that is material to the Business), (iii) liabilities not required by GAAP to be reflected on the face of a consolidated balance sheet of the Company and its Subsidiaries, (iv) liabilities arising under the executory portion of any Contract and (v) liabilities specifically disclosed in the Disclosure Schedules attached to this Agreement.

(c) Except as set forth on Schedule 3.05(c), none of the Company or any of its Subsidiaries generates revenue, has a presence or carries on Business outside of the United States.

3.06 Absence of Certain Developments. Since June 30, 2014, there has occurred no event, change, circumstance, occurrence, fact, condition, effect or development that has had a Company Material Adverse Effect. Except as set forth on the attached Schedule 3.06 and except as expressly contemplated by this Agreement, the Company and its Subsidiaries have conducted their businesses only in the ordinary course of business consistent with past practice and, since June 30, 2014, neither the Company nor any of its Subsidiaries has:

(a) borrowed any amount or incurred or become subject to any material liabilities (other than liabilities incurred in the ordinary course of business consistent with past practice, liabilities under contracts entered into in the ordinary course of business consistent with past practice or disclosed on the Disclosure Schedules and borrowings from banks (or similar financial institutions) necessary to meet ordinary course working capital requirements);

(b) mortgaged, pledged or subjected to any material Lien, charge or other encumbrance, any material portion of its assets, except Permitted Liens;

(c) sold, assigned, transferred, leased or licensed or otherwise encumbered all or any material portion of its tangible assets, except in the ordinary course of business;

(d)(i) sold, assigned, transferred, leased, licensed or otherwise encumbered any material Intellectual Property owned by the Company or its Subsidiaries or necessary for or used in the Business, except in the ordinary course of business, (ii) to the Company’s knowledge, disclosed any proprietary confidential information or trade secrets to any Person that is not an Affiliate of the Company or any of its Subsidiaries, except pursuant to a valid and binding non-disclosure or confidentiality agreement or (iii) abandoned or permitted to lapse any material Intellectual Property (including registrations and applications for registrations of Intellectual Property) necessary for or used in the Business, other than in the ordinary course of business;

(e) issued, sold or transferred any of its capital stock or other equity securities, securities convertible, exchangeable or exercisable into its capital stock or other equity securities or warrants, options or other rights to acquire its capital stock or other equity securities, or stock appreciation, phantom stock, profit participation or similar rights with respect to the Company, or any notes, bonds or debt securities;

(f) made any material capital investment in, or any material loan or advance to, or guaranty for the benefit of, any other Person (other than a Subsidiary of the Company);

(g) declared, set aside, or paid any dividend or made any non-cash distribution with respect to its capital stock or other equity securities or redeemed, purchased, or otherwise acquired any of its capital stock or other equity securities (including any warrants, options or other rights to acquire its capital stock or other equity securities), except for dividends or distributions made by the Company’s Subsidiaries to their respective parents in the ordinary course of business;

(h) made any capital expenditures or commitments therefor in excess of $100,000, except for such capital expenditures or commitments therefor that are reflected in the Company’s budget for the fiscal year ending June 30, 2015;

(i) made any material loan to, or entered into any other material transaction with, any of its directors, officers, and employees outside the ordinary course of business;

(j)(i) entered into any employment contract with payments exceeding $150,000 per year or any collective bargaining agreement, or modified the terms of any such existing contract or agreement or (ii) made or granted any bonus, retention, or severance payments or rights, or any wage, salary or other compensation increase to any employee or group of employees other than in the ordinary course of business consistent with past practice;

(k) made any other material change in employment terms (including compensation) for any of its directors or officers or for any employees having employment contracts with annual payments exceeding $150,000 per year, in each case, outside the ordinary course of business;

(l) discharged or satisfied any material Lien (other than any Permitted Lien) or paid any material obligation or material liability, other than current liabilities paid in the ordinary course of business consistent with past practice;

(m) except in the ordinary course of business, (i) made or granted any material increase in any benefits under an employee benefit plan, policy or arrangement, or (ii) materially amended or materially terminated any existing employee benefit plan, policy or arrangement or adopted any new material employee benefit plan, policy or arrangement;

(n) suffered any damage, destruction or casualty loss exceeding, in the aggregate, $100,000, whether or not covered by insurance;

(o) made any change in any material accounting principles;

(p) entered into any Material Contract or real property lease other than in the ordinary course of business;

(q) made or changed any Tax election, changed any annual accounting period, adopted or changed any accounting method, filed any amended Tax Return, entered into any “closing agreement” as described in Section 7121 of the Code with respect to Taxes, settled any Tax claim or assessment, surrendered any right to claim a refund of Taxes, consented to any extension or waiver of the limitation period applicable to any Tax claim or assessment; or

(r) entered into any enforceable agreement, written or oral, to take any of the foregoing actions described in clauses (a) through (q) above.

3.07 Title to Properties.

(a) Except as set forth on Schedule 3.07(a), the Company and each of its Subsidiaries owns good title to, or holds pursuant to valid and enforceable leases, all of the tangible personal property and tangible assets shown to be owned or leased by it on the Latest Balance Sheet, free and clear of all Liens, except for Permitted Liens, and such tangible personal property and tangible assets are all of the assets used in or necessary for the conduct of their businesses as they are being conducted as of the date hereof.

(b) The real property demised by the leases described on Schedule 3.07(b) (the “Leased Real Property”) constitutes all of the real property leased by the Company and its Subsidiaries. Except as set forth on Schedule 3.07(b), the Leased Real Property leases are in full force and effect, and either the Company or one of its Subsidiaries holds a valid and existing leasehold interest under each such lease and, to the Company’s knowledge, the Leased Real Property leases are valid and binding obligations of the other party or parties thereto, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies. The Company has delivered or made available to the Purchaser complete and accurate copies of each of the leases described on Schedule 3.07(b), and none of such leases have been modified in any material respect, except to the extent that such modifications are disclosed by the copies delivered or made available to the Purchaser. To the Company’s knowledge, neither the Company nor any of its Subsidiaries is in default in any material respect under any of such leases.

(c) The Company does not own, and none of the Company’s Subsidiaries owns, any real property.

3.08 Tax Matters. Except as set forth on Schedule 3.08:

(a) The Company and its Subsidiaries have timely filed all Tax Returns for Income Taxes and all other material Tax Returns which are required to be filed by them. Each such Tax Return has been prepared in material compliance with all applicable Laws, and all such Tax Returns are true, correct and complete in all material respects. All Taxes shown as due and owing by the Company and the Subsidiaries on all such Tax Returns and all other material Taxes that have become due and owing have been timely paid. All material Taxes which the Company or any of its Subsidiaries is obligated to withhold from amounts owing to any employee, creditor or third party of the Company or any of its Subsidiaries have been fully paid or properly accrued.

(b) There are no pending audits, disputes, written claims or other information requests asserting any deficiency in Taxes or any proposed adjustment of any Tax Returns with respect to the Company or any of its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries has waived any statute of limitations beyond the date hereof in respect of any Taxes or agreed to any extension of time beyond the date hereof with respect to a Tax assessment or deficiency.

(d) Neither the Company nor any of its Subsidiaries has distributed stock of another Person, or has had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code §355 or Code §361.

(e) Neither the Company nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treas. Reg. § 1.6011-4.

(f) The Company is treated as a corporation for federal income tax purposes under Treasury Regulation 301.7701-3.

(g) There are no Liens for Taxes (other than Taxes not yet due and payable) upon any of the assets of the Company or any Subsidiary.

(h) Neither the Company nor any Subsidiary is a party to any agreement, contract, arrangement or Benefit Plan that has resulted or could result, separately or in the aggregate, in the payment of any “excess parachute payment” within the meaning of Section 280G of the Code (or any corresponding provision of state, local or foreign Tax law) and any U.S. Department of Treasury or Internal Revenue Service guidance issued thereunder in connection with the transactions contemplated hereby (either alone or in combination with the occurrence of any other event and excluding any such agreement, contract, arrangement or Benefit Plan entered into at the direction of the Purchaser or its Affiliates). Neither the Company nor any of its Subsidiaries has any actual or potential obligation to reimburse or otherwise ‘‘gross-up’’ any Person for any Taxes as a result of Sections 280G or 4999 of the Code.

(i) Neither the Company nor any Subsidiary (A) has been a member of an Affiliated Group filing a combined, consolidated, or unitary Tax Return (other than a group the members of which are the Company and its Subsidiaries or any combination thereof) or (B) has any liability for the Taxes of any Person (other than the Company or any Subsidiary) under Treasury Regulation §1.1502-6 or any analogous or similar state, local or foreign law or regulation, or as a transferee or successor.

(j) The Company is not and has not been a United States Real Property Holding Corporation within the meaning of Code §897(c)(2) during the applicable period specified in Code §897(c)(1)(A)(ii).

(k) Each agreement, contract, arrangement or Benefit Plan that is a “nonqualified deferred compensation plan” subject to Section 409A of the Code to which the Company or any of its Subsidiaries is a party (collectively, a “Plan”) complies with and has been maintained in accordance with the requirements of Section 409A of the Code and any U.S. Department of Treasury or Internal Revenue Service guidance issued thereunder and no amounts under any such Plan is or has been subject to any interest or additional tax set forth under Section 409A(a)(1)(B) of the Code. Neither the Company nor any of its Subsidiaries has any actual or potential obligation to reimburse or otherwise ‘‘gross-up’’ any Person for any Taxes as a result of Section 409A of the Code.

(l) Neither the Company nor any Subsidiary of the Company owns an interest, directly or indirectly, in any joint venture, partnership, limited liability company, association, or other entity that is treated as a partnership for U.S. federal, state or local income tax purposes.

(m) Since January 1, 2011, no Claim has ever been made by a taxing authority in a jurisdiction where the Company or any Subsidiary does not file Tax Returns that the Company or any such Subsidiary, respectively, is or may be subject to taxation by that jurisdiction.

(n) None of the Company or any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; (iii) installment sale or open transaction disposition made on or prior to the Closing Date; (iv) prepaid amount received on or prior to the Closing Date other than in the ordinary course of business, or (v) pursuant to Section 108(i) of the Code.

(o) None of the Company or any of its Subsidiaries is a party to or bound by any Tax allocation or Tax sharing agreement (other than (i) any customary agreements with customers, vendors, lenders, lessors or the like entered into in the ordinary course of business, (ii) property Taxes payable with respect to properties leased and (iii) other agreements for which Taxes is not the principal subject matter).

The representations and warranties contained in Section 3.05, Section 3.06(q), this Section 3.08 and Section 3.13 are the only representations and warranties being made by the Company with respect to Taxes related to the Company or any of its Subsidiaries or this Agreement or its subject matter, and no other representation or warranty contained in any other section of this Agreement shall apply to any such Tax matters and no other representation or warranty, express or implied, is being made with respect thereto.

3.09 Contracts and Commitments.

(a) Except as set forth on Schedule 3.09(a), neither the Company nor any of its Subsidiaries is party to or bound by any written: (i) (A) collective bargaining agreement or contract with any labor union, (B) Contract with any current employee providing for severance, change in control, retention, or stay-pay payments, or (C) Contract with any current or former employee, director or independent contractor providing for future severance, change in control, retention, stay-pay or similar payments; (ii) written bonus, pension, profit sharing, stock option, employee stock purchase, retirement or other form of deferred compensation plan, other than as described in Section 3.13(a) or the Disclosure Schedules relating thereto; (iii) (A) Contract for the employment of any officer, individual employee or other person on a full-time, part-time or other basis providing for fixed compensation in excess of $150,000 per annum (other than standard offer letters for at-will employment) or relating to loans to officers, directors or Affiliates pursuant to which it has any material obligation or (B) Contract with any independent contractor or consultant providing for fixed compensation in excess of $150,000 per annum; (iv) (A) agreement or indenture relating to the borrowing of money or to mortgaging, pledging or otherwise placing a Lien on any material portion of their assets, or (B) Contract under which it has advanced or loaned any other Person, that is not an Affiliate of the Company, amounts exceeding, in the aggregate, $100,000; (v) guaranty of any obligation for borrowed money or other material guaranty; (vi) lease or agreement under which it is lessee or lessor of, or holds or operates any material personal property owned by any other party, or permits any Third Party to hold or operate any material personal property owned or controlled by it, in each case for which the annual rental exceeds $150,000; (vii) agreements relating to any completed material business acquisition by the Company or any of its Subsidiaries within the last six (6) years; (viii) Contract pursuant to which (A) the Company or any of its Subsidiaries are licensed or otherwise permitted by a Third Party to use any material Intellectual Property owned by such Third Party (other than non-exclusive licenses to the Company or any of its Subsidiaries of commercially available, “off the shelf” Software where the aggregate fee, royalty or other consideration (including maintenance fees) for any such Software or group of related Software licenses is no more than $100,000, or (B) any Third Party is licensed or otherwise permitted to use any Intellectual Property owned or held exclusively by the Company or any of its Subsidiaries (other than non-exclusive licenses granted by the Company or any of its Subsidiaries in the ordinary course of business according to the Company’s standard form license agreement); (ix) Contract which limits or prohibits the Company or any of its Subsidiaries from competing or freely engaging in business anywhere in the world; (x) (A) joint venture, partnership or similar agreement related to the creation or development of Intellectual Property by or for the Company or any of its Subsidiaries, or (B) Contract providing for the assignment, ownership, creation or development of any Intellectual Property that are material to the operation of the Business; (xi) (A) Contract that limits the freedom or right of the Company or any of its Subsidiaries to use Intellectual Property or to distribute or provide Company Services, (B) any settlement contract, consent-to-use or settlement agreement relating to Intellectual Property, or (C) any Contract granting any exclusive rights to any Third Party with respect to the Company Services or Intellectual Property owned by the Company; (xii) Contract with a term of more than six (6) months which is not terminable by it upon less than sixty (60) days’ notice without penalty or additional liability and involves payments in excess of $200,000 annually; or (xiii) any other Contract which involves a consideration in excess of $750,000 annually.

(b) The Company has delivered or made available to the Purchaser true and correct copies of all written Contracts and plans and an accurate description of all oral arrangements or Contracts that are required to be set forth on Schedule 3.09(a), together with all material amendments, waivers or other changes thereto.

(c) Except as set forth on Schedule 3.09(c) and to the Company’s knowledge, (i) each of the Company and its Subsidiaries has performed in all material respects all material obligations required to be performed by it and is not in material default under, in material breach of, nor in receipt of any written Claim of material default or material breach under, any Material Contract; (ii) no event has occurred which, with the passage of time or the giving of notice or both, would result in a material default or material breach by the Company or any of its Subsidiaries under any Material Contract; and (iii) as of the date hereof, to the knowledge of the Company there is no material breach or threatened material breach by (or non-ordinary course notice of non-renewal or termination from (other than any automatic non-renewals or terminations in accordance with such Material Contract’s terms)) the other parties to any Material Contract. Except for those that have terminated or expired in accordance with their terms, all of the Contracts and plans set forth on Schedule 3.09(a) or required to be set forth on Schedule 3.09(a) (collectively, the “Material Contracts”) are valid and in full force and effect and constitute legal, valid and binding obligations of the Company or such Subsidiary, and are enforceable against the Company or such Subsidiary in accordance with their respective terms, and, to the Company’s Knowledge, constitute legal, valid and binding obligations of the other party or parties thereto, enforceable against such party or parties in accordance with their respective terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

3.10 Intellectual Property.

(a) All of the patents, registered trademarks, registered service marks, registered copyrights, and applications for any of the foregoing owned by the Company and its Subsidiaries are set forth on Schedule 3.10. Except as set forth on Schedule 3.10: (A) to the Company’s knowledge, the Company and its Subsidiaries, as the case may be, own and possess all right, title and interest in and to the Intellectual Property set forth on Schedule 3.10, which such Intellectual Property is valid, enforceable, unexpired and subsisting and free and clear of all Liens; (B) during the two (2) year period prior to the date of this Agreement, neither the Company nor any of its Subsidiaries has received any written or, to the Company’s knowledge, oral notices from any third party with respect to infringement, misappropriation or violation of any third party Intellectual Property by the Company or any of its Subsidiaries; (C) to the Company’s knowledge, neither the Company nor any of its Subsidiaries nor the Company Services is currently infringing, misappropriating or violating the Intellectual Property of any third party; and (D) to the Company’s knowledge, no third party is currently infringing any Intellectual Property owned by the Company or any of its Subsidiaries.

(b) To the knowledge of the Company, the Company owns or possesses all Intellectual Property necessary for or used in and material to the Business and the Company Services, provided this representation is not a representation about infringement, misappropriation, or violation of any Intellectual Property of a Third Party, and all such Intellectual Property shall continue to be owned or otherwise possessed by the Company or available for use on substantially identical terms and conditions by the Company upon the completion of the Closing. The Company has taken commercially reasonable measures to maintain, enforce, and protect its rights in its Intellectual Property. Any Intellectual Property used by the Company and its Subsidiaries in the conduct of the Business as presently conducted and proposed to be conducted that was created or developed by an employee, consultant or contractor has been duly assigned to the Company in writing.

(c) To the Company’s knowledge, neither the Company nor any of its Subsidiaries has used open source, shareware, freeware, “copyleft” or similar Software in any manner that would or could (i) require the disclosure or distribution in source code form of any Company Service or any portion thereof, (ii) require the licensing of any Company Service or any portion thereof for the purpose of making derivative works, (iii) impose any restriction on the consideration to be charged for the distribution or provision of any Company Service, (iv) create obligations for the Company with respect to Intellectual Property owned by the Company, or (v) impose any other material limitation, restriction, or condition on the right of the Company to use, provide or distribute any Company Service. The Company’s Intellectual Property, to the Company’s knowledge, does not contain any Malicious Code.

3.11 Litigation. Except as set forth on Schedule 3.11, there are no Claims, actions, suits or proceedings (and, during the three (3) year period preceding the date of this Agreement, there have not been any Claims) pending or, to the Company’s knowledge, threatened in writing against the Company or any of its Subsidiaries (including, in each case, any Claims with respect to the transactions contemplated hereby or in which it is sought to restrain or prohibit or to obtain Damages or other relief in connection with the transactions contemplated hereby), or pending or threatened by the Company or any of its Subsidiaries against any Person, at law or in equity, or before or by any Governmental Authority or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, and neither the Company nor any of its Subsidiaries is subject to or in default under any outstanding judgment, order or decree of any court or Governmental Authority.

3.12 Governmental Consents, etc. Except as set forth on the attached Schedule 3.12(a), no material Permit of, or declaration to or filing with, any Governmental Authority or regulatory authority is required in connection with any of the execution, delivery or performance of this Agreement by the Company or the consummation by the Company of any other transaction contemplated hereby. Schedule 3.12(b) contains a complete list of all Permits issued to the Company or any of its Subsidiaries that are currently used by the Company or any of its Subsidiaries in connection with the operation of the Business, except for such immaterial Permits that would be readily obtainable by any qualified applicant without any undue burden or material cost in the event of any lapse, termination, cancellation or forfeiture thereof, and such Permits represent all Permits reasonably required for the operation of the Business. The Company and its

Subsidiaries are in compliance in all material respects with all such Permits identified on Schedule 3.12(b), all of which are in full force and effect, and there are no pending or threatened limitations, terminations, expirations or revocations of such Permits other than such limitations, terminations, expirations or revocations that would not be material to the Business. No consent from any Governmental Authority is necessary for the continued validity of all such Permits identified on Schedule 3.12(b) in connection with the consummation of the transactions contemplated hereby. During the three (3) years prior to the date hereof, no written notices have been received by the Company or any of its Subsidiaries alleging the failure to hold any material Permits.

3.13 Employee Benefit Plans.

(a) Schedule 3.13(a) contains a true and complete list of all “pension plans” (as defined under Section 3(2) of ERISA) and “welfare plans” (as defined under Section 3(1) of ERISA) and other bonus or incentive compensation, deferred compensation, severance, retention, or termination pay, retirement, profit-sharing, change in control, transaction-based payment, performance award, equity or equity-related award, health and welfare benefit plans, programs, policies, practices, agreements and arrangements and other material employee benefit plans, programs, policies, practices, agreements and arrangements, regardless of whether such plan is subject to ERISA, which the Company or any of its Subsidiaries maintains, participates in, contributes to, or is required to contribute to, for the benefit of any former or current employees, directors, or other service providers of the Company or any of its Subsidiaries (the “Employees”), or with respect to which the Company or any Subsidiary has or may have any current liability or obligation (collectively, the “Benefit Plans”).

(b) Each of the Benefit Plans that is intended to be qualified under Section 401(a) of the Code is subject to a favorable determination letter from the Internal Revenue Service or is a prototype or other plan that is entitled to rely on an opinion or advisory letter issued by the Internal Revenue Service to the plan sponsor regarding qualification of the form of the prototype or other plan, and to the Company’s knowledge, nothing has occurred that would reasonably be expected to adversely affect such qualified status. Each Benefit Plan complies in form and in operation in all material respects with all applicable Laws, including but not limited to the requirements of the Code and ERISA. No “prohibited transaction,” within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Benefit Plan that would reasonably be expected to result in any material liability. There are no current actions, suits, or Claims pending, or, to the Company’s knowledge, threatened or reasonably anticipated (other than routine claims for benefits) against any Benefit Plan or against the assets of any Benefit Plan. There are no audits, inquiries, or proceedings pending or, to the Company’s knowledge, threatened by any Governmental Authority with respect to any Benefit Plan.

(c) With respect to each Benefit Plan, all required contributions have been made or properly accrued.

(d) The Company has made available to the Purchaser true and complete copies of, in each case to the extent applicable, (i) all documents embodying each Benefit Plan, including, without limitation, all plan documents and amendments thereto, related trust documents, and group insurance policies and Contracts, (ii) the most recent determination, opinion, notification, or advisory letter received from the Internal Revenue Service for each Benefit Plan, (iii) the most recent Form 5500 annual report for each Benefit Plan, (iv) the most recent summary plan description and all summary(ies) of material modifications thereto for each Benefit Plan, (v) the most recent plan years’ compliance and discrimination tests for each Benefit Plan, (vi) all material correspondence with a Governmental Authority with respect to each Benefit Plan dated within the past thirty-six (36) months and (vii) the Code Section 280G analysis performed in connection with the transactions contemplated by this Agreement.

(e) Neither the Company nor any of its ERISA Affiliates maintains, sponsors, contributes to or has any current or contingent liability with respect to, (i) any employee benefit plan that is subject to Title IV of ERISA or Section 412 of the Code or (ii) any “multiemployer plan” (as such term is defined under Section 3(37) of ERISA). Except as set forth on Schedule 3.13(e), no Benefit Plan provides, and neither the Company nor any of its Subsidiaries has any actual or potential obligation to provide, post-employment health, life or other welfare benefits, other than as required under Section 4980B of the Code or any similar applicable Law.

(f) Except as expressly provided otherwise under this Agreement or as set forth on Schedule 3.13(f), the execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or in combination with the occurrence of any other event) constitute an event under any Benefit Plan that will result in any payment (whether severance pay or otherwise), acceleration, forgiveness of Indebtedness, vesting, distribution, increase in benefits, or obligation to fund benefits with respect to any Employee.

3.14 Insurance. Schedule 3.14 contains a true and complete list as of the date of this Agreement of all material insurance policies to which the Company or any of its Subsidiaries is a party or which provide coverage to or for the benefit of or with respect to the Company, its Subsidiaries or any director or employee of the Company or its Subsidiaries in his or her capacity as such (the “Insurance Policies”), indicating in each case the type of coverage, name of the insured, the insurer, the premium, the expiration date of the policy and the amount of coverage. The Company has made available to the Purchaser true and complete copies of all such Insurance Policies. All Insurance Policies or fidelity bonds maintained by the Company and each of its Subsidiaries are in full force and effect and, to the knowledge of the Company, neither the Company nor any of its Subsidiaries is in material default with respect to its obligations under any such policies or fidelity bonds. The Company and the Company’s Subsidiaries are current in all premiums due under the Insurance Policies and have otherwise complied in all material respects with all of their material obligations under each Insurance Policy. The Company or one of the Company’s Subsidiaries, as applicable, has given timely notice to the insurer of all material Claims known to the Company that may be insured by any such Insurance Policy. To the Company’s knowledge, no Insurance Policy provides for any retrospective premium adjustment or other experience-based liability on the part of the Company or any of its Subsidiaries.

3.15 Compliance with Laws. The Company and each of its Subsidiaries is, and during the three (3) years prior to the date hereof has been, in compliance in all material respects with all applicable Laws and regulations of foreign, federal, state and local governments and all agencies thereof, except where the failure to comply would not be material to the Business or the operations of the Company. During the three (3) years prior to the date hereof, no written request for information or audits (other than in the ordinary course of business) and no written Claims have been received by, and to the Company’s knowledge, no Claims have been filed against, the Company or any of its Subsidiaries alleging material noncompliance with any Laws.

3.16 Environmental Compliance and Conditions. Except as set forth on Schedule 3.16:

(a) The Company and its Subsidiaries have obtained and possess all Permits required for the occupation of their respective facilities and the operation of their respective businesses under all applicable federal, state, foreign and local Laws, ordinances, regulations and other provisions having the force or effect of law, and all applicable judicial and administrative Orders and determinations, in each case concerning public health and safety or occupational health and safety (to the extent relating to exposure to hazardous substances or materials), pollution or protection of the environment, in each case that were enacted and in effect on or prior to the Closing Date, including all those relating to the presence, production, generation, handling, labeling, testing, emission, discharge, release or threatened release, control or cleanup of, or exposure to, any chemicals, petroleum, pollutants, contaminants or hazardous or toxic materials, substances or wastes, chemical substances or mixtures, pesticides, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise, radiation or radon (“Environmental and Safety Requirements”), except where the failure to possess such Permits would not be material to the Business.

(b) The Company and its Subsidiaries are in compliance, and have for the past three (3) years complied, with all terms and conditions of such Permits, licenses and authorizations and are also in compliance, and have for the past three (3) years complied, with all other Environmental and Safety Requirements or any written notice or demand letter issued, entered, promulgated or approved thereunder, except where the failure to comply would not be material to the Business.

(c) None of the Company or any of its Subsidiaries has received in the past three (3) years, or prior to such time if the subject of which is unresolved, any written notice of violations or liabilities arising under Environmental and Safety Requirements, including any investigatory, remedial or corrective obligation, relating to the Company and its Subsidiaries or their facilities, properties or assets and arising under Environmental and Safety Requirements, which would be material to the Business.

(d) To the Company’s knowledge and without limitation upon any other section or subsection hereof, none of the following exists at the Leased Real Property: (i) underground storage tanks, (ii) asbestos-containing material in any form or condition, (iii) materials or equipment containing polychlorinated biphenyls, or (iv) landfills, surface impoundments or disposal areas.

(e) The Company has made available to the Purchaser all environmental audits, reports and other material environmental documents relating to the current and former operations and facilities of the Company and its Subsidiaries that are in its possession.

3.17 Affiliated Transactions. Except as set forth on Schedule 3.17, no officer, director, shareholder or Affiliate of the Company or any of its Subsidiaries or, to the Company’s knowledge, any individual in any officer’s or director’s immediate family or any legal entity in which any such Person has the power to direct or control the actions of such legal entity, is a party to any Material Contract or has any material interest in any assets, rights or property owned, licensed, leased or used by the Company or any of its Subsidiaries (including any Intellectual Property necessary for or used in the Business). Schedule 3.17 contains a description of all material intercompany services provided to or on behalf of the Company or any of its Subsidiaries by Seller or its Affiliates (other than the Company and its Subsidiaries).

3.18 Employees.

(a) Except as set forth on Schedule 3.18(a), neither the Company nor any of its Subsidiaries has experienced any material grievances, claims of unfair labor practices, arbitrations, or other material collective bargaining dispute within the past three (3) years, nor, to the Company’s knowledge, are any threatened or currently anticipated. Within the past three (3) years, neither the Company nor any of its Subsidiaries has committed any unfair labor practice. Except as set forth on Schedule 3.18(a), no employees of the Company or any of its Subsidiaries are represented by any union, labor organization, or works council in connection with such employment, and to the Company’s knowledge, (i) no organizational effort is presently being made or threatened by or on behalf of any labor union, labor organization, or works council purporting to represent or attempting to represent any of the employees of the Company or any of its Subsidiaries; (ii) no union, labor organization, works council, or other group of employees of the Company or any of its Subsidiaries has made a pending demand for recognition; and (iii) there are no representation proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or other labor relations tribunal. Except as set forth on Schedule 3.18(a), no collective bargaining agreements or other types of agreements with any union, labor organization, or works council with respect to any of the employees of the Company or any of its Subsidiaries are in effect or are currently being negotiated by the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has experienced any strike, work stoppage, picketing, or slowdown during the last three (3) years, nor, to the Company’s knowledge, are any threatened.

(b) Except as set forth on Schedule 3.18(b), the Company and each of its Subsidiaries is in compliance in all material respects with all Laws relating to labor relations or employment matters, including but not limited to Laws relating to employment practices, terms and conditions of employment, tax withholding, equal employment opportunity, discrimination, harassment, and retaliation, immigration status, employee safety and health, wages and hours, disability rights or benefits, applicant and employment background checking, the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar state or local “mass layoff” or “plant closing” Law, collective bargaining, workers’ compensation, equal pay, family and medical leave and other leaves of absences, and worker classification (including proper classification of employees as exempt or non-exempt under the Fair Labor Standards Act or similar state or local wage and hour laws, and proper classification of workers as employees or independent contractors). Except as set forth on Schedule 3.18(b), there are no Claims pending or, to the Company’s knowledge, threatened against the Company or any of its Subsidiaries alleging a violation of any Law pertaining to labor relations or employment matters, including any charges or complaints filed with the Equal Employment Opportunity Commission or comparable Governmental Authority.

(c) There has been no “mass layoff” or “plant closing” (as defined by WARN or any similar state or local “mass layoff” or “plant closing” Law), or any early retirement or exit incentive program, in each case affecting any group of employees of the Company or any of its Subsidiaries, within the twenty-four (24) months prior to the date of this Agreement, nor has the Company or any of its Subsidiaries announced any such action or program for the future.

3.19 Customers. Schedule 3.19 hereto sets forth a true and complete list of the ten largest customers (measured by dollar volume of sales by the Company and its Subsidiaries to such customers) of the Company and its Subsidiaries for the twelve month period ending June 30, 2014 and the expected ten largest customers (measured by dollar volume of sales by the Company or any of its Subsidiaries to such customers) of the Company and its Subsidiaries for the twelve-month period ending June 30, 2015 (the “Significant Customers”). Since July 1, 2013, no Significant Customer has cancelled its relationship with the Company or any of its Subsidiaries, no Contract with a Significant Customer has been materially modified in a manner adverse to the interests of the Company relative to the terms in the previously existing Contract and no Significant Customer has provided Seller or the Company or any of its Subsidiaries written notice that it will discontinue doing business with the Company or its Subsidiaries or materially reduce the business that it currently conducts with the Company and its Subsidiaries.

3.20 Brokerage. Except for the fees and expenses of Barclays Capital Inc., there are no claims for brokerage commissions, finders’ fees or similar compensation due in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Company or any of its Subsidiaries.

3.21 Data Privacy and Security. The Company and each of its Subsidiaries is, and during the three (3) years immediately prior to the date hereof has been, in compliance in all material respects with (i) all applicable Information Privacy and Security Laws, (ii) all Contracts or terms of use to which it is a party or otherwise apply to the Company or a Subsidiary relating to data privacy, data use, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure, destruction, amendment and use of, and individual access to, Personal Information, and (iii) the Payment Card Industry Data Security Standard (PCI-DSS). Each of the Company and its Subsidiaries has adopted and published privacy notices and policies to any website, mobile application or other electronic platform and complied with those notices and policies. Each of the Company and its Subsidiaries has all necessary authority, consents and authorizations to receive, access, use and disclose the Personal Information in each of the Company’s or any Subsidiary’s possession or under its control in connection with the operation of the Business. Each of the Company and its Subsidiaries has implemented and maintains reasonable administrative, technical and physical safeguards to ensure that Personal Information is protected against loss, damage and unauthorized access, use, modification, or other misuse. During the three (3) years immediately prior to the date hereof, there has been no loss, damage or unauthorized access, use, disclosure, modification, or other misuse of any Personal Information maintained by or on behalf of the Company or any of its Subsidiaries, including any loss, damage or unauthorized access, use or disclosure for which the Company or any of its Subsidiaries is required under applicable Laws to notify a Person. No Person (including any Governmental Authority) has provided any notice, made any Claim or, to the Company’s knowledge, commenced any investigation, litigation or proceeding with respect to loss, damage or unauthorized access, use, disclosure, modification, or other misuse of any Personal Information maintained by or on behalf of the Company or any of its Subsidiaries and, to the Company’s knowledge, there is no reasonable basis for any such notice, Claim or investigation, litigation or proceeding. The (A) collection, storage, processing, transfer, sharing and destruction of Personal Information in connection with the transactions contemplated by this Agreement and (B) execution, delivery and performance of this Agreement and the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby and thereby complies with the Company’s applicable privacy notices and policies and with all applicable Information Privacy and Security Laws. The Company or one of its Subsidiaries, as applicable, has at all times made all disclosures to, and obtained any necessary consents and authorizations from, users, customers, employees, contractors and other applicable Persons required by applicable Information Privacy and Security Laws and has filed any required registrations with the applicable data protection authority, including any consents or authorizations necessary to operate the Business.

3.22 Regulatory.

(a) The Company and each of its Subsidiaries have obtained and possess all Permits required by any Governmental Authority with respect to the recruitment and solicitation of prospective students for enrollment in institutions of postsecondary education, the advertisement and marketing of institutions of postsecondary education, and the advertisement and marketing of educational programs to prospective students. Neither the Company nor its Subsidiaries have received notice from any Governmental Authority that it is operating without a required Permit.

(b) Within the last three (3) years, neither the Company nor any of its Subsidiaries have received, and, to the knowledge of the Company, no School has received, any notice from any Educational Agency that the Company, any of its Subsidiaries or any School has failed to comply in any material respect with any Law based in whole or in part, upon (i) the term of any Contract with any School, (ii) any activity engaged in by any School pursuant to a Contract with the School, or (iii) any act or omission, actual or alleged, of the Company or any of its Subsidiaries in the performance of any activities under any Contract with any School.

(c) Neither the Company nor any of its Subsidiaries are subject to any proceeding or investigation by any Educational Agency pertaining to compliance with any Law. No School, within the last three (3) years immediately preceding the date hereof, has notified the Company or any of its Subsidiaries that it is or was at any time subject to any proceeding or investigation by any Educational Agency pertaining to its compliance with any Law, in whole or in part, upon (i) the term of any Contract with any School, (ii) any activity engaged in by any School pursuant to a Contract with the School, or (iii) any act or omission, actual or alleged, of the Company or any of its Subsidiaries in the performance of any activities under any Contract with any School.

(d) The Company, each of its Subsidiaries and each Contract between the Company or any of its Subsidiaries and any School is, and during the three (3) years immediately preceding the date hereof has been, in compliance with the prohibition against the payment of incentive compensation based directly or indirectly upon success in securing enrollment or student financial aid codified at 20 U.S.C. § 1094(a)(20) and at 34 C.F.R. 668.14(b)(22) and with all guidance issued by the U.S. Department of Education concerning that prohibition.

(e) During the three (3) years immediately preceding the date hereof, neither the Company nor any of its Subsidiaries has paid any commission, bonus, or other form of incentive compensation to any employee or Person engaged in any recruitment or admission activity based directly or indirectly, in whole or in part, upon success in securing enrollments or financial aid.

(f) During the three (3) years immediately preceding the date hereof, none of the Company or any of its Subsidiaries has made any substantial misrepresentations as defined at 34 C.F.R. Subpart F of Part 668 in connection with the execution of the services of any Contract between the Company or any of its Subsidiaries and a School.

(g) Neither the Company nor any of its Subsidiaries, nor any agent or individual acting on behalf of and at the direction of the Company or any of its Subsidiaries, is engaged, or has at any time during the three (3) years immediately preceding the date hereof engaged, in any activity that would qualify the Company or any of its Subsidiaries as a Third Party servicer as that term is defined in 34 C.F.R. 668.2 (“Third Party Servicer Definition”).

(h) Neither the Company nor any of its Subsidiaries has paid any monetary incentive to any prospective student during the three (3) years immediately preceding the date hereof.

3.23 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES REGARDING THE COMPANY CONTAINED IN THIS ARTICLE III (INCLUDING THE DISCLOSURE SCHEDULES), THE COMPANY DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND THE COMPANY HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE IIIA

REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller hereby represents and warrants to the Purchaser that:

3A.01 Organization and Corporate Power. The Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware. The Seller has all requisite limited liability company power and authority to own and operate its properties and assets and to carry on its businesses as now conducted, except where the failure to have such power and authority has not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Seller to perform this Agreement or consummate the transactions contemplated hereby.

3A.02 Authorization; No Breach; Valid and Binding Agreement. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which the Seller is a party and the consummation of the transactions contemplated hereby or thereby have been duly and validly authorized by all requisite limited liability company action, and no other act or proceeding (corporate or otherwise) on the part of the Seller is necessary to authorize the execution, delivery or performance of this Agreement, the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby. The Seller has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform its obligations hereunder. The Seller’s execution, delivery and performance of this Agreement and each of the other agreements and instruments contemplated hereby to which the Seller is a party, and the consummation of the transactions contemplated hereby or thereby, will not breach or violate in any material respect (a) the Purchaser’s certificate of formation or limited liability company agreement, (b) any applicable Law, or rule or regulation, or order, writ, injunction or decree, of any Governmental Authority, or (c) any agreement or instrument, or any license, franchise or permit, except in the cases of clauses (b) and (c), where such breach or violation would not materially and adversely affect the Seller’s ability to execute, deliver and perform this Agreement or consummate the transactions contemplated hereby. This Agreement and each of the other agreements and instruments contemplated hereby to which the Seller is a party and that is required by the terms of this Agreement to be executed on or before the date hereof, has been duly executed and delivered by the Seller and, assuming that this Agreement and each of these other agreements and instruments has been duly executed, authorized and delivered by the Purchaser and the Company, this Agreement and each of these other agreements and instruments constitutes a valid and binding obligation of the Seller, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity affecting the availability of specific performance and other equitable remedies.

3A.03 Capital Stock. The Seller is the record owner of the Shares and owns such Shares free and clear of all Liens other than restrictions on transfer imposed by state and federal securities laws, and no Person other than Seller owns any Shares (or any other shares of Common Stock or any shares of capital stock or other equity interests or voting securities of the Company). Seller has good title to, and has full power and authority to convey, all of the Shares. Upon transfer to the Purchaser of the certificates representing such Shares and payment for the Shares at the Closing in accordance with the terms hereof, the Purchaser will receive good title to such Shares, free and clear of all Liens (other than Permitted Liens).

3A.04 Litigation. There are no Claims, actions, suits or proceedings pending or, to the Seller’s knowledge, threatened in writing against the Seller at law or in equity, or before or by any Governmental Authority or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would materially and adversely affect the Seller’s ability to perform this Agreement or consummate the transactions contemplated hereby. The Seller is not subject to any outstanding judgment, order or decree of any court or Governmental Authority that would materially and adversely affect the Seller’s ability to perform this Agreement or consummate the transactions contemplated hereby.

3A.05 Governmental Consents, etc. Except as set forth on Schedule 3A.05, no consent, approval or authorization of any Governmental Authority or regulatory authority is required to be obtained by the Seller in connection with its execution, delivery and performance of this Agreement or its consummation of the transactions contemplated hereby.

3A.06 Brokerage. Except for the fees and expenses of Barclays Capital Inc., there are no claims for brokerage commissions, finders’ fees or similar compensation due in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of Seller.

3A.07 Investment Representations.

(a) The Seller is acquiring the Purchaser Shares solely for the Seller’s account, for investment purposes only and not with a view to, or for sale or other disposition in connection with, any distribution of the Purchaser Shares within the meaning of the Securities Act of 1933, as amended, or any applicable state or foreign securities laws. The Seller acknowledges that the Purchaser Shares have not been registered under the Securities Act of 1933, as amended, or any state or foreign securities laws and that the Purchaser Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such sale, transfer, offer, pledge, hypothecation or other disposition is effected (i) pursuant to the terms of an effective registration statement under the Securities Act of 1933, as amended (and the Purchaser Shares are registered under any applicable state or foreign securities laws), or (ii) pursuant to an exemption from registration under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws.

(b) The Seller is not a party to any agreement or other arrangement for the disposition of any Purchaser Shares other than this Agreement or the Registration Rights Agreement.

(c) The Seller (i) is an Accredited Investor, (ii) maintains its principal place of business, its principal executive offices and the offices in which it made its decision to invest in the Purchaser Shares in the State of Illinois, (iii) is able to bear the economic risk of an investment in the Purchaser Shares and can afford to sustain a total loss of that investment, (iv) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the Purchaser Shares, (v) has had an adequate opportunity to ask questions of and receive answers from the officers of Purchaser concerning Purchaser and the Purchaser Shares, and (vi) as of the date hereof, has received and reviewed copies of Purchaser’s most recent annual report on Form 10-K, most recent proxy statement and all other reports filed by Purchaser under Section 13(a) of the Securities Exchange Act of 1934, as amended, since the date of filing of Purchaser’s most recent annual report on Form 10-K prior to the date hereof.

3A.08. No Reliance. The Seller represents, warrants and agrees that the Seller has not relied upon any information, or the omission of any information, provided or made available by the Purchaser, any of Purchaser’s Subsidiaries, or any of their respective agents or advisors, other than the representations and warranties set forth in Article IV (including without limitation, any estimates, projections, forecasts or other materials made available to the Seller or its Affiliates in certain “data rooms,” management presentations or the like). The Seller acknowledges that it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts, including, without limitation, the reasonableness of the assumptions underlying such estimates, projections and forecasts.

3A.09. No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS ARTICLE IIIA (INCLUDING THE DISCLOSURE SCHEDULES), THE SELLER DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND THE SELLER HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Seller and the Company that:

4.01 Organization and Corporate Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, with full power and authority to enter into this Agreement and perform its obligations hereunder.

4.02 Authorization. The execution, delivery and performance of this Agreement and all of the other agreements and instruments contemplated hereby to which the Purchaser is a party, and the consummation of the transactions contemplated hereby or thereby, have been duly and validly authorized by all requisite corporate action, and no other act or proceeding (corporate or otherwise) on the Purchaser’s part are necessary to authorize the execution, delivery or performance of this Agreement, the other agreements contemplated hereby or the consummation of the transactions contemplated hereby or thereby. The Purchaser has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement and each of the other agreements and instruments contemplated hereby to which the Purchaser is a party has been duly executed and delivered by the Purchaser and assuming that this Agreement and each of the other agreements and instruments contemplated hereby to which the Purchaser is a party has been duly executed and delivered by the Seller and the Company, this Agreement and each of the other agreements and instruments contemplated hereby to which the Purchaser is a party constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy laws, other similar laws affecting creditors’ rights and general principles of equity effecting the availability of specific performance and other equitable remedies.

4.03 No Violation. The Purchaser’s execution, delivery and performance of this Agreement and each of the other agreements and instruments contemplated hereby to which the Purchaser is a party, and the consummation of the transactions contemplated hereby or thereby, will not breach or violate in any material respect (a) the Purchaser’s certificate or articles of incorporation or its bylaws (or similar organizational documents), (b) any applicable Law, or rule or regulation, or order, writ, injunction or decree, of any Governmental Authority, or (c) any agreement or instrument, or any license, franchise or permit, except in the cases of clauses (b) and (c), where such breach or violation would not adversely affect the Purchaser’s ability to execute, deliver and perform this Agreement or consummate the transactions contemplated hereby.

4.04 Governmental Authorities; Consents. Except as set forth on Schedule 4.04, no consent, approval or authorization of any Governmental Authority or regulatory authority is required to be obtained by the Purchaser in connection with its execution, delivery and performance of this Agreement or its consummation of the transactions contemplated hereby.

4.05 Litigation. There are no Claims, actions, suits or proceedings pending or, to the Purchaser’s knowledge, threatened in writing against the Purchaser at law or in equity, or before or by any Governmental Authority or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, which would materially and adversely affect the Purchaser’s ability to perform this Agreement or consummate the transactions contemplated hereby. The Purchaser is not subject to any outstanding judgment, order or decree of any court or governmental body that would materially and adversely affect the Purchaser’s ability to perform this Agreement or consummate the transactions contemplated hereby.

4.06 Brokerage. Except as set forth on Schedule 4.06, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Purchaser.

4.07 Investment Representation. The Purchaser is acquiring the Shares for its own account with the present intention of holding such securities for investment purposes and not with a view to, or for sale in connection with, any distribution of such securities in violation of any federal or state securities laws. The Purchaser is an “accredited investor” as defined in Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended. The Purchaser acknowledges that it is informed as to the risks of the transactions contemplated hereby and of ownership of the Shares. The Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended, or any state or foreign securities laws and that the Shares may not be sold, transferred, offered for sale, pledged, hypothecated or otherwise disposed of unless such transfer, sale, assignment, pledge, hypothecation or other disposition is pursuant to the terms of an effective registration statement under the Securities Act of 1933, as amended, and the Shares are registered under any applicable state or foreign securities laws or sold pursuant to an exemption from registration under the Securities Act of 1933, as amended, and any applicable state or foreign securities laws.

4.08 Financing.

(a) The amount of funds contemplated to be provided pursuant to the Debt Financing (as defined below) will be sufficient, if funded, together with Purchaser’s other cash on hand, for Purchaser to consummate the Closing and the transactions contemplated by this Agreement and satisfy all of its payment obligations under this Agreement, including the payment of the Estimated Cash Purchase Price and repayment of all of the Indebtedness set forth on Indebtedness Payoff Schedule, on the terms contemplated by this Agreement.

(b) Purchaser has delivered to Company a complete and accurate copy, as of the date hereof, of one or more executed commitment letters, dated as of the date hereof (the “Debt Commitment Financing Letters”), from the lenders party thereto who have agreed to provide, subject to the terms and conditions therein, debt financing (the “Debt Financing”) in an aggregate amount set forth therein, which amounts, together with Purchaser’s cash on hand, are sufficient to pay the Final Cash Purchase Price and repay all of the Indebtedness set forth on Indebtedness Payoff Schedule, and copies of any fee letters (in redacted form) related to the Debt Financing (collectively, the “Fee Letters”).

(c) As of the date hereof, the Debt Commitment Financing Letters have not been amended or modified, supplemented, restated or replaced, and the commitments set forth in the Debt Commitment Financing Letters have not been withdrawn or rescinded in any respect. As of the date hereof, the Debt Commitment Financing Letters, in the form so delivered to Seller on the date hereof, are in full force and effect and each constitutes a legal, valid and binding obligation of the Purchaser and, to the knowledge of Purchaser, the other parties thereto for so long as it remains in full force and effect. There are no conditions precedent or other contingencies related to the funding of the full amount of the Debt Financing, other than as expressly set forth in the Debt Commitment Financing Letters. Subject to the conditions set forth in the Debt Commitment Financing Letters, the aggregate proceeds of the Debt Financings contemplated by the Debt Commitment Financing Letters, together with Purchaser’s cash on hand, will be sufficient to enable the Purchaser to pay the Final Cash Purchase Price and repay all of the Indebtedness set forth on Indebtedness Payoff Schedule and to otherwise fulfill all of Purchaser’s obligations under this Agreement and the other agreements contemplated hereby. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach or a failure to satisfy a condition precedent on the part of the Purchaser or, to the knowledge of Purchaser, any other parties thereto under any term or condition of the Debt Commitment Financing Letters. As of the date hereof there are no side letters or other Contracts or arrangements related to the funding or investing, as applicable, of the full amount of the Debt Financing other than as expressly set forth in the Debt Commitment Financing Letters and delivered to Seller prior to the date hereof.

(d) Assuming satisfaction of the conditions set forth in Section 2.01 and Section 2.02, Purchaser does not have any reason to believe as of the date of this Agreement that it will be unable to satisfy on a timely basis all conditions to be satisfied by it in any of the Debt Commitment Financing Letters or the Fee Letters at the time it is required to consummate the transactions contemplated by this Agreement, nor does Purchaser have knowledge, as of the date of this Agreement, that any of the lenders party to the Debt Commitment Financing Letters will not perform their respective funding obligations under the Debt Financing Commitment Letters in accordance with their respective terms and conditions.

(e) Purchaser has paid in full any and all commitment fees or other fees required to be paid pursuant to the terms of the Debt Commitment Financing Letters and/or Fee Letters on or before the date of this Agreement and will pay in full any such amounts due on or before the Closing Date.

4.09 Solvency. Purchaser is not entering into this Agreement or the transactions contemplated hereby with the intent to hinder, delay or defraud either present or future creditors of Purchaser, Seller or any of their respective Subsidiaries. Assuming that the Seller is solvent on the date hereof and on the Closing Date and that the representations and warranties of the Seller and the Company contained in this Agreement are true and correct in all material respects, and after giving effect to the transactions contemplated by this Agreement, at and immediately after the Closing Date, Purchaser and each of its Subsidiaries will be solvent. As used in this Section 4.09, the term “solvent” means, with respect to a Person as of a particular date, that on such date (a) the sum of the fair saleable value of assets of such Person is greater than the sum of its debts (including a reasonable estimate of the amount of all contingent liabilities), (b) such Person shall be able to pay its debts as they mature or become due; and (c) such Person and each of its Subsidiaries shall have adequate capital and liquidity to carry on their respective businesses. As used herein, “assets,” “debts” and “liabilities” shall include and assume the full funding of the amounts contemplated by the Debt Commitment Financing Letters.

4.10 Investigation. The Purchaser acknowledges that it is relying on its own independent investigation and analysis in entering into the transactions contemplated hereby. The Purchaser is knowledgeable about the industries in which the Company and its Subsidiaries operate and is capable of evaluating the merits and risks of the transactions contemplated by this Agreement and is able to bear the substantial economic risk of such investment for an indefinite period of time. The Purchaser has been afforded access to books and records, facilities and personnel of the Company and its Subsidiaries for purposes of conducting a due diligence investigation and has conducted a due diligence investigation of the Company and its Subsidiaries to its satisfaction.

4.11 Capital Stock.

(a) The authorized shares of capital stock of the Purchaser consist of (i) 135,000,000 shares of Purchaser Common Stock and (ii) 5,000,000 shares of Purchaser Preferred Stock. As of December 8, 2014, 36,053,324 shares of Purchaser Common Stock are issued and outstanding and no shares of Purchaser Preferred Stock are issued and outstanding. As of the date hereof, all of the issued and outstanding shares of Purchaser Common Stock are duly authorized, validly issued, fully paid and non-assessable.

(b) Except as set forth in this Section 4.11, as contemplated by this Agreement and all of the other agreements and instruments contemplated hereby and the consummation of the transactions contemplated hereby or thereby (including in connection with the Debt Financing) or as disclosed in the Purchaser SEC Documents, as of the date hereof, there are no (i) other classes of equity securities of the Purchaser, or other securities exchangeable into, convertible into or exercisable for such equity securities, that are issued, reserved for issuance or outstanding, (ii) warrants, calls, options or other rights to acquire from the Purchaser, or other obligation of the Purchaser to issue, any shares of capital stock, voting securities or securities convertible into or exchangeable for capital stock or other voting securities of or other ownership interests in the Purchaser, (iii) restricted shares, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights issued or granted by the Purchaser that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any shares of capital stock or other voting securities of or other ownership interests in the Purchaser or (iv) outstanding obligations of the Purchaser or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Purchaser Common Stock.

4.12 Purchaser Shares. Upon issuance, the Purchaser Shares will be duly authorized, validly issued, fully paid and non-assessable and will not be subject to any option, call, preemptive, subscription or similar rights or Liens other than restrictions on transfer imposed by state and federal securities laws. The Purchaser is eligible to register the resale of the Purchaser Shares on Form S-3. Subject to the accuracy of the representations set forth in Section 3.23, the Purchaser Shares will be issued to Seller in compliance with applicable exemptions from (A) the registration and prospectus delivery requirements of the Securities Act of 1933, as amended, and (B) the registration and qualification requirements of all applicable securities laws of the states of the United States.

4.13 No Purchaser Material Adverse Effect. Since March 31, 2014, there has occurred no event, change, circumstance, occurrence, fact, condition, effect or development that has had, or would reasonably be expected to have, a Purchaser Material Adverse Effect.

4.14 Application of Takeover Protections; Rights Agreement. The Purchaser and its board of directors have taken all necessary action, if any, in order to render inapplicable any control stock acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the certificate of incorporation of the Purchaser which is or could become applicable to the Seller as a result of the transactions contemplated by this Agreement, including, without limitation, the Purchaser’s issuance of the Purchaser Shares and Seller’s ownership of the Purchaser Shares. Purchaser and its board of directors have taken all necessary action, if any, in order to render inapplicable any stockholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Purchaser Shares or a change in control of Purchaser.

4.15 SEC Documents.

(a) Since April 1, 2010, the Purchaser has filed with, or furnished to, as applicable, the SEC all registration statements, prospectuses, reports, forms, statements, schedules, certifications and other documents required to be filed with or furnished to, as applicable, the SEC by the Purchaser (together with all exhibits and schedules thereto and all information incorporated therein by reference, collectively, the “Purchaser SEC Documents”). As of their respective dates, or if amended, as of the date of the last such amendment, the Purchaser SEC Documents (i) complied in all material respects with the requirements of the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the Sarbanes-Oxley Act of 2002, as amended (to the extent then applicable), and (ii) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect.

(b) Each of the consolidated financial statements of the Purchaser (including, in each case, any related notes thereto) contained in the Purchaser SEC Documents (i) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved and (ii) fairly presented in all material respects, as applicable, the consolidated financial position of the Purchaser and its Subsidiaries as of the respective dates thereof and the consolidated results of the Purchaser’s and its Subsidiaries’ operations and cash flows for the periods indicated (except, in the case of each of sub-clauses (i) and (ii), that the Purchaser’s unaudited interim financial statements were subject to normal year-end and quarter-end adjustments, which were not material).

4.16 Registration Rights. Except as set forth in the SEC Documents, Purchaser is not currently subject to any agreement providing any person or entity any rights (including piggyback registration rights) to have any securities of Purchaser registered with the Securities and Exchange Commission or registered or qualified with any other Governmental Authority.

4.17 Sufficient Authorized but Unissued Shares. At the Closing, the Purchaser will have sufficient authorized but unissued shares or treasury shares of Purchaser Common Stock for the Purchaser to meet its obligation to deliver the Purchaser Shares under this Agreement. Upon consummation of the transactions contemplated hereby, the Seller shall acquire good and valid title to the Purchaser Shares.

4.18 No Shareholder Approval. The issuance and delivery by the Purchaser of the Purchaser Shares to the Seller does not require any vote or other approval or authorization of any holder of any capital stock of the Purchaser.

4.19 No Reliance. The Purchaser represents, warrants and agrees that the Purchaser has not relied up any information, or the omission of any information, provided or made available by the Seller, the Company, any Subsidiary, or any of their respective agents or advisors, other than the representations and warranties set forth in Article III (including without limitation, any estimates, projections, forecasts or other materials made available to the Purchaser or its Affiliates in certain “data rooms,” management presentations or the like). The Purchaser acknowledges that it is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections and other forecasts, including, without limitation, the reasonableness of the assumptions underlying such estimates, projections and forecasts.

4.20 No Other Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES OF THE PURCHASER CONTAINED IN THIS ARTICLE IV (INCLUDING ANY DOCUMENTS REFERENCED THEREIN), THE PURCHASER DOES NOT MAKE ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY, AND THE PURCHASER HEREBY DISCLAIM ANY SUCH REPRESENTATION OR WARRANTY WITH RESPECT TO THE EXECUTION AND DELIVERY OF THIS AGREEMENT AND THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

ARTICLE V

COVENANTS OF THE COMPANY AND THE SELLER

5.01 Conduct of the Business. From the date hereof until the earlier of the Closing Date and the termination of this Agreement, except (i) as contemplated or permitted hereunder, (ii) as required by Law, (iii) if the Purchaser shall have consented in advance in writing (which consent Purchaser may not unreasonably withhold, condition or delay) or (iv) as set forth on Schedule 5.01, the Company shall (and shall cause each of its Subsidiaries to) use its commercially reasonable efforts to conduct the Business in the ordinary course of business consistent with past practice and preserve substantially intact its business organization, assets and properties and the Company shall not, and shall not permit any of its Subsidiaries to: (A) issue, sell or deliver any shares of its or any of its Subsidiaries’ capital stock or issue or sell any securities convertible, exercisable or exchangeable into, or options with respect to, or warrants to purchase or rights to subscribe for, any shares of its or any of its Subsidiaries’ capital stock, or stock appreciation, phantom stock, profit participation or similar rights with respect to the Company, or any notes, bond or debt securities; (B) effect any recapitalization, reclassification, stock dividend, stock split or like change of its or any of its Subsidiaries’ capitalization; (C) amend its or any of its Subsidiaries’ certificate or articles of incorporation or bylaws (or equivalent organizational documents); (D) make any redemption or purchase of any shares of its or any of its Subsidiaries’ capital stock; (E) sell, assign, transfer, mortgage, pledge, lease, license, or subject to any Lien, charge or otherwise encumber all or any portion of its or any of its Subsidiaries’ tangible assets (other than Permitted Liens); (F) make any capital investment in, or any capital contribution or loan or advance to, or guaranty for the benefit of, any other Person; (G) make any capital expenditures or commitments therefor in excess of $150,000, except for such capital expenditures or commitments therefor that are reflected in the Company’s budget for the fiscal year ending June 30, 2015; (H) make any loan to, or enter into any other transaction with, any of directors, officers, and employees of the Company or any of its Subsidiaries outside the ordinary course of business consistent with past practice; (I) incur any Indebtedness (other than to the extent the amount incurred is set forth on the Indebtedness Payoff Schedule), except in the ordinary course of business consistent with past practice; or (J) take or omit to take any action, except as required by applicable Law, that would have required disclosure under Sections 3.06(d), (g), (j), (k), (l), (m) (o) or (p). Without limiting the scope of covenants of Seller and the Company set forth in this Section 5.01, the parties acknowledge and agree that (x) nothing contained in this Section 5.01 is intended to give Purchaser, directly or indirectly, the right to direct the control or operations of the Company or any of its Subsidiaries prior to the Closing, (y) prior to the Closing, subject to this Section 5.01, the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of it and its Subsidiaries, and (z) notwithstanding anything to the contrary set forth in this Agreement, no consent of Purchaser shall be required with respect to any matter set forth in this Section 5.01 to the extent the requirement to obtain such consent would, upon written advice of Seller’s counsel, violate any applicable Law.

5.02 Access to Books and Records. To the extent permitted by applicable Law, from the date hereof until the Closing Date, Seller, the Company and its Subsidiaries shall (and Seller shall cause the Company to) provide the Purchaser and its authorized Representatives (the “Purchaser’s Representatives”) with full access during normal business hours and upon reasonable notice to the offices, properties, books and records of the Company and its Subsidiaries to the extent relating to the transition of the Company’s business to Purchaser; provided that (a) such access shall not materially and unreasonably interfere with the conduct of the business of the Company and its Subsidiaries, taken as a whole and (b) nothing herein shall require the Company and its Subsidiaries to provide access to, or to disclose any information to, the Purchaser if such access or disclosure would be reasonably likely to (i) waive any legal privilege or (ii) be in violation of applicable Law or the provisions of any agreement entered into prior to the date of this Agreement and to which the Company or any Subsidiary is a party. The Purchaser acknowledges that it remains bound by the Confidentiality Agreement, dated September 12, 2014 (the “Confidentiality Agreement”) and that all information it obtains as a result of access under this Section 5.02 shall be subject to the Confidentiality Agreement. Notwithstanding the foregoing, any assistance or access related to or in connection with the Debt Financing (including delivery of financial information and statements, accounting and Tax-related records and working papers and data in the possession of the Company and its Subsidiaries) shall be governed exclusively by Section 8.07.

5.03 Confidentiality.

(a) From the Closing Date and for a period of three (3) years thereafter, Seller shall, and shall cause its Affiliates and their representative to, treat as confidential and safeguard any and all information, knowledge or data relating to the Business that is known to Seller or such Affiliate(s) of Seller (the “Confidential Information”) except as otherwise agreed by Purchaser.

(b) Purchaser, Seller and the Company acknowledge and agree that “Confidential Information” shall not include information, knowledge and data that (i) is publicly available or becomes publicly available except as a result of a breach by the Seller of this Agreement, (ii) becomes available to Seller on a non-confidential basis from a source other than the party owing a duty of confidentiality so long as such source is not known by Seller to be bound by a confidentiality agreement with or other obligations of secrecy to the Company, (iii) is independently developed by Seller without reliance on confidential information, or (iv) is required by applicable Law to be disclosed, provided that Seller shall promptly inform the Purchaser of any such requirement, disclose no more information than is so required and cooperate with all attempts by the Purchaser to obtain a protective order or similar treatment (at the Purchaser’s sole cost and expense).

(c) In the event of a breach of the obligations under this Section 5.03 by Seller, Purchaser shall, in addition to all other available remedies, be entitled to injunctive relief to enforce the provisions of this Section 5.03 in any court of competent jurisdiction.

5.04 Conditions. Subject to the terms of the covenants in Section 8.05, the Seller and the Company shall (and Seller shall cause the Company to) use commercially reasonable efforts to cause the conditions set forth in Section 2.01 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Article II (other than those to be satisfied at the Closing).

5.05 Exclusive Dealing. During the period from the date of this Agreement through the Closing or the earlier termination of this Agreement pursuant to Section 7.01, neither the Company nor the Seller shall (and Seller and the Company shall cause their respective Representatives not to), directly or indirectly, take any action to encourage, initiate or engage in discussions or negotiations with, or provide any information to, any Person (other than the Purchaser and the Purchaser’s Representatives) concerning any purchase of the Shares or any merger, sale of substantially all of the assets of the Company and its Subsidiaries or similar transactions involving the Company and its Subsidiaries (other than assets sold in the ordinary course of business). Seller and the Company shall notify Purchaser in writing immediately if any Person makes any proposal, offer, inquiry or contact with respect to any of the foregoing, such notice to include the material terms of any such proposal or other inquiry. The Seller agrees that, during the period from the date hereof to the earlier of the Closing and the date that this Agreement is terminated in accordance with Article VII, it will not, directly or indirectly, sell, transfer, dispose or otherwise convey ownership of, or legal right or entitlement to, any of the Shares. Any sale, transfer, disposition or other conveyance in violation of this Section 5.05 shall be null and void. The Company agrees that it will not record in the stock register or other books and records of the Company any transfer in violation of this Section 5.05.

5.06 Notification. From the date hereof until the Closing Date, the Company shall promptly notify the Purchaser if Seller or the Company obtains knowledge of (a) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which (i) results in any of the representations or warranties contained in Article III or Article IIIA being untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality, including the words “material” or “Company Material Adverse Effect”, then untrue or inaccurate in any respect) or (ii) would be reasonably likely to cause any of the conditions set forth in Section 2.01 to be incapable of satisfaction, and (b) any breach of, or failure to comply in any material respect with, any covenant of Seller or the Company hereunder. Notwithstanding anything in this Section 5.06 or elsewhere in this Agreement to the contrary, in no event will the Company’s requirements set forth in this Section 5.06 be used by Purchaser as a basis for a claim of breach by the Company or a failure to comply with a closing condition of Purchaser unless the Company acts in bad faith and willfully fails to comply in a material respect with its obligations pursuant to this Section 5.06, which failure has not been cured within ten (10) Business Days from receipt of a written notice from Purchaser specifying in reasonable detail such failure.

5.07 280G Approval. The Company shall promptly seek approval, to the extent required by and in a manner that complies with Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder, of the right of any “disqualified individual” (as defined in Section 280G(c) of the Code) to receive or retain any payments that could, in the absence of such approval, constitute “excess parachute payments” (as defined in Section 280G(b)(1) of the Code); provided that, at least ten (10) Business Days prior to the Closing, Purchaser shall provide a detailed list and copy of any agreement, contract, arrangement or

Benefit Plan that Purchaser or its Affiliates are providing or entering into prior to the Closing with any disqualified individual in connection with the transactions contemplated hereby that could be treated as a “parachute payment” (either alone or together with any other payments to a disqualified individual). Prior to seeking such approval, the Company shall seek waivers from the intended recipients of such payments in which case, unless approved to the extent required by and in the manner that complies with Section 280G(b)(5)(B) of the Code and the Treasury Regulations promulgated thereunder, neither the Company nor any of its Affiliates shall be required to make such waived payments. Within a reasonable period of time prior to seeking any waiver or approval, the Company shall deliver to Purchaser drafts of all waivers, consents, disclosures, and other documents prepared in connection with the actions described in this Section 5.07, and the Company shall consider in good faith any reasonable comments from Purchaser to such documents. Notwithstanding the above, in no event shall this Section 5.07 be construed to require the Company or its Affiliates to compel any Person to waive any existing rights under any contract or agreement that such Person has with the Company or any Subsidiary thereof or the Purchaser or any of its Affiliates and in no event shall the Company be deemed in breach of this Section 5.07 if any such Person refuses to waive any such rights or if the stockholder approval is not obtained.

ARTICLE VI

COVENANTS OF THE PURCHASER

6.01 Access to Books and Records. From and after the Closing, the Purchaser shall, and shall cause each of its Subsidiaries to, provide the Seller and its authorized representatives with reasonable access upon reasonable advance notice, during normal business hours, to the books and records of the Company and its Subsidiaries (relating to the Business) necessary to implement the provisions of, or to investigate, prosecute or defend, any Claims between the parties arising under this Agreement other than, in the case of Claims between the parties, any information that is subject to any attorney-client, work product or other privilege or that otherwise would not be required to be provided pursuant to a subpoena or other civil discovery procedure; provided, however, that such access does not unreasonably interfere with the business of the Company or any of its Subsidiaries and which books and records (and the materials and information contained therein) the Seller agrees to keep confidential. The Purchaser shall not, and shall not permit any of its Subsidiaries to, for a period of seven (7) years following the Closing Date, destroy or otherwise dispose of any of the books and records of any of the Company or its Subsidiaries (relating to the Business) for any period prior to the Closing Date that are required to be retained for such period of time under the current retention policies of the Company and its Subsidiaries without first giving reasonable prior notice to the Seller and offering to surrender to the Seller such books and records or any portion thereof which the Purchaser or any of its Subsidiaries may intend to destroy or dispose of.

6.02 Notification. From the date hereof until the Closing Date, the Purchaser shall promptly notify the Company if the Purchaser obtains knowledge (a) of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which (i) results in any of its representations or warranties contained in Article IV being untrue or inaccurate in any material respect (or, in the case of any representation or warranty qualified by its terms by materiality, including the word “material”, then untrue or inaccurate in any respect) or (ii) would be reasonably likely to cause any of the conditions set forth in Section 2.01 and/or Section 2.02 to be incapable of satisfaction, and (b) any breach of, or failure to comply in any material respect with, any covenant of the Purchaser hereunder. Notwithstanding anything in this Section 6.02 or elsewhere in this Agreement to the contrary, in no event will the Purchaser’s requirements set forth in this Section 6.02 be used by Seller or the Company as a basis for a claim of breach by the Purchaser or a failure to comply with a closing condition of Seller or the Company unless the Purchaser acts in bad faith and willfully fails to comply in a material respect with its obligations pursuant to this Section 6.02, which failure has not been cured within ten (10) Business Days from receipt of a written notice from Seller or the Company specifying in reasonable detail such failure.

6.03 Director and Officer Liability and Indemnification. For a period of six years after the Closing Date, the Purchaser shall not, and shall not permit the Company or any of its Subsidiaries to amend, repeal or modify any provision in the Company’s or any of its Subsidiaries articles of incorporation or bylaws relating to the exculpation or indemnification rights of any current or former officer or director (the “D&O Indemnified Persons”) in a manner that would adversely affect such exculpation or indemnification rights of any such current or former officer or director (unless required by law), it being the intent of the parties that the D&O Indemnified Persons shall continue to be entitled to such exculpation and indemnification rights to the fullest extent of the law to the extent provided in the Company’s or any of its Subsidiaries’ articles of incorporation or bylaws as of the date hereof relating to exculpation or indemnification. At or prior to the Closing, the Company will obtain, maintain and fully pay for irrevocable “tail” insurance policies naming the D&O Indemnified Persons as direct beneficiaries with a claims period of at least six years from the Closing Date from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to directors’ liability insurance in an amount and scope at least as favorable as the Company’s existing policies with respect to matters existing or occurring at or prior to the Closing Date. The Purchaser will not, or will cause the Company to not, cancel or change such insurance policies in any material respect. If the Purchaser, the Company or any of its Subsidiaries or any of their respective successors or assigns (i) shall consolidate with or merge into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of its properties and assets to any Person, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Purchaser and the Company and its Subsidiaries shall assume all of the obligations set forth in this Section 6.03. The provisions of this Section 6.03 are intended for the benefit of, and will be enforceable by, each D&O Indemnified Person and his or her heirs and representatives, and are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have had by contract or otherwise.

6.04 Additional Insurance. At or prior to the Closing, the Company will obtain (at Purchaser’s sole cost and expense) irrevocable “runoff” insurance policies in substance reasonably satisfactory to the Purchaser naming the Company as direct beneficiary as provided in Schedule 6.04.

6.05 Conditions. Subject to the terms of the covenants in Section 8.05 and Section 8.07, Purchaser shall use its commercially reasonable efforts to cause the conditions set forth in Section 2.02 to be satisfied and to consummate the transactions contemplated herein as soon as reasonably possible after the satisfaction of the conditions set forth in Article II (other than those to be satisfied at the Closing).

6.06 Contact with Customers and Suppliers. Prior to the Closing, the Purchaser and the Purchaser’s Representatives shall contact and communicate with the employees (other than the persons set forth on Schedule 6.06), customers and suppliers of the Company and its Subsidiaries in connection with the transactions contemplated hereby only after prior consultation with and written approval of the Company.

6.07 Employment and Benefit Arrangements.

(a) From and after the Closing Date, the Purchaser shall cause the Company and its Subsidiaries to honor all employment, severance, termination, consulting, retirement and other compensation and benefit plans, arrangements and agreements to which the Company and/or its Subsidiaries is a party with respect to employees of the Company and its Subsidiaries, as such plans, arrangements and agreements are in effect on the date hereof (it being understood that this Section 6.07 shall not be deemed to prohibit the Purchaser, the Company or any of its Subsidiaries from amending, modifying, suspending, replacing or terminating such arrangements in accordance with their terms). The Purchaser shall take all actions required so that eligible employees of the Company and its Subsidiaries shall receive service credit with respect to service with the Company and its Subsidiaries (or their predecessors) prior to the Closing Date for purposes of eligibility and vesting under any employee benefit plans and arrangements (excluding any defined benefit pension plans and equity or equity-related plans and arrangements) in which each such employee is eligible to participate following the Closing Date; provided that no retroactive contributions will be required and provided, further, except to the extent such credit would result in the duplication of benefits. To the extent that the Purchaser modifies any coverage or benefit plans under which the employees of the Company and its Subsidiaries participate, the Purchaser shall waive any applicable waiting periods, pre-existing conditions or actively-at-work requirements and shall give such employees credit under the new coverages or benefit plans for deductibles, co-insurance and out-of-pocket payments that have been paid during the year in which such coverage or plan modification occurs. This Section 6.07 shall survive the Closing, and shall be binding on all successors and assigns of the Purchaser, the Company and its Subsidiaries. Through December 31, 2015, Purchaser shall take all actions required so that each employee of the Company and its Subsidiaries (determined as of the Closing Date) (i) receives base compensation and bonus opportunities (excluding any equity or equity-related opportunities) that are no less favorable than that provided by the Company or its Subsidiaries to such employee immediately prior to the Closing Date, (ii) receives benefits that, in the aggregate, are substantially comparable to those benefits provided by the Company or its Subsidiaries to such employee immediately prior to the Closing Date and (iii) to the extent that any such employee is terminated for other than “cause” following the Closing, receives severance pay that is no less than the severance pay that would have been payable to such employee under the severance policy in effect immediately prior to the Closing Date.

(b) Nothing contained in this Section 6.07 shall obligate Purchaser, the Company, or any of the Company’s Subsidiaries to continue the employment of any employee of, or the service relationship of any other service provider to, the Company or any of its Subsidiaries for any period of time after the Closing, and this Section 6.07 shall not be construed to limit the ability of Purchaser, the Company, or any of the Company’s Subsidiaries to terminate the employment of any employee of, or the service relationship of any other service provider to, the Company or any of its Subsidiaries following the Closing in accordance with applicable Law and any pre-existing contractual relationship. Further, this Section 6.07 shall be binding upon and inure solely to the benefit of the parties to this Agreement, and nothing in this Section 6.07, express or implied, shall confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Section 6.07 or be construed as an amendment, waiver, termination, or creation of any benefit or compensation plan, program, agreement, Contract, policy, or arrangement of Purchaser, the Company, or any of the Company’s Subsidiaries.

6.08 Blue Sky Filings. The Purchaser, on or before the Closing Date, shall take such action as is necessary in order to obtain an exemption for or to qualify the Purchaser Shares for issuance to the Seller at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws, and shall upon request provide evidence of any such action so taken to the Seller on or prior to the Closing Date. The Purchaser shall make all filings and reports relating to the offer and issue of the Purchaser Shares required under applicable securities or “Blue Sky” laws following the Closing Date.

6.09 Purchaser Interim Covenants. The Purchaser hereby covenants and agrees that, from the date hereof until the Closing, except as expressly provided in this Agreement, as set forth on Schedule 6.09 or as consented to in writing by the Seller (which consent shall not be unreasonably withheld, conditioned or delayed), the Purchaser shall not:

(a) amend or restate the certificate of incorporation or bylaws (or equivalent organizational documents) of the Purchaser in a manner that would have a disproportionate adverse effect on the Seller as compared to other holders of Purchaser Common Stock;

(b) split, combine or reclassify any Purchaser Common Stock, declare or pay any dividend or other distribution with respect to Purchaser Common Stock, or redeem, repurchase or otherwise acquire or offer to redeem, repurchase, or otherwise acquire any Purchaser Common Stock, except for repurchases of shares of Purchaser Common Stock at then-prevailing market prices pursuant to any Purchaser share repurchase program as in effect from time to time, unless, in each case, equitable adjustments are made to the number of Purchaser Shares constituting the Stock Consideration to the extent necessary to provide to the Seller the same economic effect as contemplated by this Agreement prior to such event; or

(c) enter into or adopt a plan or agreement of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other material reorganization of the Purchaser, unless, in each case, equitable adjustments are made to the number of Purchaser Shares constituting the Stock Consideration to the extent necessary to provide to the Seller the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE VII

TERMINATION

7.01 Termination. This Agreement may be terminated at any time prior to the Closing only as follows:

(a) by the mutual written consent of the Purchaser and the Seller (on behalf of itself and the Company);

(b) by the Purchaser, if there has been a material violation or breach by the Company or the Seller of any covenant, representation or warranty contained in this Agreement that (i) has prevented the satisfaction of any condition to the obligations of the Purchaser at the Closing and such violation or breach has not been waived by the Purchaser and (ii) is not capable of being cured or, if capable of being cured, has not been cured by the Company or the Seller prior to the earlier of (A) ten (10) Business Days after receipt by the Seller of written notice thereof from the Purchaser and (B) the Termination Date; provided that Purchaser may not terminate this Agreement pursuant to this Section 7.01(b) if Purchaser is then in breach of this Agreement so as to cause any of the conditions set forth in Section 2.01 not to be satisfied;

(c) by the Seller (on behalf of itself and the Company), if there has been a material violation or breach by the Purchaser of any covenant, representation or warranty contained in this Agreement that (i) has prevented the satisfaction of any condition to the obligations of the Company and the Seller at the Closing and such violation or breach has not been waived by the Seller (on behalf of itself and the Company) and (ii) is not capable of being cured or, if capable of being cured, and has not been cured by the Purchaser prior to the earlier of (A) ten (10) Business Days after receipt by the Purchaser of written notice thereof from the Seller and (B) the Termination Date; provided that Seller may not terminate this Agreement pursuant to this Section 7.01(c) if Seller or the Company is then in breach of this Agreement so as to cause any of the conditions set forth in Section 2.02 not to be satisfied;

(d) by the Purchaser, if the transactions contemplated hereby have not been consummated on or before March 2, 2015 (the “Termination Date”); provided that the Purchaser shall not be entitled to terminate this Agreement pursuant to this Section 7.01(d) if the Purchaser’s breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur prior to such Termination Date;

(e) by the Seller (on behalf of itself and the Company), if the transactions contemplated hereby have not been consummated on or before the Termination Date; provided that the Seller shall not be entitled to terminate this Agreement pursuant to this Section 7.01(e) if the Company’s or the Seller’s breach of this Agreement has been the cause of, or resulted in, the failure of the Closing to occur prior to such Termination Date;

(f) by the Purchaser or the Seller (on behalf of itself and the Company) if there is in effect a final nonappealable Order, which prohibits the consummation of the transactions contemplated by this Agreement, it being agreed that the party so requesting termination shall have used commercially reasonable efforts to promptly appeal any adverse determination that is not nonappealable and shall have diligently pursued such appeal; provided that neither Seller nor Purchaser may terminate this Agreement pursuant to this Section 7.01(f) if the issuance of such Order was caused by or resulting from the material breach of such Person’s obligations under this Agreement; or

(g) by the Seller (on behalf of itself and the Company), (i) if Purchaser shall have failed to consummate the transactions contemplated by this Agreement no later than two (2) Business Days after the date on which the Closing was required to have occurred pursuant and subject to the provisions of Section 1.03 hereof and (ii) all of the conditions set forth in Section 2.01 would have been satisfied, or were capable of being satisfied, if the Closing were to have occurred on such date, or such conditions were validly waived.

The party desiring to terminate this Agreement pursuant to clauses (b), (c), (d), (e), (f) or (g) of this Section 7.01 shall give written notice of such termination to the other parties hereto.

7.02 Effect of Termination. In the event this Agreement is terminated by either the Purchaser or the Seller as provided above, (a) the provisions of this Agreement shall immediately become void and of no further force and effect (other than this Section 7.02, Section 7.03 and Article X hereof which shall survive the termination of this Agreement); provided, however, that the Confidentiality Agreement will survive the termination of this Agreement for a period of two years following the date of such termination (and, notwithstanding anything contained in this Agreement or the Confidentiality Agreement to the contrary, the Confidentiality Agreement term will be automatically amended to be extended for such additional two year period), and (b) there shall be no liability on the part of any of the Purchaser, the Company, any of its Subsidiaries or the Seller to one another, except for (i) any Willful Breach of this Agreement prior to the time of such termination or (ii) any failure by Purchaser to consummate the transactions contemplated by this Agreement if it is obligated to do so pursuant to Section 1.03. Nothing in this Article VII shall be deemed to impair the right of any party to compel specific performance by another party of its obligations under this Agreement in accordance with the terms of this Agreement.

7.03 Remedies.

(a) Subject to the limitations set forth in Section 7.02, to the extent applicable, in the event that Seller validly terminates this Agreement for any reason, Seller will be entitled to seek any remedy available to it under this Agreement, at law or in equity; provided, however, that, in the event that (i) Seller validly terminates this Agreement pursuant to Section 7.01(g) and (ii) the failure by Purchaser to consummate the transactions contemplated by this Agreement is solely as a result of the failure of the Debt Financing to be funded other than as a result of a Willful Breach by Purchaser of this Agreement (a “No Fault Debt Financing Failure”), then Purchaser shall pay or cause to be paid (as Seller’s and the Company’s sole and exclusive remedy hereunder (in addition to any amounts owed pursuant to Section 10.18)) a termination fee of forty million dollars ($40,000,000) (the “Termination Fee”) to Seller promptly, and in any event within two (2) Business Days following such termination, by wire transfer of same day funds to one or more accounts designated by Seller. In any other circumstance in which Seller validly terminates this Agreement pursuant to Section 7.01(g), Seller may elect, in its sole discretion, to deem such termination to be as a result of a No Fault Debt Financing Failure, and in such event

Purchaser shall pay or cause to be paid the Termination Fee to Seller promptly, and in any event within two (2) Business Days following such election, by wire transfer of same day funds to one or more accounts designated by Seller. If Purchaser fails to pay the Termination Fee when due (other than in any circumstance where Seller does not acknowledge at such time that a No Fault Debt Financing Failure has occurred and the Termination Fee is payable), interest will accrue on such amount from the date such payment was required to be paid pursuant to the terms of this Agreement until the date of payment at an annual rate of six percent (6%) (the “Interest Amount”). Each of Seller and Purchaser acknowledges and agrees that (1) the agreements contained in this Section 7.03 are an integral part of the transactions contemplated hereby and (2) the right to payment of the Termination Fee (and any amounts owed pursuant to Section 10.18) constitutes liquidated damages (and not a penalty).

(b) In the event the Closing does not occur as a result of a No Fault Debt Financing Failure (including a deemed No Fault Debt Financing Failure pursuant to the second sentence of Section 7.03(a)), then the sole and exclusive remedy of Seller and the Company against (i) Purchaser and its Subsidiaries, (ii) the former, current or future holders of any direct or indirect equity, partnership or limited liability company interest of Purchaser, (iii) any lender, prospective lender, arranger or agent of or under the Debt Financing or any of their respective former, current or future equityholders, (iv) any holders or future holders of any capital stock or other equity interest (including any options, warrants, calls, rights, convertible or exchangeable securities, “phantom” stock rights, stock appreciation rights, stock-based performance units with respect to such interest or stock) of Purchaser, and (v) controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders or assignees of any of the foregoing (collectively, the “Purchaser Parties,” and each a “Purchaser Party”) in respect of this Agreement will be payment of the Termination Fee (and any Interest Amount and/or any amounts owed pursuant to Section 10.18) and, upon payment in full of such amounts by or on behalf of Purchaser, no Purchaser Party will have any further liability or obligation relating to, with respect to, in connection with or arising out of any agreement executed in connection herewith, and the transactions contemplated hereby and thereby. The provisions of this Section 7.03(b) are intended to be for the benefit of, and shall be enforceable by, each Purchaser Party.

(c) The parties hereto acknowledge and agree that in no event shall Purchaser (or any other Person) be required to pay the Termination Fee (and any Interest Amount and/or any amounts owed pursuant to Section 10.18) on more than one occasion or pay both the Termination Fee (and any Interest Amount and/or any amounts owed pursuant to Section 10.18), on the one hand, and any award of monetary damages, on the other hand.

ARTICLE VIII

ADDITIONAL COVENANTS

8.01 Survival; Indemnification.

(a) The parties hereto, intending to modify any applicable statute of limitations, each agree that, (a) subject to Section 8.01(b), the representations and warranties in this Agreement and in any agreement and/or certificate delivered pursuant hereto shall terminate effective as of the Closing and shall not survive the Closing for any purpose, and thereafter there shall be no liability on the part of, nor shall any claim be made by, any party or any of their respective Affiliates in respect thereof (whether in contract, in tort or at law or in equity) and (b) the covenants in this Agreement shall survive the Closing in accordance with their respective terms only for such period as shall be required for the party required to perform under such covenant to complete the performance required thereby.

(b) The representations and warranties set forth in Section 3.04 (Capitalization) and Section 3A.03 (Capital Stock) will survive the Closing until the date that is six months immediately following the Closing Date (such date, the “Limitation Date”). For the period beginning on the Closing Date and ending on the Limitation Date, the Seller shall indemnify the Purchaser for any Damages relating to (i) any breach or inaccuracy of the representations and warranties of the Company set forth in Section 3.04 (Capitalization) or of the Seller set forth in Section 3A.03 (Capital Stock), (ii) any Indebtedness for borrowed money that is not included in the calculation of Estimated Indebtedness or otherwise paid pursuant to Section 1.05 and (iii) any Seller Transaction Expenses that are not included in the calculation of Estimated Seller Transaction Expenses or otherwise paid pursuant to Section 1.05. The Seller’s indemnification obligation shall survive beyond the Limitation Date to the extent written notice of a good faith claim under this Section 8.01(b) is provided to Seller by the Purchaser prior to the Limitation Date, and then only such claim shall survive until final resolution thereof. Any amounts owing by Seller under this Section 8.01(b) shall be satisfied solely and exclusively from the Purchaser Shares or any cash proceeds from the sale of any such Purchaser Shares. In furtherance of the foregoing, Seller agrees that if Seller sells any or all of the Purchaser Shares and distributes cash proceeds of such sale prior to the Limitation Date, (A) Seller shall retain no less than ten million dollars ($10,000,000) from such proceeds through the Limitation Date, and (B) Seller shall retain all or a portion of such cash proceeds sufficient to satisfy any claims pending pursuant to the third sentence of this Section 8.01(b) until the date that all such claims are finally resolved. For purposes of this Section 8.01(b), the Purchaser Shares will be valued by using the average of the volume weighted averages of the trading prices of a share of Purchaser Common Stock on the NASDAQ Global Select Market (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties hereto) on each of the fifteen (15) consecutive trading days ending on (and including) the trading day that is two trading days prior to the date any payment is determined to be finally due in connection with the final resolution of any such claim made pursuant to this Section 8.01(b).

(c) The parties hereto agree that the provisions in this Agreement relating to the limits imposed on the Purchaser’s remedies with respect to this Agreement and the transactions contemplated hereby were specifically bargained for between sophisticated parties and were specifically taken into account in the determination of the amounts to be paid to the Seller hereunder.

8.02 Tax Matters.

(a) Transfer Taxes. The Purchaser will pay, and will indemnify and hold the Seller harmless against, any transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement (collectively, “Transfer Taxes”). The Seller agrees to cooperate with the Purchaser in the filing of any returns with respect to the Transfer Taxes, including promptly supplying any information in their possession that is reasonably necessary to complete such returns.

(b) Cooperation. The Purchaser, the Company and its Subsidiaries and the Seller shall cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party’s request) the provision of records and information which are reasonably relevant to any such audit, litigation or other proceeding and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. The Company and its Subsidiaries shall retain all books and records with respect to Tax matters pertinent to the Company or its Subsidiaries relating to any Tax periods and shall abide by all record retention agreements entered into with any taxing authority, and shall give the Seller reasonable written notice prior to transferring, destroying or discarding any such books and records prior to the expiration of the applicable statute of limitations for that tax period, and if the Seller so requests, the Company and its Subsidiaries shall allow the Seller to take possession of such books and records rather than destroying or discarding such books and records.

(c) Records. At the request of the Seller, the Purchaser shall deliver to the Seller copies of all filed Tax Returns relating to the tax periods (or portions thereof) ending on or prior to the Closing.

(d) Closing of Tax Period. The parties hereto shall, to the extent permitted or required under applicable Law, treat the Closing Date as the last day of the taxable period of the Company for all Tax purposes, and the Purchaser shall cause the Company to join Purchaser’s “consolidated group” (as defined in Treasury Regulation Section 1.1502-76(h)) for federal income Tax purposes, effective on the day after the Closing Date.

8.03 Further Assurances. From time to time, as and when requested by any party hereto and at such party’s expense, any other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such requesting party may reasonably deem necessary or desirable to evidence and effectuate the transactions contemplated by this Agreement.

8.04 Disclosure Generally. All Disclosure Schedules attached hereto are incorporated herein and expressly made a part of this Agreement as though completely set forth herein. All references to this Agreement herein or in any of the Disclosure Schedules shall be deemed to refer to this entire Agreement, including all Disclosure Schedules.

8.05 Regulatory Filings.

(a) In furtherance and not in limitation of the foregoing, each of Purchaser and the Company shall make (and Seller shall cause the Company to make), as promptly as reasonably practicable (and in any event within five (5) Business Days of the date of this Agreement an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby. Each of Seller, the Company and Purchaser shall use its reasonable best efforts to supply as promptly as reasonably practicable any additional information and documentary material that may be reasonably requested pursuant to the foregoing, and use its reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods regarding the foregoing as soon as reasonably practicable.

(b) Except as prohibited by applicable Law or Order, each of Purchaser, Seller and the Company shall use (and Seller shall cause the Company to use) its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the transactions contemplated hereby and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the transactions contemplated hereby, (ii) promptly inform the other parties of (and, if in writing, supply to the other parties’ legal counsel) any communication, other than any ministerial communications, received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other similar Governmental Authority, in each case regarding any of the transactions contemplated hereby, (iii) consult with each other prior to taking any material position with respect to the filings under the HSR Act in discussions with or filings to be submitted to any Governmental Authority, (iv) permit the other parties’ legal counsel to review and discuss in advance, and consider in good faith the views of the other parties in connection with, any analyses, presentations, memoranda, briefs, arguments, opinions and proposals to be submitted to any Governmental Authority with respect to filings under the HSR Act, and (v) coordinate with the other parties’ legal counsel in preparing and exchanging such information and promptly provide the other parties’ legal counsel with copies of all filings, presentations or submissions (and a summary of any oral presentations) made by such party with any Governmental Authority relating to this Agreement or the transactions contemplated hereby under the HSR Act, which may be redacted for confidential information. Notwithstanding anything to the contrary herein, Purchaser shall, on behalf of the parties, have control over and lead the strategy for obtaining any clearances required in connection with the transactions contemplated hereby and shall take the lead in all meetings and communications with any Governmental Authority in connection with obtaining such clearances and in any litigation under the HSR Act or any similar competition Law; provided, however, that Purchaser shall, to the extent reasonably practicable, consult in advance with Seller and the Company and in good faith take Seller’s and the Company’s views into account regarding the overall strategic direction of any such approval process, as applicable, and consult with the Company prior to taking any material substantive positions, making dispositive motions or other material substantive filings or submissions or entering into any negotiations concerning such approvals, as applicable. The parties shall take reasonable efforts to share information protected from disclosure under the attorney-client privilege, work product doctrine, joint defense privilege or any other privilege pursuant to this Section 8.05 in a manner so as to preserve the applicable privilege.

(c) Unless prohibited by applicable Law or Order or by the applicable Governmental Authority, each of Seller and the Company, on one hand, and Purchaser, on the other hand, shall (i) to the extent reasonably practicable, not participate in or attend any meeting, or engage in any conversation (other than ministerial conversations) with any Governmental

Authority in respect of the transactions contemplated hereby without the other, (ii) to the extent reasonably practicable, give the other reasonable prior notice of any such meeting or conversation and (iii) in the event one such Party is prohibited by applicable Law or Order or by the applicable Governmental Authority from participating or attending any such meeting or engaging in any such conversation, or it has not been reasonably practicable to include the non-participating party, keep such non-participating party reasonably apprised with respect thereto.

(d) Nothing in this Agreement shall obligate Purchaser (including any of its Subsidiaries or Affiliates) to (i) agree to limit in any manner whatsoever or not to exercise any rights of ownership of any securities (including the Shares), or to divest, dispose of or hold separate any securities or all or a portion of their respective businesses, assets or properties or of the business, assets or properties of the Company or any Subsidiary of the Company; (ii) agree to limit in any manner whatsoever the ability of such entities (A) to conduct their respective businesses or own such assets or properties or to conduct the businesses or own the properties or assets of the Company and any Subsidiary of the Company, or (B) to control their respective businesses or operations or the businesses or operations of the Company and any Subsidiary of the Company; (iii) otherwise take or commit to take any other action that would limit Purchaser’s freedom of action with respect to, or its ability to retain or hold, directly or indirectly, any businesses, assets, equity interests, product lines or properties of Purchaser or the Company (including any of their respective Subsidiaries), in each case to obtain all approvals, consents, clearances, expirations or terminations of waiting periods, registrations, permits, authorizations and other confirmations required directly or indirectly under the HSR Act or any similar competition Law or to avoid the commencement of any action to prohibit the transactions contemplated hereby under the HSR Act or any similar competition Law; or (iv) to contest and resist any such action or proceeding, or to avoid the entry of, or to effect the dissolution of, any injunction, temporary restraining order or other Order in any action or proceeding seeking to prohibit the transactions contemplated hereby or delay the Closing beyond the Termination Date, or to seek to have vacated, lifted, dissolved, reversed or overturned any decree, judgment, injunction or other Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the transactions contemplated hereby.

8.06 Escrow Agreement. Purchaser and Seller shall execute and deliver to each other, and shall use commercially reasonable efforts to cause the Escrow Agent to execute and deliver, at the Closing, the Escrow Agreement in the form attached hereto as Exhibit D.

8.07 Financing.

(a) The Purchaser shall use its reasonable best efforts to take (or cause to be taken) all actions, and do (or cause to be done) all things, reasonably necessary, to obtain the Debt Financing on the terms and conditions set forth in the Debt Commitment Financing Letters, including using reasonable best efforts to (i) maintain in effect the Debt Commitment Financing Letters in accordance with their terms and negotiate definitive agreements with respect to the Debt Financing on the terms and conditions contained in the Debt Commitment Financing Letters (or on terms not materially less favorable to the Purchaser than the terms contained in the Debt Commitment Financing Letters), (ii) satisfy (or obtain the waiver of) on a timely basis all conditions applicable to the Purchaser set forth in the Debt Commitment Financing Letters and the definitive agreements related thereto and comply in all material respects with its obligations thereunder, and (iii) consummate the Debt Financing contemplated by the Debt Commitment Financing Letters at or prior to the Closing (and in any event prior to the Termination Date). In the event that all conditions in the Debt Commitment Financing Letters have been satisfied or, upon funding will be satisfied, the Purchaser shall use its reasonable best efforts to cause the lenders and the other Persons providing the Debt Financing to fund on the Closing Date the Debt Financing and otherwise enforce its rights under the Debt Commitment Financing Letters, including, if appropriate, by promptly commencing any litigation, enforcement action or other proceeding (including any specific performance action or proceeding) against the lenders and the other Persons providing the Debt Financing to compel each such lender and other Person to provide its committed portion of the Debt Financing. Notwithstanding any of the above, if and to the extent any portion of the Debt Financing becomes unavailable for any reason so as not to enable the Purchaser to proceed with the transactions contemplated by the Debt Financing and this Agreement, the Purchaser will use its reasonable best efforts to arrange alternative debt financing in an amount sufficient to replace such unavailable Debt Financing (“Alternative Debt Financing,” and any new financing commitment or such other evidence of such Alternative Debt Financing, the “Alternative Debt Financing Commitment Letters”) on (i) terms not materially less favorable in the aggregate and (ii) conditions not less favorable, to the Purchaser than those set forth in the Debt Commitment Financing Letters as in effect on the date hereof or the definitive agreements related thereto. If any Alternative Debt Financing is required in accordance with this Section 8.07(a), the Purchaser shall promptly provide the Company with a copy of any new Alternative Debt Financing Commitment Letters or any definitive agreements related thereto (in any case redacted for confidential terms) that provides such Alternative Debt Financing. If applicable, any reference in this Section 8.07 or any other provision of this Agreement to “Debt Financing” will include the “Alternative Debt Financing” and any reference to “Debt Commitment Financing Letters” will include the “Alternative Debt Financing Commitment Letters.”

(b) The Purchaser shall not, without the prior written consent of the Seller, permit any amendment or modification to, or any waiver of its material rights under, or voluntarily replace (it being understood that any Alternative Debt Financing shall not be deemed a voluntary replacement for purposes of the sentence) any Debt Commitment Financing Letter; provided, however, that the Purchaser may amend, modify or waive the Debt Commitment Financing Letters without the prior written consent of the Seller to the extent such amendment, modification or waiver (w) does not add new (or adversely modify any existing) conditions to the consummation of the Debt Financing as compared to those in the Debt Commitment Financing Letters and the related Fee Letters as in effect on the date of this Agreement, (x) does not adversely affect the ability of the Purchaser to enforce its rights against other parties to the Debt Commitment Financing Letters or the definitive agreements related thereto as so amended, supplemented, waived or otherwise modified, relative to the ability of the Purchaser to enforce its rights against such other parties to the Debt Commitment Financing Letters as in effect on the date hereof or in the definitive agreements related thereto, (y) does not reduce the aggregate amount of the Debt Financing, or (z) would not, or would not reasonably be expected to, prevent, impede or materially delay the consummation of the other transactions contemplated by this Agreement when required pursuant to Section 1.03; provided further that, for the avoidance of doubt, no prior written consent of the Seller shall be required for (A) any amendment, replacement, supplement or modification of the Debt Commitment Financing Letters that is limited to adding lenders, lead arrangers, bookrunners, syndication agents or similar entities that have not executed the Debt Commitment Financing Letters as of the date of this Agreement (including in replacement of a Debt Financing Source) or (B) implementation or exercise of any “flex” provisions provided in the Fee Letters related to the Debt Commitment Financing Letters as in effect as of the date hereof. The Purchaser shall keep the Seller reasonably informed on a reasonably current basis of the status of its efforts to consummate the Debt Financing. The Purchaser shall provide the Seller with prompt oral and written notice of any breach or default by any party to any Debt Commitment Financing Letters or the definitive agreements related thereto of which the Purchaser gains knowledge and the receipt of any written notice or other written communication from any lender, guarantor or other financing source with respect to any breach or default or termination or repudiation by any party to any Debt Commitment Financing Letters or the definitive agreements related thereto or any provision thereof.

(c) Prior to the Closing Date, the Company shall use its reasonable best efforts to provide, and shall use its reasonable best efforts to cause its Representatives, including legal and accounting Representatives, to provide, in each case, at the Purchaser’s sole expense (in accordance with the reimbursement provisions below), such cooperation as is reasonably requested by the Purchaser and that is customarily provided in connection with arranging and obtaining the Debt Financing, provided that neither the Seller nor any of its Subsidiaries (including the Company) shall be required to take any actions in connection with such requested cooperation to the extent such actions would unreasonably interfere with the ongoing businesses or operations of the Company and its Subsidiaries. Such cooperation shall include using reasonable best efforts to:

(i) furnish the Purchaser and the Debt Financing Sources as promptly as practicable with the financial statements referred to in Section 2.01(j) and Section 2.01(k) (the “Required Information”);

(ii) participate on reasonable advance notice in a reasonable number of meetings (including customary one-on-one meetings with the parties acting as lead arranger or agents for, and prospective lenders and purchasers of, the Debt Financing and senior management and representatives, with appropriate seniority and expertise, of the Company’s and its Subsidiaries’ businesses), presentations, syndication meetings, due diligence sessions, drafting sessions and sessions with prospective lenders, investors and rating agencies in connection with the Debt Financing;

(iii) assist with the preparation of materials for rating agencies and rating agency presentations, bank information memoranda and similar documents required in connection with the Debt Financing (and provide reasonable and customary authorization letters to the Debt Financing Sources authorizing the distribution of information regarding the Company to prospective lenders);

(iv) cooperate with the Purchaser to satisfy the conditions precedent to the Debt Financing to the extent within the control of the Seller and its Subsidiaries (including the Company); and

(v) provide reasonable assistance to the Purchaser in obtaining any corporate credit and family ratings from any ratings agencies as contemplated by the Debt Commitment Financing Letters;

provided that (w) Persons who are directors or officers of the Company and its Subsidiaries prior to the Closing Date in their capacity as such shall not be required to adopt resolutions or execute consents to approve or authorize the execution of the Debt Financing, (x) no action, liability or obligation of the Seller or any of its Subsidiaries (including the Company) or any of their respective Representatives under any certificate, agreement, arrangement, document or instrument relating to the Debt Financing shall be effective until the Closing Date or immediately prior thereto (except for customary authorization letters authorizing the distribution of information to prospective lenders), (y) neither the Seller nor any of its Subsidiaries (including the Company), nor any of their respective Representatives, shall be required to provide any legal opinion or other opinion of counsel in connection with the Debt Financing, and (z) any bank information memoranda required in relation to the Debt Financing shall contain disclosure and financial statements reflecting the Purchaser and/or its Subsidiaries as the obligor; and provided, further, that neither the Seller nor any of its Subsidiaries (including the Company) shall be required to pay any commitment fee or other fee or payment to obtain consent or to incur any liability with respect to or cause or permit any Lien to be placed on any of their respective assets in connection with the Debt Financing prior to the Closing Date.

(d) The Seller shall use commercially reasonable efforts to promptly provide the Purchaser with an electronic version of the trademarks, service marks and corporate logo of the Company and its Subsidiaries for use in marketing materials for the purpose of facilitating the syndication of the Debt Financing, and hereby consents to the reasonable use of the foregoing in connection with the Debt Financing; provided that such logos are used in a manner that is not intended to harm or disparage the Seller or its Subsidiaries (including the Company) or their marks and on such other customary terms and conditions as the Seller shall reasonably impose. All material non-public information provided by the Seller or any of its Subsidiaries (including the Company) or any of their Representatives pursuant to this Section 8.07 shall be kept confidential in accordance with the Confidentiality Agreement, except that the Purchaser shall be permitted to disclose such information to the Debt Financing Sources, rating agencies and prospective lenders and investors in connection with the Debt Financing subject to the ratings agencies and prospective lenders and investors entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities).

(e) Nothing in this Section 8.07 shall require such cooperation to the extent it would (i) cause any condition to Closing set forth in Article II to fail to be satisfied or otherwise cause any breach of this Agreement or (ii) require the Seller or any of its Subsidiaries (including the Company) to take any action that will (A) conflict with or violate the Seller’s or any of its Subsidiaries’ (including the Company’s) organizational documents or any laws or (B) result in the contravention of, or would reasonably be expected to result in a material violation of, or material default under, any Contract to which the Seller or any of its Subsidiaries (including the Company) is a party on the date hereof.

(f) The Purchaser shall promptly upon request by the Company, reimburse the Seller and/or the Company for all reasonable out-of-pocket costs incurred by the Seller, the Company or its Subsidiaries or their respective Representatives in connection with such cooperation, including all reasonable out-of-pocket costs paid to a non-employee Third Party related to the preparation of the financial statements required to be delivered pursuant to Section 2.01(j) and Section 2.01(k), and shall indemnify and hold harmless the Seller, the Company and its Subsidiaries and their respective Representatives from and against any and all Damages actually suffered or incurred by them in connection with the syndication, obtaining or arrangement of the Debt Financing, any action taken by them at the request of the Purchaser pursuant to this Section 8.07 and any information utilized in connection therewith (other than information provided by the Company or its Subsidiaries).

(g) If the Company at any time in good faith reasonably believes that it has delivered the Required Information to the Purchaser, it may deliver to Purchaser a written notice to such effect, in which case the Company shall be deemed to have delivered the Required Information at the time of delivery of such notice, unless the Purchaser shall provide to the Company within four (4) Business Days after the delivery of such notice a written notice that describes with reasonable specificity the information that constitutes Required Information that the Purchaser in good faith reasonably believes the Company has not delivered.

(h) Notwithstanding anything in this Section 8.07 or elsewhere in this Agreement to the contrary, in connection with the Debt Financing prior to the Closing Date, in no event will the Seller, the Company or any of the Company’s Subsidiaries be required to pay any commitment fee or other fee, incur any out-of-pocket costs not subject to reimbursement pursuant to Section 8.07(f) (except as provided therein), provide any security or incur any liability.

8.08 Registration Rights Agreement. At the Closing, the Seller and the Purchaser shall execute and deliver to each other a registration rights agreement substantially in the form attached hereto as Exhibit E (the “Registration Rights Agreement”) providing for the registration for resale of all of the Purchaser Shares.

8.09 Restrictive Legend. The Seller acknowledges that each certificate evidencing the Purchaser Shares shall bear the restrictive legend set forth in the Registration Rights Agreement, either as an endorsement or on the face thereof.

ARTICLE IX

DEFINITIONS

9.01 Definitions. For purposes hereof, the following terms when used herein shall have the respective meanings set forth below:

“Accredited Investor” shall mean an “accredited investor” as defined in Rule 501 of Regulation D under the Securities Act of 1933, as amended.

“Accrediting Body” means any Person, whether private or quasi-private, whether foreign or domestic, that engages in the granting or withholding of accreditation of postsecondary institutions or programs in accordance with standards and requirements relating to the performance, operations, financial condition and/or academic standards of such institutions and programs.

“Adjustment Calculation Time” means 11:59 p.m. Eastern time on the day immediately prior to the Closing Date.

“Affiliate” of any particular Person means any other Person controlling, controlled by or under common control with such particular Person, where “control” means the possession, directly or indirectly, of the power to direct the management and policies of a Person whether through the ownership of voting securities, contract or otherwise; provided, however, that the following shall not be deemed to be Affiliates of the Purchaser: PDG Consulting II, LLC, Evolent Health LLC and Evolent Health Holdings, Inc.

“Affiliated Group” means an affiliated group as defined in Section 1504 of the Code (or any analogous combined, consolidated or unitary group defined under state, local or foreign income Tax law) of which the Company or any or its Subsidiaries is or has been a member.

“Average Purchaser Shares Price” means the average of the volume weighted averages of the trading prices of a share of Purchaser Common Stock on the NASDAQ Global Select Market (as reported by Bloomberg L.P. or, if not reported therein, in another authoritative source mutually selected by the parties hereto) on each of the fifteen (15) consecutive trading days ending on (and including) the trading day that is two trading days prior to the Closing Date; provided, however, that if the number determined in accordance with the foregoing is (a) equal to or less than thirty-five dollars and forty-four cents ($35.44) (such amount, the “Floor”), then the Average Purchaser Shares Price shall be deemed to be an amount equal to the Floor, and (b) equal to or greater than forty-one dollars and eighteen cents ($41.18) (such amount, the “Ceiling”), then the Average Purchaser Shares Price shall be deemed to be an amount equal to the Ceiling, in either case subject to adjustment, if applicable, in accordance with Section 6.09.

“Business” shall mean the businesses of the Company and its Subsidiaries, taken as a whole, as currently conducted.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which the Federal Reserve Bank of New York is closed.

“Cash on Hand” or “Cash” means, as of any time of determination, the sum of the fair market value of (i) all cash and (ii) all cash equivalents (including deposits, marketable securities and short term investments) of the Company and its Subsidiaries, each as determined in accordance with GAAP applied on a basis consistent with the accounting principles set forth on the Statement of Accounting Principles attached as Schedule 9.01(b) hereto. Cash shall be (x) reduced by issued but uncleared checks and drafts of the Company and its Subsidiaries and (y) increased by checks and drafts deposited for the account of the Company and its Subsidiaries, whether or not cleared.

“Claim” means any civil, criminal or administrative action, claim, suit, petition, proceeding (including arbitration proceeding), charge, complaint, subpoena, civil investigative demand, investigation, demand, demand letter, warning letter, audit, inquiry, notice of noncompliance or violation, or proceeding by any Governmental Authority or other Person.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Common Stock” means the Common Stock of the Company, par value $0.01 per share.

“Company Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that has been, or is reasonably likely to be, individually or in the aggregate, materially adverse to the assets, Business, financial condition or results of operations of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: any change, effect, event, occurrence, state of facts or development attributable to (i) the announcement of the transactions contemplated by this Agreement; (ii) conditions affecting the industry in which the Company and its Subsidiaries participate that are not unique to the Company and its Subsidiaries, the U.S. economy as a whole or the capital markets in general or the markets in which the Company and its Subsidiaries operate (except to the extent such change, effect, event, occurrence, state of facts or development disproportionately affects (relative to other participants in the industry in which the Company and its Subsidiaries operate) the Company); (iii) compliance with the terms of, or the taking of any action required by, this Agreement; (iv) any change in applicable Laws or the interpretation thereof; (v) any change in GAAP; (vi) the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States of America; and (vii) changes or effects that arise from any seasonal fluctuations in the Business in the ordinary course of Business.

“Company Services” means all current services and products (including Software services and products) marketed, sold or licensed by the Company or any of its Subsidiaries to its or their respective customers, together with (a) all past services and products (including Software services and products) marketed, sold or licensed by the Company or any of its Subsidiaries within the past twelve (12) months and (b) all services and products (including Software services and products) under development by or for the Company or any of its Subsidiaries.

“Contract” means any written or oral and legally binding contract, agreement, subcontract, lease, note, bond, mortgage, indenture, instrument, license, sublicense and purchase orders and any other legally binding agreement.

“Damages” means all losses, damages and other costs and expenses.

“Debt Financing Sources” means, in its capacity as such, any Person, from time to time that has committed to provide or arrange or otherwise entered into agreements (including the Debt Commitment Financing Letters and/or the Fee Letters) in connection with the Debt Financing or other debt financings in connection with the transactions contemplated hereby, including any lender, any agent and the parties to any joinder agreements, note purchase agreements or credit agreements entered into pursuant thereto or relating thereto, together with their Affiliates, officers, directors, employees, agents, advisors and representatives and their respective successors and assigns.

“Educational Agency” means any Governmental Authority or Accrediting Body that regulates postsecondary educational institutions or individuals or entities that recruit or advertise on behalf of such institutions, programs in accordance with standards relating to the performance, operation, financial condition, or academic standards of such schools, the awarding of financial assistance to such schools or their students, or to the recruitment or advertising of such institutions, and programs, including the U.S. Department of Education and any state educational agency that regulates or requires Permits for individuals or entities that recruit prospective students or advertise on behalf of postsecondary educational institutions.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” means any Person under common control with the Company within the meaning of Section 414(b), (c), (m), or (o) of the Code and any U.S. Department of Treasury or Internal Revenue Service guidance issued thereunder.

“Escrow Agent” shall mean Wilmington Trust, N.A.

“Escrow Agreement” shall mean the Escrow Agreement to be dated as of the Closing Date by and among the Seller, the Purchaser and the Escrow Agent, in substantially the form as set forth in Exhibit D attached hereto.

“Estimated Cash on Hand” has the meaning set forth in Section 1.05(a).

“Estimated Indebtedness” has the meaning set forth in Section 1.05(a).

“Estimated Net Working Capital” has the meaning set forth in Section 1.05(a).

“Estimated Seller Transaction Expenses” has the meaning set forth in Section 1.05(a).

“Governmental Authority” means any federal, state, local, foreign or other governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Income Taxes” means any Tax which is based upon, measured by, or calculated with respect to net income or profits.

“Indebtedness” means, without duplication, with respect to the Company as of the Adjustment Calculation Time, directly or indirectly, (i) any indebtedness, liability or obligation for borrowed money, whether current, short-term, long-term, secured or unsecured, (ii) any indebtedness, liability or obligation evidenced by any note, bond, debenture or other similar instrument or debt security, (iii) any liabilities or obligations for the deferred purchase price of property or services with respect to which the Company or any of its Subsidiaries is liable, contingently or otherwise, as obligor or otherwise (other than trade payables and other current liabilities incurred in the ordinary course of business), (iv) any indebtedness guaranteed by the Company or any of its Subsidiaries, (v) any liabilities or obligations under capitalized leases with respect to which the Company or any of its Subsidiaries is liable, determined on a consolidated basis in accordance with GAAP (and for the avoidance of doubt, excluding all operating leases), (vi) any indebtedness or liabilities secured by a lien on the Company’s or any of its Subsidiaries’ assets, (vii) any liability or obligation in respect of letters of credit or bankers’ acceptances issued for the account or benefit of the Company (but solely to the extent drawn and not paid), (viii) all liabilities and obligations arising from bank overdrafts, (ix) all liabilities and obligations created or arising under any conditional sale or other title retention agreement with respect to acquired property, (x) any obligations under indentures or arising out of any swap, option, derivative, hedging or similar arrangement, (xi) any amounts payable with respect to or arising out of: application fees paid online by students (or reimbursements related thereto) and obligations to Royall Holdings, LLC (whether related to the issuance of restricted unit awards or otherwise) and any management fee obligations (whether or not accrued) and (xii) all accrued interest, make-whole amounts, breakage fees, exit fees, prepayment premiums or the like or penalties related to any of the foregoing.

“Information Privacy and Security Laws” means all applicable Laws concerning the privacy or security of Personal Information (including any Laws of jurisdictions where the Personal Information was collected), and all regulations promulgated and guidance issued by Governmental Authorities (including staff reports) thereunder, including, but not limited to, only to the extent applicable to the Company or a Subsidiary of the Company, the Family Educational Rights and Privacy Act of 1974, the Protection of Pupil Rights Amendment, the Federal Trade Commission Act, the CAN-SPAM Act, the Fair Credit Reporting Act, the Telephone Consumer Protection Act, the Telemarketing and Consumer Fraud and Abuse Prevention Act, Children’s Online Privacy Protection Act, the Computer Fraud and Abuse Act, state social security number protection Laws, state data breach notification Laws, state consumer protection Laws related to information privacy and security, the European Union Directive 95/46/EC (and the Laws of nations implementing that Directive), Canada’s Personal Information Protection and Electronic Documents Act, and any applicable Laws concerning requirements for website and mobile application privacy policies and practices, data- or web-scraping, call or electronic monitoring or recording or any outbound communications (including, but not limited to, outbound calling and text messaging, telemarketing, and e-mail marketing).

“Intellectual Property” means any and all intellectual property rights in any jurisdiction throughout the world including: (i) trademarks and service marks, trade dress and trade names, corporate names, domain names, social media identifications, logos, slogans, trade dress, design rights, and other similar designations of source or origin, (together with goodwill associated with any of the foregoing), (ii) inventions (whether or not patentable), patents, patent applications and all related continuations, continuations-in-part, divisionals, reissues, re-examinations, substitutions, and extensions of them, (iii) copyrights and protected or protectable rights associated with works of authorship, (iv) proprietary and confidential information, databases, data collections, trade secrets and know-how, (v) Software, systems, networks, and social media accounts (including log-in credentials and administrator rights), and (vi) all rights, registrations, and applications for and physical embodiment(s) or media associated with any of the foregoing.

“knowledge of the Company”, “to the Company’s knowledge” or other similar phrases shall mean the actual knowledge of a particular fact or other matter of Kelley Powell, Kirk Read, Steve D’Ascoli, Sharon Fuller, Jennifer Winn, Chris Marett, Alan Williamson, John R. Nester II or Leslie Collins and, in each case, the knowledge such individual would reasonably be expected to have obtained of a particular fact or other matter in the course of carrying out the responsibilities and duties inherent to his or her position with the Company.

“knowledge of Purchaser”, “to the Purchaser’s knowledge” or other similar phrases shall mean the actual knowledge of a particular fact or other matter of the executive officers of the Purchaser and, in each case, the knowledge such individual would reasonably be expected to have obtained of a particular fact or other matter in the course of carrying out the responsibilities and duties inherent to his or her position with the Purchaser.

“Law” means any law, statute, constitution, ordinance, rule, regulation, judgment, injunction, order, decree or other restriction of any Governmental Authority, court or governmental entity.

“Liens” means liens, mortgages, pledges, hypothecations, community property interests, security agreements, easements, restrictions on transfer, security interests, charges or encumbrances of any kind or nature.

“Malicious Code” means any computer code intentionally designed to disrupt, disable, or harm in any manner the operation of any software or hardware, including worms, bombs, backdoors, disabling device code, or any design or routine which causes software to be erased, rendered inoperable, or otherwise become incapable of being used, either automatically or upon command by any party.

“Net Working Capital” means the amount by which (a) the sum of the current assets of the Company and its Subsidiaries, determined on a consolidated basis in accordance with GAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the Financial Statements (except as set forth on the Statement of Accounting Principles attached as Schedule 9.01(b) hereto and without regard to any purchase accounting adjustments arising out of the transactions contemplated hereby), exceeds (b) the sum of the current liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP applied on a basis consistent with the methodologies, practices, estimation techniques, assumptions and principles used in the preparation of the Financial Statements (except as set forth on the Statement of Accounting Principles attached as Schedule 9.01(b) hereto and without regard to any purchase accounting adjustments arising out of the transactions contemplated hereby); provided, however, that (i) the current assets of the Company and its Subsidiaries shall not include Cash on Hand, (ii) the current liabilities of the Company and its Subsidiaries shall not include Seller Transaction Expenses or any other liabilities that are included in, or relate to the liabilities included in, the definition of Indebtedness or otherwise reduce the amount of the Estimated Purchase Price or the Final Purchase Price, (iii) the current liabilities of the Company and its Subsidiaries shall include any deferred revenue of the Company or any of its Subsidiaries or liabilities related to such deferred revenue, and (iv) the calculation of Net Working Capital shall not reflect or include any Income Tax assets or liabilities.

“Order” means any judgment, ruling, order, decision, writ, injunction, ruling or decree of, or any settlement under the jurisdiction of, any Governmental Authority.

“Permits” means any approval, bond, certificate of authority, operating certificate, certificate of need, accreditation, qualification, license, franchise, permit, order, registration, variance, consent, certificate or other similar authorization issued by, or otherwise granted by, any Governmental Authority or any other Person to which or by which such person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.

“Permitted Liens” means (i) statutory liens for current Taxes or other governmental charges not yet due and payable or the amount or validity of which is being contested in good faith by appropriate proceedings by the Company and its Subsidiaries and for which appropriate reserves have been established in accordance with GAAP; (ii) mechanics’, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the ordinary course of business for amounts which are not delinquent and which are not, individually or in the aggregate, significant; (iii) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over the Leased Real Property which are not violated by the current use and operation of the Leased Real Property; (iv) covenants, conditions, restrictions, easements and other similar matters of record affecting title to the Leased Real Property which do not materially impair the occupancy or use of the Leased Real Property for the purposes for which it is currently used or proposed to be used in connection with the Business; (v) liens on goods in transit incurred pursuant to documentary letters of credit; (vi) liens securing rental payments under capital lease arrangements; (vii) purchase money liens entered into in the ordinary course of business for amounts that are not overdue; and (viii) Liens set forth on Schedule 9.01(a).

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or a governmental entity or any department, agency or political subdivision thereof.

“Personal Information” means any information (a) the use, disclosure and maintenance of which is regulated by one or more Laws that apply to the Company or any of its Subsidiaries or (b) that relates to an identified or identifiable person or device, including (i) name, address, telephone number, health information, social security number, drivers’ license number, government issued identification number, or any other data that can be used to identify, contact, or precisely locate an individual, (ii) any nonpublic personally identifiable financial information, such as financial account numbers or log-in information, or (iii) Internet Protocol addresses or other persistent device identifiers. Personal Information may relate to any individual, including employees, contractors, customers, and end users.

“Post-Closing Tax Period” means all taxable periods beginning after the Closing Date, and the portion of the Straddle Period beginning after the Closing Date.

“Pre-Closing Tax Period” means all taxable periods ending on or before the Closing Date, and the portion of the Straddle Period ending at the end of the Closing Date.

“Purchaser Common Stock” means the common stock, par value $0.01, of the Purchaser.

“Purchaser Material Adverse Effect” means any change, effect, event, occurrence, state of facts or development that has been, or is reasonably likely to be, individually or in the aggregate, materially adverse to the assets, business, financial condition or results of operations of the Purchaser and its Subsidiaries, taken as a whole; provided, however, that none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Purchaser Material Adverse Effect: any change, effect, event, occurrence, state of facts or development attributable to (i) the announcement of the transactions contemplated by this Agreement; (ii) conditions affecting the industry in which the Purchaser and its Subsidiaries participate that are not unique to the Purchaser and its Subsidiaries, the U.S. economy as a whole or the capital markets in general or the markets in which the Purchaser and its Subsidiaries operate (except to the extent such change, effect, event, occurrence, state of facts or development disproportionately affects (relative to other participants in the industry in which the Purchaser and its Subsidiaries operate) the Purchaser); (iii) compliance with the terms of, or the taking of any action required by, this Agreement; (iv) any change in applicable Laws or the interpretation thereof; (v) any change in GAAP; or (vi) the commencement, continuation or escalation of a war, material armed hostilities or other material international or national calamity or act of terrorism directly or indirectly involving the United States of America.

“Purchaser Preferred Stock” means the Preferred Stock of the Purchaser, par value $0.01 per share.

“Purchaser Shares” means shares of Purchaser Common Stock issued by the Purchaser pursuant to the terms and conditions of this Agreement.

“Representative” shall mean, with respect to any Person, any Affiliate, director, officer or employee of such Person, or any financial advisor, accountant, legal counsel, consultant or other authorized agent or representative retained by such Person.

“School” means any postsecondary educational institution or affiliated entity that contracts or subcontracts with, or has in the past contracted or subcontracted with, the Company or its Subsidiaries, directly or indirectly.

“Seller Transaction Expenses” means the aggregate costs, fees and expenses incurred (whether or not billed or invoiced) by or on behalf of the Company relating to the transactions contemplated hereby, including (i) the aggregate amount of fees and expenses payable to advisors and consultants (including investment bankers, lawyers and accountants) arising out of, relating to or incidental to the discussion, evaluation, negotiation and documentation of the transactions contemplated hereby or the related repayment of any Indebtedness (including Barclays Capital Inc. for investment banking services for the Company and Kirkland & Ellis LLP for legal services to the Company) and (ii) the aggregate amount of any bonus or other similar payment (including any “stay” or “sale” bonus) paid or payable (including the Royall & Company Sale Bonus Plan listed on Schedule 3.13(a)) to any director, manager, officer or employee or other Affiliate of the Company as a result of the transactions contemplated by this Agreement, and (iii) the aggregate amount of the premium paid to purchase the “tail” policy contemplated in Section 6.03, in each case to the extent unpaid as of the Adjustment Calculation Time and to the extent related to this Agreement or the transactions contemplated hereby.

“Shares” means the shares of Common Stock issued and outstanding as of the Closing Date.

“Software” means all computer programs, software and applications whether in source code, object code, human readable form or other form and documentation and media relating to the foregoing

“Stock Consideration” means that number of Purchaser Shares, rounded up to the nearest whole number, equal to the quotient determined by dividing one hundred million dollars ($100,000,000) by the Average Purchaser Shares Price.

“Straddle Period” means a tax period that includes, but does not end on, the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation of which a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or any partnership, limited liability company, association or other business entity of which a majority of the partnership or other similar ownership interest is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof. For purposes of this definition, a Person is deemed to have a majority ownership interest in a partnership, limited liability company, association or other business entity if such Person is allocated a majority of the gains or losses of such partnership, association or other business entity or is or controls the managing director or general partner of such partnership, association or other business entity. For the avoidance of doubt, references herein to the Subsidiaries of the Company or the Company’s Subsidiaries shall include Royall & Company Holding, Inc., Royall & Company and Advancement Services, Inc.

“Target Working Capital” means four million seven hundred and seventy-five thousand dollars ($4,775,000).

“Tax” or “Taxes” means all taxes, including any federal, state, local or foreign income, gross receipts, franchise, alternative minimum, add-on minimum, sales, use, transfer, real property gains, registration, value added, excise, natural resources, severance, stamp, occupation, premium, windfall profit, environmental, customs, duties, real property, special assessment, personal property, capital stock, social security, unemployment, disability, payroll, license, escheat, employee or other withholding tax, and any similar assessments by a Governmental Authority, including any interest, penalties or additions to tax or additional amounts in respect of the foregoing.

“Tax Returns” means any return, report, information return or other document (including schedules or any related or supporting information) filed or required to be filed with any governmental entity or other authority in connection with the determination, assessment or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

“Third Party” means any Person other than Purchaser, Seller, the Company or any of their respective Affiliates.

“to the Seller’s knowledge” or other similar phrases shall mean the actual knowledge of a particular fact or other matter of any member of the board of managers of the Seller and, in each case, the knowledge such individual would reasonably be expected to have obtained of a particular fact or other matter in the course of carrying out the responsibilities and duties inherent to his or her position with the Seller.

“Willful Breach” means a material breach that is a consequence of an act or failure to act with the actual knowledge that the taking of the act or failure to act would, or would reasonably be expected to, result in a material breach.

“Working Capital Escrow Account” shall mean an account established by the Escrow Agent pursuant to the Escrow Agreement.

“Working Capital Escrow Amount” shall mean an amount deposited at the Closing in the Working Capital Escrow Account with the Escrow Agent pursuant to the terms and conditions of the Escrow Agreement, which shall be two million dollars ($2,000,000).

9.02 Other Definitional Provisions.

(a) Accounting Terms. Accounting terms which are not otherwise defined in this Agreement have the meanings given to them under GAAP. To the extent that the definition of an accounting term defined in this Agreement is inconsistent with the meaning of such term under GAAP, the definition set forth in this Agreement will control.

(b) Successor Laws. Any reference to any particular Code section or any other law or regulation will be interpreted to include any revision of or successor to that section regardless of how it is numbered or classified.

ARTICLE X

MISCELLANEOUS

10.01 Press Releases and Communications. The initial press release announcing this Agreement, any ancillary agreements and the transactions contemplated herein shall be in substantially the form mutually agreed upon by the Seller and the Purchaser. No other press release, public announcement or public filing related to this Agreement or the transactions contemplated herein, or prior to the Closing any other announcement or communication to the employees, customers or suppliers of the Company or its Subsidiaries, shall be issued or made by any party hereto without the joint approval of Purchaser and the Seller (which approval shall not be unreasonably withheld, delayed or conditioned), unless required by Law (in the reasonable opinion of counsel) in which case Purchaser and the Seller shall have the right to review such press release, announcement, public filing or communication prior to issuance, distribution or publication; provided that no party shall be required to obtain approval or provide materials for review to the extent that the applicable press release, announcement, public filing or communication consists of information that has previously been made public without breach of the obligations under this Section 10.01. The parties understand and agree that Purchaser or its Affiliates intend to publicly disclose the existence of this Agreement and the transactions contemplated herein subsequent to the execution of this Agreement; provided that any such initial disclosure shall require the joint approval of Purchaser and the Seller (which approval shall not unreasonably be withheld). For the avoidance of doubt, the parties acknowledge and agree that CHS Capital LLC (“CHS”) and its Affiliates and Chicago Growth Partners (“CGP”) and its Affiliates (in each case, except for the Company and its Subsidiaries) may provide general information about the subject matter of this Agreement in connection with CHS’ or CGP’s or their respective Affiliates’ normal marketing, informational or reporting activities.

10.02 Expenses. Except as otherwise expressly provided herein, the Seller, on the one hand, and the Purchaser, on the other hand, shall pay all of their own expenses (including attorneys’ and accountants’ fees and expenses) in connection with the negotiation of this Agreement, the performance of their obligations hereunder and the consummation of the transactions contemplated by this Agreement.

10.03 Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when personally delivered, (b) when transmitted via telecopy (or other facsimile device) or electronic mail to the number or e-mail address, as applicable, set out below if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), (c) the day following the day (except if not a business day then the next business day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (d) the third business day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

Notices to the Purchaser (and, after the Closing, the Company)

The Advisory Board Company

2445 M Street, N.W.

Washington, D.C. 20037

Attention: Evan R. Farber, Esq.

Facsimile No.: (202) 266-5700

Telephone No.: (202) 266-6418

Email: farbere@advisory.com

with a copy to:

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, N.W.

Washington, DC 20004

Attention: Joseph E. Gilligan

Attention: Brian C. O’Fahey

Facsimile No.: (202) 637-5910

Telephone No.: (202) 637-5945 or (202) 637-6541

Email: joseph.gilligan@hoganlovells.com

Email: brian.ofahey@hoganlovells.com

Notices to the Seller (and prior to Closing, the Company):

Royall Holdings, LLC

c/o CHS Capital LLC

10 South Wacker Drive

Suite 3175

Chicago, IL 60606

Attention:	Thomas J. Formolo
Jocelyn R. Stanley

Facsimile No.: (312) 876-3854

Telephone No.: (312) 876-1840

Email: tjformolo@chsonline.com

Email: jstanley@chsonline.com

with a copy to:

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:	Sanford E. Perl, P.C.
Robert A. Wilson, P.C.

Facsimile No.: (312) 862-2200

Telephone No.: (312) 862-2000

Email: sanford.perl@kirkland.com

Email: robert.wilson@kirkland.com

10.04 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, except that neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned or delegated by either the Purchaser, on the one hand, and the Company or the Seller, on the other hand, without the prior written consent of the other party.

10.05 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

10.06 References. Capitalized terms used herein shall have the respective meanings assigned thereto herein (such definitions to be equally applicable to both the singular and plural forms and to the masculine as well as to the feminine and neuter genders of the terms defined). A term defined as one part of speech (such as a noun) shall have a corresponding meaning when used as another part of speech (such as a verb). All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The table of contents and the section and other headings and subheadings contained in this Agreement and the exhibits hereto are solely for the purpose of reference, are not part of the agreement of the parties hereto, and shall not in any way affect the meaning or interpretation of this Agreement or any exhibit hereto. All references to days or months shall be deemed references to calendar days or months. All references to “$” shall be deemed references to United States dollars. Unless the context otherwise requires, any reference to a “Section,” “Exhibit,” “Disclosure Schedule” or “Schedule” shall be deemed to refer to a section of this Agreement, exhibit to this Agreement or a schedule to this Agreement, as applicable. The words “hereof,” “herein” and “hereunder” and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. English shall be the governing language of this Agreement. The word “including” shall mean “including, without limitation”. “Shall” and “will” mean “must,” and shall and will have equal force and effect and express an obligation. “Writing,” “written” and comparable terms refer to printing, typing, and other means of reproducing in a visible form. References herein to this Agreement mean this Agreement as from time to time amended, modified or supplemented, including by waiver or consent. Any agreement or instrument defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement or instrument as from time to time amended, modified or supplemented, including by waiver or consent.

10.07 Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any Person. The specification of any dollar amount or the inclusion of any item in the representations and warranties contained in this Agreement or the Disclosure Schedules or Exhibits attached hereto is not intended to imply that the amounts, or higher or lower amounts, or the items so included, or other items, are or are not required to be disclosed (including, without limitation, whether such amounts or items are required to be disclosed as material or threatened) or are within or outside of the ordinary course of business, and no party shall use the fact of the setting of the amounts or the fact of the inclusion of any item in this Agreement or the Disclosure Schedules or Exhibits in any dispute or controversy between the parties as to whether any obligation, item or matter not described or included in this Agreement or in any Schedule or Exhibit is or is not required to be disclosed (including whether the amount or items are required to be disclosed as material or threatened) or is within or outside of the ordinary of business for purposes of this Agreement. The information contained in this Agreement and in the Disclosure Schedules and Exhibits hereto is disclosed solely for purposes of this Agreement, and no information contained herein or therein shall be deemed to be an admission by any party hereto to any third party of any matter whatsoever (including, without limitation, any violation of law or breach of contract).

10.08 Amendment and Waiver. Any provision of this Agreement or the Disclosure Schedules (except as contemplated by Section 5.06) or Exhibits hereto may be amended or waived only by a duly authorized agreement in writing executed in the same manner as this Agreement and which makes reference to this Agreement. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default; provided, however, that no amendment, modification, supplement or waiver of the provisions of Sections 7.03(b), 8.07(b), 10.10, 10.11, 10.13, 10.16, 10.17, 10.21 or this Section 10.08 (or any of the defined terms used therein) benefitting any of the Debt Financing Sources shall be binding upon any of the Debt Financing Sources without the prior written consent of such Debt Financing Source. No waiver of any provision hereunder or any breach or default thereof shall extend to or affect in any way any other provision or prior or subsequent breach or default.

10.09 Complete Agreement. This Agreement and the documents referred to herein (including the Escrow Agreement, the Registration Rights Agreement and the Confidentiality Agreement) contain the complete agreement between the parties hereto and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

10.10 Third-Party Beneficiaries. Except as otherwise expressly provided herein, nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement; provided, however, that (i) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and representatives of the parties, and any Affiliate of any of the foregoing (and their successors, heirs and representatives), are intended Third Party beneficiaries of, and may enforce, Section 7.03(b) and Section 10.21, and (ii) the Debt Financing Sources are intended Third Party beneficiaries of, and shall be entitled to rely upon and enforce, Sections 7.03(b), 10.08, 10.10, 10.11, 10.13, 10.16, 10.17, and 10.21.

10.11 Waiver of Trial by Jury. THE PARTIES HERETO WAIVE ANY RIGHT, TO THE FULLEST EXTENT PERMITTED BY LAW, TO A TRIAL BY JURY IN ANY ACTION, CLAIM OR PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR (II) ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR PROCEEDING. NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES HERETO AGREES THAT IT WILL NOT BRING OR SUPPORT ANY ACTION, CAUSE OF ACTION, CLAIM, CROSS-CLAIM OR THIRD-PARTY CLAIM OF ANY KIND OR DESIGNATION, WHETHER IN LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OF THE DEBT FINANCING SOURCES IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT COMMITMENT FINANCING LETTERS, OR THE PERFORMANCE THEREOF, IN ANY FORUM OTHER THAN THE SUPREME COURT OF THE STATE OF NEW YORK, CITY OF NEW YORK, OR IF UNDER APPLICABLE LAW EXCLUSIVE JURISDICTION IS VESTED IN THE FEDERAL COURTS, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (AND APPELLATE COURTS THEREOF).

10.12 Purchaser Deliveries. The Purchaser agrees and acknowledges that all documents or other items delivered or made available to the Purchaser, Purchaser’s legal counsel or to the Purchaser’s financial advisor, Morgan Stanley & Co. LLC, shall be deemed to be delivered or made available, as the case may be, to the Purchaser for all purposes hereunder.

10.13 Specific Performance.

(a) Each of the parties hereto acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by any party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, the parties agree that, unless this Agreement has been terminated in accordance with Article VII, such non-breaching party shall, subject to the following sentence, have the right, in addition to any other rights and remedies existing in their favor at law or in equity, to enforce their rights and the other party’s obligations hereunder not only by an action or actions for damages but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security). Notwithstanding the foregoing and anything in this Agreement to the contrary, it is explicitly agreed that the Seller and the Company shall not be entitled to seek specific performance of Purchaser’s obligation to cause the Closing to occur or the payments to be made pursuant to Article I, unless: (i) all conditions in Section 2.01 (other than those conditions that by their nature are to be satisfied at the Closing and that would be capable of being satisfied if there were a Closing) have been satisfied, (ii) the Debt Financing provided for by the Debt Commitment Financing Letters has been funded or will be funded at the Closing,

(iii) the Seller and the Company have each irrevocably confirmed in a written notice to Purchaser that if specific performance is granted pursuant to this Section 10.13(a), the Seller and the Company are each ready, willing and able to consummate the Closing and (iv) Purchaser is required to consummate the Closing pursuant to Section 1.03 and Purchaser has not done so.

(b) Until such time as Purchaser pays and the Seller accepts the Termination Fee (and any Interest Amounts and/or any amounts owed pursuant to Section 10.18) (or Seller otherwise refuses to accept payment of the Termination Fee in circumstances in which it is payable pursuant to the terms of this Agreement), the equitable remedies available to the Seller (on behalf of itself and the Company) described in this Section 10.13 shall be in addition to, and not in lieu of, any other remedies at law or in equity that they may elect to pursue.

10.14 Electronic Delivery. This Agreement and any signed agreement entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine or electronic mail, shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such contract, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such contract shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or contract was transmitted or communicated through the use of facsimile machine or in electronic or digital form as a defense to the formation of a contract and each such party forever waives any such defense.

10.15 Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same instrument.

10.16 Governing Law. All Claims, issues and questions concerning the construction, validity, interpretation and enforceability of this Agreement and the exhibits and schedules hereto (whether in contract or tort) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement) or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to agreements executed and performed entirely within such State, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware; provided, however, that any Claim, cause or action, dispute, suit or other proceeding relating in any way to any Debt Financing Source or the Debt Financing, whether or not any Debt Financing Source is a party thereto, shall be governed by the laws of the State of New York. Each of the parties hereto agrees (a) that this Agreement involves at least one hundred thousand dollars ($100,000) and (b) that this Agreement has been entered into by the parties hereto in express reliance upon 6 Del. C. §2708.

10.17 Consent to Jurisdiction. SUBJECT TO THE PROVISIONS OF SECTION 1.05 (WHICH SHALL GOVERN ANY DISPUTE ARISING THEREUNDER), THE PARTIES

AGREE THAT JURISDICTION AND VENUE IN ANY SUIT, ACTION, OR PROCEEDING BROUGHT BY ANY PARTY IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER SHALL PROPERLY AND EXCLUSIVELY LIE IN ANY FEDERAL OR STATE COURT LOCATED IN DELAWARE. EACH PARTY ALSO AGREES NOT TO BRING ANY SUIT, ACTION, OR PROCEEDING IN CONNECTION WITH THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE PERFORMANCE OF THE OBLIGATIONS IMPOSED HEREUNDER IN ANY OTHER COURT. BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY IRREVOCABLY SUBMITS TO THE JURISDICTION OF SUCH COURTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY WITH RESPECT TO ANY SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES IRREVOCABLY AGREE THAT VENUE WOULD BE PROPER IN SUCH COURT, AND HEREBY WAIVE ANY OBJECTION THAT ANY SUCH COURT IS AN IMPROPER OR INCONVENIENT FORUM FOR THE RESOLUTION OF SUCH SUIT, ACTION, OR PROCEEDING. THE PARTIES FURTHER AGREE THAT THE MAILING BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, OF ANY PROCESS REQUIRED BY ANY SUCH COURT SHALL CONSTITUTE VALID AND LAWFUL SERVICE OF PROCESS AGAINST THEM, WITHOUT NECESSITY FOR SERVICE BY ANY OTHER MEANS PROVIDED BY STATUTE OR RULE OF COURT. NOTWITHSTANDING THE FOREGOING, EACH OF THE PARTIES HERETO AGREES THAT IT WILL NOT BRING OR SUPPORT ANY ACTION, CAUSE OF ACTION, CLAIM, CROSS-CLAIM OR THIRD PARTY CLAIM OF ANY KIND OR DESIGNATION, WHETHER IN LAW OR IN EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OF THE DEBT FINANCING SOURCES IN ANY WAY RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, INCLUDING ANY DISPUTE ARISING OUT OF OR RELATING IN ANY WAY TO THE DEBT COMMITMENT FINANCING LETTERS, OR THE PERFORMANCE THEREOF, IN ANY FORUM OTHER THAN THE SUPREME COURT OF THE STATE OF NEW YORK, CITY OF NEW YORK, OR IF UNDER APPLICABLE LAW EXCLUSIVE JURISDICTION IS VESTED IN THE FEDERAL COURTS, THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK (AND APPELLATE COURTS THEREOF).

10.18 Prevailing Party. If there shall occur any dispute or proceeding between the parties relating to this Agreement or the transactions contemplated hereby, the non-prevailing party shall pay all reasonable costs and fees (including reasonable attorneys’ fees and expenses) of the prevailing party.

10.19 Acknowledgement. In any dispute or proceeding arising under or in connection with this Agreement following the Closing, the Seller shall have the right, at its election, to retain Kirkland & Ellis LLP to represent it in such matter, and the Purchaser hereby irrevocably waives and consents to any such representation in any such matter and the communication by such counsel to the Seller in connection with any such representation of any fact known to such counsel arising by reason of such counsel’s prior representation of the Company and its Subsidiaries. The Purchaser irrevocably acknowledges and agrees that all communications between the Company and its Subsidiaries, on the one hand, and counsel, on the other hand, made in connection with the negotiation, preparation, execution, delivery and Closing under, or any dispute or proceeding arising under or in connection with this Agreement or otherwise in connection with the transactions contemplated by this Agreement that, immediately prior to the Closing, would be deemed to be privileged communications of any of the Company and its Subsidiaries, on the one hand, and its counsel, on the other hand, and would not be subject to disclosure to the Purchaser in connection with any process relating to a dispute arising under or in connection with, this Agreement or otherwise in connection with the transactions contemplated by this Agreement, shall continue after the Closing and for all purposes be deemed to be privileged communications between the Seller, on the one hand, and its counsel, on the other hand, and neither the Purchaser nor any Person purporting to act on behalf of or through Purchaser shall seek to obtain the same by any process on the grounds that the privilege attaching to such communications, belongs to the Company and its Subsidiaries, and not to the Seller.

10.20 Payments under this Agreement. Each party agrees that all amounts required to be paid hereunder shall be paid in United States currency and, except as otherwise expressly set forth in this Agreement, without discount, rebate, reduction or withholding and not subject counterclaim or offset, on the dates required hereby (with time being of the essence).

10.21 Non-Recourse. This Agreement may only be enforced against, and any Claim based upon, arising out of, or related to this Agreement or the transactions contemplated hereby may only be brought against, the Persons that are expressly named as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. Except to the extent a named party to this Agreement (and then only to the extent of the specific obligations undertaken by such named party in this Agreement and not otherwise), no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or Representative or Affiliate of any of the foregoing, and no Debt Financing Source, shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Seller or Purchaser under this Agreement of or for any Claim based on, arising out of, or related to this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, the Seller acknowledges that it has no right of recovery (for Damages or any other remedy of the Seller and its Affiliates, as the case may be) against (and hereby waives all such rights), and no personal liability shall attach to, any Debt Financing Source with respect to this Agreement, whether directly or by or through a Claim by or on behalf of the Purchaser against any Debt Financing Source, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute, regulation or applicable law, or otherwise. Recourse against the Purchaser to the extent permitted in this Agreement shall be the sole and exclusive remedy of the Seller and its Affiliates against the Debt Financing Sources in respect of any liabilities arising under, or in connection with, this Agreement, the Debt Financing and the transactions contemplated hereby or thereby. Notwithstanding anything contained in this Section 10.21 or elsewhere in this Agreement to the contrary, nothing in this Section 10.21 shall limit or otherwise impair any of the Company’s or the Seller’s rights under Section 10.13 solely as to each other.

10.22 Release. Notwithstanding anything to the contrary herein, effective as of the Closing Date, the Seller, on behalf of itself and its Affiliates (other than the Company and its Subsidiaries), hereby irrevocably waives any and all Claims and right to recourse against the Company or any of its officers, managers or employees with respect to any misrepresentation or breach of any representation, warranty or indemnity, or noncompliance with any conditions, covenants or agreements, given or made about or with respect to the Company or any of its Subsidiaries in this Agreement and any agreement and/or certificate delivered pursuant hereto. Neither the Seller nor any of its Affiliates shall be entitled, directly or indirectly, to contribution from, subrogation to or recovery against the Company or any of its Subsidiaries (or the Purchaser or any of its Affiliates from and after the Closing) with respect to any liability of the Seller or any of its Affiliates that may arise under or pursuant to this Agreement or any agreement and/or certificate delivered pursuant hereto; provided that, officers, directors, managers and employees of Seller and/or its Affiliates shall continue to be entitled to insurance arising under Section 6.03 or indemnification under any of the organization documents of the Company or any of its Subsidiaries, in each case, as applicable. In consideration of this Agreement, the Seller, on its own behalf and on behalf of its Affiliates (other than the Company and its Subsidiaries), executors, heirs, legal representatives, successors (whether pursuant to testamentary disposition, the Laws of descent and distribution or otherwise) and permitted assigns (any of the foregoing, a “Seller Releasing Party”) hereby releases and forever discharges, effective as of the Closing Date, the Company and the Purchaser, each of their respective Subsidiaries, and each of their respective officers, managers, directors, employees and Representatives (each, a “Seller Released Party”) from any and all Claims, liabilities or obligations of any nature (whether known or unknown, suspected or unsuspected, absolute or contingent, liquidated or unliquidated, due or to become due, accrued, fixed or otherwise) which have been or could have been or could be asserted against any Seller Released Party, which such Seller Releasing Party has or ever had or may have, arising out of or in any way relating to events, circumstances, actions or omissions, occurring, existing or taken prior to or as of the Closing Date with respect to matters relating to the Company; provided, however, that the parties acknowledge and agree that this Section 10.22 does not apply to and shall not constitute a release of (a) any rights or obligations arising under this Agreement, including full and complete payment for its Shares in accordance with this Agreement and the Escrow Agreement or any other rights or obligations arising under this Agreement, the Registration Rights Agreement, the Escrow Agreement or any other agreements contemplated hereby, (b) any rights or obligations arising under or related to the ownership of the Purchaser Shares, (c) if such Seller Affiliate is an employee or consultant of the Company or any of its Subsidiaries, rights under any Benefit Plan (other than as it relates to the provision of equity or equity-based compensation or other forms of incentive or deferred compensation) or rights to earned but unpaid wages or compensation, unpaid vacation and unreimbursed business expenses and (d) rights to directors’ and officers’ insurance arising under Section 6.03 or indemnification under any of the organizational documents of the Company or any of its Subsidiaries.

*    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Stock Purchase Agreement as of the day and year first above written.

Company:	ROYALL ACQUISITION CO.

	By:	/s/ Thomas J. Formolo
	Its:	President

Purchaser:	THE ADVISORY BOARD COMPANY

	By:	/s/ Robert Musslewhite
	Its:	Chief Executive Officer

Seller:	ROYALL HOLDINGS, LLC

	By:	/s/ Thomas J. Formolo
	Its:	President

EXHIBIT A-1

ROYALL ACQUISITION CO.

CLOSING CERTIFICATE

Reference is made to the Stock Purchase Agreement dated as of [            ], 2014 (the “Agreement”), by and among The Advisory Board Company, Royall Acquisition Co., a Delaware corporation (the “Company”) and Royall Holdings, LLC, a Delaware limited liability company.

The Company hereby certifies that the preconditions specified in Sections 2.01(a) and (b) of the Agreement, solely as they relate to the Company, have been satisfied as of the date hereof.

IN WITNESS WHEREOF, the undersigned have executed this Closing Certificate as of this [            ] day of [            ].

ROYALL ACQUISITION CO.

By:
Name:
Its:

EXHIBIT A-2

ROYALL HOLDINGS, LLC

CLOSING CERTIFICATE

Reference is made to the Stock Purchase Agreement dated as of [            ], 2014 (the “Agreement”), by and among The Advisory Board Company, Royall Acquisition Co., a Delaware corporation and Royall Holdings, LLC (the “Seller”), a Delaware limited liability company.

The Seller hereby certifies that the preconditions specified in Sections 2.01(a) and (b) of the Agreement, solely as they relate to the Seller, have been satisfied as of the date hereof.

IN WITNESS WHEREOF, the undersigned have executed this Closing Certificate as of this [            ] day of [            ].

ROYALL HOLDINGS, LLC

By:
Name:
Its:

EXHIBIT B

Royall Acquisition Co.

[ADDRESS]

            , 20

Director

Philadelphia Service Center

P.O. Box 21086

Drop Point 8731

FIRPTA Unit

Philadelphia, PA 19114-0586

Re:	Notice Required Under Treasury Regulation Section 1.897-2(h)(2)

Dear Sir/Madam:

This notice is being provided pursuant to Treasury Regulation Section 1.897-2(h)(2) by Royall Acquisition Co., a Delaware corporation (the “Company”), in response to a request from The Advisory Board Company, a Delaware corporation (“Purchaser”).

The undersigned hereby certifies the following on behalf of the Company:

1.	As of the date of this notice, no interest in the Company constitutes a “United States real property interest” as that term is defined in Section 897(c)(1) of the Internal Revenue Code of 1986, as amended.

2.	The Company’s U.S. taxpayer identification number is [Company EIN].

3.	The Company’s office address is:

[Company Address]

4.	The attached statement was not requested by a foreign interest holder. It was voluntarily provided by the Company in response to a request from Purchaser in accordance with Treasury Regulation Section 1.1445-2(c)(3)(i). The following information relates to Purchaser:

Name:	The Advisory Board Company
Address:	[ ]

U.S. taxpayer identification number:	[ ]

Enclosure

Under penalties of perjury, I declare that the above notice (including the attachment hereto) is true, correct and complete to my knowledge and belief and that I have the authority to sign this document on behalf of the Company.

Sincerely,

Royall Acquisition Co.

By:
Name:
Title:

Signature Page to IRS Notice

CERTIFICATION OF NON-UNITED STATES

REAL PROPERTY HOLDING CORPORATION STATUS

Section 1445 of the Internal Revenue Code of 1986, as amended, (the “Code”) provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person. To inform the transferee that withholding of tax is not required upon the disposition of an interest in Royall Acquisition Co., a Delaware corporation (the “Company”), the undersigned hereby certifies the following:

1.	This notice is provided pursuant to the requirements of Treasury Regulations Sections 1.1445-2(c)(3) and 1.897-2(h);

2.	The Company’s U.S. taxpayer identification number is [EIN];

3.	The Company’s office address is:

[ADDRESS]

4.	The Company is not and has not been a “United States real property holding corporation,” as defined in Section 897(c)(2) of the Code, during the period described in Section 897(c) of the Code, and no interest in the Company constitutes a “United States real property interest,” as defined in Section 897(c)(1) of the Code.

The Company understands that this certification may be disclosed to the Internal Revenue Service by the transferee and that any false statement made herein could be punished by fine, imprisonment or both.

Under penalties of perjury, I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct and complete, and I further declare that I have authority to sign this document on behalf of the Company.

Date:                  , 20

ROYALL ACQUISITION CO.

By:
Name:
Title:

Signature Page to FIRPTA Certificate

EXHIBIT C

THE ADVISORY BOARD COMPANY

CLOSING CERTIFICATE

Reference is made to the Stock Purchase Agreement dated as of [            ] (the “Agreement”), by and among The Advisory Board Company (the “Purchaser”), Royall Acquisition Co., a Delaware corporation (the “Company”) and Royall Holdings, LLC, a Delaware limited liability company.

The Purchaser hereby certifies that the preconditions specified in Section 2.02(a) and (b) of the Agreement have been satisfied as of the date hereof.

IN WITNESS WHEREOF, the undersigned has executed this Closing Certificate as of this [            ] day of [            ].

THE ADVISORY BOARD COMPANY

By:
Name:
Its:

EXHIBIT D

ESCROW AGREEMENT

THIS ESCROW AGREEMENT (this “Agreement”) is made as of             , 20    , by and among (i) The Advisory Board Company, a Delaware corporation (“Purchaser”), (ii) Royall Holdings, LLC, a Delaware limited liability company (“Seller”), and (iii) Wilmington Trust, N.A., a national banking association, as escrow agent (the “Escrow Agent”). Seller and Purchaser are sometimes collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used herein but not defined herein shall have the meanings set forth in the Purchase Agreement (as defined below).

WHEREAS, Seller, Purchaser, and other parties thereto are parties to that certain Stock Purchase Agreement, dated as of December 10, 2014 (the “Purchase Agreement”);

WHEREAS, pursuant to the terms of the Purchase Agreement and as part of the transactions contemplated thereby, Seller and Purchaser agreed to enter into this Agreement and deposit the Escrow Amount (as defined below) with the Escrow Agent for the purposes set forth herein;

WHEREAS, Section 1.04(vi) of the Purchase Agreement provides that, at the Closing, Purchaser shall deliver the Escrow Amount to the Escrow Agent to be held in accordance with the terms of the Escrow Agreement; and

WHEREAS, the Parties and the Escrow Agent desire to more specifically set forth their rights and obligations with respect to the Escrow Amount and the distribution and release thereof;

NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties and the Escrow Agent hereby agree as follows.

1. Appointment of Escrow Agent. Seller and Purchaser hereby appoint the Escrow Agent as escrow agent in accordance with the terms and conditions set forth herein, and the Escrow Agent hereby accepts such appointment.

2. Escrow Deposit. On the date of this Agreement, Purchaser shall deposit or cause to be deposited with the Escrow Agent, in accordance with Section 1.04(vi) of the Purchase Agreement, $2,000,000 (the “Escrow Amount”) (together with any interest, dividends, gains and other income earned thereon, the “Escrow Funds”). The Escrow Agent shall establish and maintain the escrow account in which the Escrow Funds will be held (the “Escrow Account”). The Escrow Agent shall not distribute or release the Escrow Funds except in accordance with the express terms and conditions of this Agreement.

3. Permitted Investments.

(a) The Escrow Agent shall follow the Joint Instructions (as defined below) of the Parties concerning any investment or reinvestment from time to time of the funds held in the Escrow Account; provided that permissible investments shall be limited to: (a) money market accounts and money market mutual funds (including those of the Escrow Agent), treasury bills, treasury notes or any other direct obligations issued by or guaranteed in full as to principal and interest by the United States of America and certificates of deposit issued by a commercial bank having capital, surplus and undivided profits of not less than $500,000,000 (including the Escrow Agent and its affiliates), (b) obligations of or guaranteed by the U.S. government with a maturity of not more than 120 days, (c) certificates of deposit with a maturity of not more than 120 days with a commercial bank having capital, surplus and undivided profits of not less than $500,000,000, (d) commercial paper with a maturity of not more than 120 days that is rated A-2,

P-2 or better by Standard & Poor’s Corporation or Moody’s Investors Services, Inc. and (e) debt of or guaranteed by any state or political subdivision with a maturity of not more than 120 days that is rated A or better (the “Permitted Investments”). In the absence of the Joint Instructions described above, the Escrow Agent shall invest the Escrow Funds, to the extent reasonably practicable, in M&T Bank Corporate Deposit Account (the “CDA”) or such successor or similar fund with the Escrow Agent. Amounts on deposit in the CDA are insured up to a total of $250,000 per depositor, per insured bank (including principal and accrued interest) by the Federal Deposit Insurance Corporation (the “FDIC”), subject to the applicable rules & regulations of the FDIC. The Parties understand that deposits in the CDA are not secured. Neither of the Parties nor the Escrow Agent shall be liable or responsible in any manner for any loss or depreciation resulting from any such Permitted Investment or any liquidation thereof, or for any costs in connection therewith, and all of said losses and costs shall be borne by the Escrow Account. The Escrow Agent is hereby authorized to execute purchases and sales of investments through the facilities of its own trading or capital markets operations or those of any affiliated entity. The Escrow Agent shall send statements to each of the Parties on a monthly basis reflecting activity in the Escrow Account for the preceding month. The Escrow Agent will act upon investment instructions the day that such instructions are received; provided that the instructions are communicated within a reasonable amount of time to allow the Escrow Agent to make the specified investment. For purposes of this Agreement, “Joint Instructions” shall mean a written direction executed by both (i) a Person whose signature appears on Exhibit A-1 hereto and (ii) a Person whose signature appears on Exhibit A-2 hereto, directing the Escrow Agent to disburse all or a portion of the Escrow Funds or to take or refrain from taking any other action pursuant to this Escrow Agreement.

(b) The Parties recognize and agree that the Escrow Agent will not provide supervision, recommendations or advice relating to either the investment of moneys held in the Escrow Account or the purchase, sale, retention or other disposition of any Permitted Investment.

(c) Although the Parties recognize that they may obtain a broker confirmation or written statement containing comparable information at no additional cost, the Parties hereby agree that confirmations of Permitted Investments are not required to be issued by the Escrow Agent for each month in which a monthly statement is rendered.

(d) The Parties acknowledge and agree that the delivery of the escrowed property is subject to the sale and final settlement of Permitted Investments. Proceeds of a sale of Permitted Investments will be delivered on the Business Day on which the appropriate instructions are delivered to the Escrow Agent if received prior to the deadline for same day sale of such Permitted Investments. If such instructions are received after the applicable deadline, proceeds will be delivered on the next succeeding Business Day.

4. Release of Escrow Funds. The Escrow Funds shall be distributed and released only as follows.

(a) Post-Closing Adjustment. Pursuant to Section 1.05(c)(i) of the Purchase Agreement, if the Final Cash Purchase Price is greater than the Estimated Cash Purchase Price (as finally determined pursuant to Section 1.05(b) of the Purchase Agreement), Seller and Purchaser will deliver to the Escrow Agent Joint Instructions directing the Escrow Agent to make payment, by wire transfer of immediately available funds to, or as directed by, Seller, all remaining funds in the Escrow Account.

(b) Pursuant to Section 1.05(c)(ii) of the Purchase Agreement, if the Final Cash Purchase Price is less than the Estimated Cash Purchase Price (as finally determined pursuant to Section 1.05(b) of the Purchase Agreement), Seller and Purchaser will deliver to the Escrow Agent Joint Instructions directing the Escrow Agent to make payment, by wire transfer of immediately available funds to, or as directed by, (x) Purchaser, the amount of any such shortfall and (y) Seller, any amount remaining in the Escrow Account after the payment of such shortfall.

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5. Conditions to Escrow. The Escrow Agent agrees to hold the Escrow Funds and to perform its obligations in accordance with the terms and provisions of this Agreement. The Parties agree that the Escrow Agent shall not assume any responsibility for the failure of the Parties to perform in accordance with the Purchase Agreement or this Agreement. The acceptance by the Escrow Agent of its responsibilities hereunder is subject to the following terms and conditions, which the parties hereto agree shall govern and control with respect to the Escrow Agent’s rights, duties and liabilities hereunder.

(a) Documents. The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, receipt or other paper or document furnished to it, not only as to its due execution and validity and the effectiveness of its provisions, but also as to the truth and accuracy of any information therein contained, which the Escrow Agent in good faith believes to be genuine and what it purports to be. Should it be necessary for the Escrow Agent to act upon any instructions, directions, documents or instruments issued or signed by or on behalf of any corporation, partnership, fiduciary or individual acting on behalf of another party hereto, it shall not be necessary for the Escrow Agent to inquire into such corporation’s, partnership’s, fiduciary’s or individual’s authority. The Escrow Agent is also relieved from the necessity of satisfying itself as to the authority of the persons executing this Agreement in a representative capacity on behalf of any of the Parties. Concurrent with the execution of this Agreement, Purchaser and Seller shall deliver to the Escrow Agent authorized signers’ forms in the form of Exhibit A-1 and Exhibit A-2 to this Agreement.

(b) Liability. Provided the Escrow Agent complies with Joint Instructions furnished to it by Purchaser and Seller, the Escrow Agent shall not be liable for anything which it may do or refrain from doing in connection herewith, except for its own gross negligence, willful misconduct or fraud.

(c) Legal Counsel. The Escrow Agent may consult with, and obtain advice from, outside legal counsel in the event of any question as to any of the provisions hereof or its duties hereunder, and it shall incur no liability and shall be fully protected in acting in good faith in accordance with the opinion and instructions of such counsel.

(d) Limitation of Duties. The Escrow Agent shall have no duties except those which are expressly set forth herein and it shall not be bound by any agreements of the other parties hereto, including, without limitation, the Purchase Agreement (whether or not it has any knowledge thereof). The Escrow Agent shall not be deemed a fiduciary for any party to this Agreement. PROVIDED THE ESCROW AGENT COMPLIES WITH JOINT INSTRUCTIONS FURNISHED TO IT BY PURCHASER AND SELLER OR A FINAL ORDER, THE ESCROW AGENT SHALL NOT BE LIABLE, DIRECTLY OR INDIRECTLY, FOR ANY (I) DAMAGES, LOSSES OR EXPENSES ARISING OUT OF THE SERVICES PROVIDED HEREUNDER, OTHER THAN DAMAGES, LOSSES OR EXPENSES WHICH HAVE BEEN FINALLY ADJUDICATED TO HAVE DIRECTLY RESULTED FROM THE ESCROW AGENT’S FRAUD, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, OR (II) SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR LOSSES OF ANY KIND WHATSOEVER (INCLUDING WITHOUT LIMITATION LOST PROFITS), EVEN IF THE ESCROW AGENT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH LOSSES OR DAMAGES AND REGARDLESS OF THE FORM OF ACTION.

(e) Resignation or Termination of Escrow Agent. The Escrow Agent shall have the right to resign at any time by giving thirty (30) calendar days prior written notice of such resignation to the Parties and the Parties shall have the right to terminate the services of the Escrow Agent hereunder at any time by giving joint written notice (with such written notice being signed by the Parties) of such

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termination to the Escrow Agent, in each case specifying the effective date of such resignation or termination. Within thirty (30) days after receiving or delivering the aforesaid notice, as the case may be, the Parties agree to appoint a successor escrow agent to which the Escrow Agent shall distribute the property then held hereunder in accordance with the terms hereof. If a successor escrow agent has not been appointed and has not accepted such appointment by the end of such thirty (30)-day period, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent, and the reasonable costs and expenses which are incurred in connection with any such proceeding shall be paid one-half by Seller and one-half by Purchaser. Except as otherwise agreed to in writing by the Parties, in the event of the Escrow Agent’s resignation or termination, no Escrow Funds shall be released from the Escrow Account unless and until a successor escrow agent has been appointed in accordance with this Section 5(e).

(f) Discharge of Escrow Agent. Upon delivery of all of the Escrow Funds pursuant to the terms of Section 4 above or to a successor escrow agent, the Escrow Agent shall thereafter be discharged from any further obligations hereunder. The Escrow Agent is hereby authorized, in any and all events, to comply with and obey any and all fixed, nonappealable judgments, orders and decrees of any court of competent jurisdiction which may be filed, entered or issued (each a “Final Order”), and, if it shall so comply or obey, it shall not be liable to any other person by reason of such compliance or obedience. The Escrow Agent shall be entitled to receive and may conclusively rely upon an opinion of counsel to the effect that a judgment, order or decree is final, nonappealable and from a court of competent jurisdiction.

(g) Interpleading of Assets upon Dispute. In the event that (i) any dispute shall arise between the Parties with respect to the disposition or disbursement of any of the assets held hereunder or (ii) the Escrow Agent shall be uncertain as to how to proceed in a situation not explicitly addressed by the terms of this Agreement whether because of conflicting demands by the other parties hereto or otherwise, the Escrow Agent shall be permitted to interplead all of the assets held hereunder into a court of competent jurisdiction, and thereafter be fully relieved from any and all liability or obligation with respect to such interpleaded assets or may, at its option, retain the assets until the Escrow Agent receives Joint Instructions. The Parties further agree to pursue any redress or recourse in connection with such a dispute, without making the Escrow Agent a party to the same.

(h) Agency. The Escrow Agent shall have the right to perform any of its duties hereunder through agents, attorneys, custodians or nominees.

(i) Merger of Escrow Agent. Any banking association or corporation into which the Escrow Agent may be merged, converted or with which the Escrow Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Escrow Agent shall be a party, or any banking association or corporation to which all or substantially all of the corporate trust business of the Escrow Agent shall be transferred, shall succeed to all the Escrow Agent’s rights, obligations and immunities hereunder without the execution or filing of any paper or any further act on the part of any of the Parties, anything herein to the contrary notwithstanding.

(j) Garnishment of Escrow Funds. In the event that any of the Escrow Funds shall be attached, garnished or levied upon by any court order, or the delivery thereof shall be stayed or enjoined by an order of a court, or any order, judgment or decree shall be made or entered by any court order affecting the property deposited under this Agreement, the Escrow Agent is hereby expressly authorized, in its sole discretion, to obey and comply with all writs, orders or decrees so entered or issued, which it is advised by legal counsel of its own choosing is binding upon it, whether with or without jurisdiction, and in the event that the Escrow Agent obeys or complies with any such writ, order or decree it shall not be liable to any of the parties hereto or to any other person, firm or corporation, by reason of such compliance notwithstanding such writ, order or decree being subsequently reversed, modified, annulled, set aside or vacated.

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6. Taxation. Seller hereby acknowledges that, for federal and state income Tax purposes, any interest, dividends, gains and other income earned on the Escrow Funds (the “Escrow Earnings”) shall be income of Seller. The Escrow Agent shall be responsible for reporting any Escrow Earnings to the Internal Revenue Service; provided that the Parties acknowledge that payments of any Escrow Earnings will be subject to backup withholding penalties unless a properly completed Internal Revenue Service form W-8 or W-9 certification is submitted to the Escrow Agent on behalf of Seller. Seller hereby acknowledges that, unless otherwise required by applicable law and subject to the immediately preceding sentence, the Escrow Agent is not required to prepare and file any income or other Tax Returns applicable to the Escrow Account with the IRS or any required state or local departments of revenue in any year income is earned in any particular Tax year. Any Taxes payable on the Escrow Earnings shall be paid by Seller, whether or not the income was distributed by the Escrow Agent during any particular year and to the extent required under the provisions of the Code.

7. Indemnification. Seller, on the one hand, and Purchaser, on the other hand, hereby agree, severally and not jointly, to indemnify the Escrow Agent for and to hold it harmless against any loss, liability or reasonable expense (including reasonable attorneys’ fees and expenses) incurred without gross negligence, willful misconduct or fraud on the part of the Escrow Agent arising out of or in connection with its performance under this Agreement; provided, however, that, Seller, on the one hand, and Purchaser, on the other hand, shall each be responsible for not more than 50% of any such losses, liabilities, fees or expenses.

8. Escrow Costs. The Escrow Agent shall be entitled to be paid a fee for its services pursuant to the attached Exhibit B and to be reimbursed for its reasonable costs and expenses incurred in connection with maintaining the Escrow Account hereunder, which fees, costs and expenses shall be paid one-half by Seller and one-half by Purchaser. The Escrow Agent shall be entitled and is hereby granted the right to set off and deduct from the Escrow Funds any unpaid fees, non-reimbursed expenses and unsatisfied indemnification rights from such Escrow Funds. In the event that the Escrow Agent exercises its right to set off set forth in the immediately preceding sentence, the amount of such set off for which (i) Seller is responsible shall be repaid by Seller to Purchaser and (ii) Purchaser is responsible shall be replenished by Purchaser into the Escrow Funds.

9. Limitations on Rights to Escrow Funds. None of the Parties shall have any right, title or interest in or to, or possession of, the Escrow Account and therefore shall not have the ability to pledge, convey, hypothecate or grant as security all or any portion of the Escrow Funds unless and until such Escrow Funds have been released pursuant to Section 4 above. Accordingly, the Escrow Agent shall be in sole possession of the Escrow Funds and shall not act as custodian of the Parties under this Agreement for the purposes of perfecting a security interest therein, and no creditor of any of the Parties shall have any right to have or to hold or otherwise attach or seize all or any portion of the Escrow Funds as collateral for any obligation and shall not be able to obtain a security interest in any of the Escrow Funds unless and until such Escrow Funds have been released pursuant to Section 4 above.

10. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when personally delivered, sent by fax or email (with hard copy to follow) or sent by reputable overnight express courier (charges prepaid), or (ii) three business days following mailing by certified or registered mail, postage prepaid and return receipt requested. Unless another address is specified in writing, notices, demands and communications to Seller, Purchaser, and the Escrow Agent shall be sent to the addresses indicated below.

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Notice to Seller:

Royall Holdings, LLC

c/o CHS Capital LLC

10 South Wacker Drive

Suite 3175

Chicago, IL 60606

Attention:	Thomas J. Formolo
Jocelyn R. Stanley

Facsimile No.: (312) 876-3854

Telephone No.: (312) 876-1840

Email: tjformolo@chsonline.com

Email: jstanley@chsonline.com

with a copy to:

(which shall not constitute notice to Seller)

Kirkland & Ellis LLP

300 North LaSalle Street

Chicago, Illinois 60654

Attention:	Sanford E. Perl, P.C.
Robert A. Wilson, P.C.

Facsimile No.: (312) 862-2200

Telephone No.: (312) 862-2000

Email: sanford.perl@kirkland.com

Email: robert.wilson@kirkland.com

Notice to Purchaser:

The Advisory Board Company

2445 M Street, N.W.

Washington, D.C. 20037

Attention: Evan R. Farber, Esq.

Facsimile No.: (202) 266-5700

Telephone No.: (202) 266-6418

Email: farbere@advisory.com

with a copy to:

(which shall not constitute notice to Purchaser)

Hogan Lovells US LLP

Columbia Square

555 Thirteenth Street, N.W.

Washington, DC 20004

Attention: Joseph E. Gilligan

Attention: Brian C. O’Fahey

Facsimile No.: (202) 637-5910

Telephone No.: (202) 637-5945 or (202) 637-6541

Email: joseph.gilligan@hoganlovells.com

Email: brian.ofahey@hoganlovells.com

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Notice to Escrow Agent:

Wilmington Trust, N.A.

50 South Sixth Street, Suite 1290

Minneapolis, MN 55402

Attention: Aaron R. Soper

Facsimile No.: (612) 217-5651

Email: asoper@wilmingtontrust.com

11. Entire Agreement; Amendments. This Agreement, together with the Purchase Agreement, contains the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes any prior understandings or agreements by or among the parties hereto, whether written or oral, which may have related to the subject matter hereof in any way. This Agreement may be amended, or any provision of this Agreement may be waived, so long as such amendment or waiver is set forth in a writing executed by each of the Parties (a copy of which shall be promptly provided to the Escrow Agent); provided that, if any such amendment or waiver would have the effect of increasing or expanding the Escrow Agent’s obligations or duties under this Agreement, the written consent of the Escrow Agent shall be required in addition to the written consent of the Parties. No course of dealing between or among the parties hereto shall be deemed effective to modify, amend or discharge any part of this Agreement of any rights or obligations of any party hereto under or by reason of this Agreement.

12. Assigns and Assignment. This Agreement and all actions taken hereunder shall inure to the benefit of and shall be binding upon all of the parties hereto and upon all of their respective successors and assigns; provided that (a) the Escrow Agent shall not be permitted to assign its obligations hereunder except as provided in Sections 5(e) and 5(i) above and (b) no assignment by any of the Parties shall be binding against the Escrow Agent unless and until written notice of such assignment is delivered to and acknowledged by the Escrow Agent.

13. No Other Third Party Beneficiaries. Nothing herein expressed or implied is intended or shall be construed to confer upon or to give any Person other than the Escrow Agent, the Parties and their permitted assigns any rights or remedies under or by reason of this Agreement.

14. Interpretation. The headings in this Agreement are inserted for convenience of reference only and shall not be a part of or control or affect the meaning hereof.

15. No Waiver. No failure or delay by a party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and no single or partial exercise thereof shall preclude any right of further exercise or the exercise of any other right, power or privilege. The right of the Parties to receive all or a portion of the Escrow Funds under the circumstances described in Section 4 above is in addition to, and not in lieu of, any other remedies that any Person may have against another Person pursuant to the Purchase Agreement in the event of a breach of, or other liability under, the Purchase Agreement.

16. Severability. The parties hereto agree that (a) the provisions of this Agreement shall be severable in the event that for any reason whatsoever the provisions hereof are invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provisions shall be automatically replaced by other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

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17. No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term “including” as used herein shall be by way of example and shall not be deemed to constitute a limitation of any term or provision contained herein. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

18. Governing Law. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by, and construed in accordance with, the domestic laws of the State of Delaware without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. Jurisdiction as between Seller and Purchaser shall be governed by Section 10.17 of the Purchase Agreement.

19. Banking Days. If any date on which the Escrow Agent is required to make an investment or a delivery pursuant to the provisions hereof is not a banking day, then the Escrow Agent shall make such investment or delivery on the next succeeding banking day.

20. Counterparts. This Agreement may be executed by the parties hereto individually or in any combination, in one or more counterparts (including by means of telecopied or PDF signature pages), each of which shall be an original and all of which shall together constitute one and the same agreement.

21. Conflicts. The Parties agree and acknowledge that to the extent any terms and provisions of this Agreement are in any way inconsistent with or in conflict with any term, condition or provision of the Purchase Agreement, the Purchase Agreement shall govern and control. Unless and until the Escrow Agent shall be notified in writing that an inconsistency or a conflict exists between this Agreement and this Purchase Agreement, it shall be entitled to conclusively assume that no such inconsistency or conflict exists. In the event that the Escrow Agent shall be notified that an inconsistency or a conflict exists between the Agreement and the Purchase Agreement, the Escrow Agent shall be permitted to interplead assets held hereunder pursuant to Section 5(g) hereof.

22. Bankruptcy Proceedings. In the event of the commencement of a bankruptcy case or cases wherein Seller or Purchaser is the debtor, the Escrow Funds will not constitute property of the debtor’s estate within the meaning of 11 U.S.C. § 541.

23. Specific Performance. The obligations of the parties hereto (including the Escrow Agent) are unique in that time is of the essence, and any delay in performance hereunder by any party will result in irreparable harm to the other parties hereto. Accordingly, any party may seek specific performance and/or injunctive relief before any court of competent jurisdiction in order to enforce this Agreement or to prevent violations of the provisions hereof, and no party will object to specific performance or injunctive relief as an appropriate remedy. The Escrow Agent acknowledges that its obligations, as well as the obligations of any party hereunder, are subject to the equitable remedy of specific performance and/or injunctive relief.

24. Termination. This Agreement shall terminate when all of the Escrow Funds in the Escrow Account have been released and distributed in accordance with Section 4. Upon such termination this Agreement shall have no further force and effect, except that the provisions of this Section 24 and Sections 6, 7 and 8 and Sections 10 through 20 shall survive such termination and the resignation or removal of the Escrow Agent.

[Remainder of the page intentionally left blank; signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first written above.

PURCHASER:

THE ADVISORY BOARD COMPANY

By:

Name:
Its:

SELLER:

ROYALL HOLDINGS, LLC

By:

Name:
Its:

ESCROW AGENT:

WILMINGTON TRUST, N.A., AS ESCROW AGENT

By:

Name:
Title:

Signature Page to Escrow Agreement

EXHIBIT A-1

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Purchaser and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit A-1 is attached, on behalf of Purchaser.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT A-2

Certificate as to Authorized Signatures

The specimen signatures shown below are the specimen signatures of the individuals who have been designated as authorized representatives of Seller and are authorized to initiate and approve transactions of all types for the escrow account or accounts established under the Escrow Agreement to which this Exhibit A-2 is attached, on behalf of Seller.

Name / Title	Specimen Signature

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

Name	Signature

Title

EXHIBIT B

SCHEDULE OF ESCROW AGENT FEES

Escrow Fee	$

These fees cover the full term of the Escrow Account.

EXHIBIT E

REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT

Between

THE ADVISORY BOARD COMPANY

And

ROYALL HOLDINGS, LLC

Dated as of [            ], 201[    ]

i

5.10	Specific Performance	24
5.11	Severability	24

ii

REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT

REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT (this “Agreement”), dated as of [            ], 20[    ], is made among The Advisory Board Company, a Delaware corporation (the “Company”), and Royall Holdings, LLC, a Delaware limited liability company (the “Seller”).

W I T N E S S E T H:

WHEREAS, pursuant to the Stock Purchase Agreement, dated as of December 10, 2014 (the “Purchase Agreement”), among the Company, the Seller and Royall Acquisition Co., a Delaware corporation, the Seller will receive shares of the common stock, par value $0.01 per share, of the Company (the “Common Stock”);

WHEREAS, the Company has agreed in the Purchase Agreement to grant to the Seller the registration rights with respect to such shares of Common Stock set forth in this Agreement; and

WHEREAS, the Company and the Seller wish to provide herein for certain rights and obligations of the Seller and other specified persons with respect to the ownership and disposition of the Common Stock and other securities of the Company;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE 1

DEFINITIONS

1.1 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

“Affiliate” has the meaning specified in Rule 12b-2 promulgated under the Exchange Act as in effect on the date hereof.

“Agreement” has the meaning specified in the preamble hereto.

“Amendment” has the meaning specified in Section 5.2(a).

“Beneficial owner” and to “beneficially own” have the same meanings as in Rule 13d-3 promulgated under the Exchange Act as in effect on the date hereof, provided that a Person shall not be deemed to be the beneficial owner of or to beneficially own any Common Stock or other securities of the Company solely because such Person is a party to this Agreement, if such Person would not be deemed to be the beneficial owner of or to beneficially own such Common Stock or other securities of the Company within the meaning of such Rule 13d-3 if such Person were not a party to this Agreement.

“Blackout Period” has the meaning specified in Section 2.6(a).

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in The City of New York or the District of Columbia are authorized or obligated by law or other governmental actions to close.

“Combined Tranche” has the meaning specified in Section 2.3(b).

“Closing Date” has the meaning specified in the Purchase Agreement.

“Common Stock” has the meaning specified in the recitals.

“Company” has the meaning specified in the preamble hereto.

“Company Board” means the Board of Directors of the Company.

“Company Initial Tranche” has the meaning specified in Section 2.3(b).

“Company Securities” means (a) the Common Stock (including, without limitation, the Purchaser Shares) and (b) all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, in each case exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock, whether at the time of issue or upon the passage of time or the occurrence of some future event.

“Cutback Notice” has the meaning specified in Section 2.4(a).

“Demand Registration” has the meaning specified in Section 2.2(a).

“Demand Registration Notice” has the meaning specified in Section 2.2(a).

“Demand Rights Commencement Date” means April 1, 2015.

“Demand Registration Statement” has the meaning specified in Section 2.2(a).

“Early Initial Offering” means an Initial Offering with respect to which, during the Early Initial Offering Period, the Company both (1) has filed a registration statement for use in such Initial Offering and (2) is actively pursuing the marketing of such Initial Offering.

“Early Initial Offering Period” means the period commencing on the first day following the Closing Date and ending on the 45th day following the Closing Date.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Exchange Act of 1934, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

“Excluded Registration” means (a) a registration of Common Stock under the Securities Act pursuant to a registration statement filed (i) on Form S-4 or Form S-8 under the Securities Act or any successor registration forms under the Securities Act that may be adopted by the SEC or (ii) in connection with an exchange offer or an offering of securities solely to existing stockholders of the Company or employees of the Company or its subsidiaries, or (b) a Rule 144A Resale Shelf Registration.

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“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 433 under the Securities Act, relating to an offer of Registrable Securities.

“Full Liquidity Level” has the meaning specified in Section 2.3(c).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof and any entity properly exercising executive, legislative, judicial, regulatory or administrative functions of government.

“Holder” means the Seller in its status as a holder of Registrable Securities.

“Initial Offering” means the first registration of Common Stock under the Securities Act effected by the Company after the Closing Date with respect to which the Holder shall have the right to deliver a Piggyback Registration Notice pursuant to Section 2.3(a).

“Later Initial Offering” means an Initial Offering with respect to which, during the Later Initial Offering Period, the Company both (1) has filed a registration statement for use in such Initial Offering and (2) is actively pursuing the marketing of such Initial Offering.

“Later Initial Offering Period” means the period commencing on the first day following the end of the Early Initial Offering Period and ending on the earlier of (a) the 45th day following the end of the Early Initial Offering Period and (b) the Demand Rights Commencement Date.

“Lock-up Letter Transactions” means (a) offering for sale, selling, pledging, hypothecating, transferring, making any short sale of, loaning, granting any option or right to purchase of or otherwise disposing of (or entering into any transaction or device that is designed to, or could be expected to, result in the disposition by any Person at any time in the future of) any Company Securities (including Company Securities that may be deemed to be beneficially owned by such Person and Company Securities that may be issued upon exercise of any stock options or warrants) or securities convertible into or exercisable or exchangeable for Company Securities, (b) entering into any swap, hedging arrangement or other derivatives transaction with respect to any Company Securities (including Company Securities that may be deemed to be beneficially by such Person and Company Securities that may be issued upon exercise of any stock options or warrants) or securities convertible into or exercisable or exchangeable for Company Securities, whether any such transaction described in clause (a) above or this clause (b) is to be settled by delivery of Company Securities, in cash or otherwise, (c) making any demand for or exercising any right or causing to be filed a Registration Statement, including any amendments thereto, with respect to the registration of any Company Securities or securities convertible into or exercisable or exchangeable for Company Securities or (d) publicly disclosing the intention to do any of the foregoing.

“Losses” has the meaning specified in Section 2.10(a).

“Market Value” means, with respect to a share of Common Stock as of any date of determination, the closing sale price of the Common Stock on such date as reported on the NASDAQ Global Select Market.

“Minimum Primary Offering Amount” means $150 million after deduction of underwriting discounts and fees.

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“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

“Piggyback Limitations” has the meaning specified in Section 2.3(a).

“Piggyback Registration Notice” has the meaning specified in Section 2.3(a).

“Primary Offering Notice” has the meaning specified in Section 2.3(a).

“Proposed Offering Amount” has the meaning specified in Section 2.3(a).

“Prospectus” means the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by any Registration Statement, and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference into such prospectus.

“Purchase Agreement” has the meaning specified in the recitals thereto.

“Purchaser Shares” means, collectively, (a) the shares of Common Stock issued by the Company to the Seller on the Closing Date pursuant to the Purchase Agreement and (b) any shares of Common Stock paid, issued or distributed in respect of any shares of Common Stock referred to in clause (a) by way of a stock dividend or distribution or stock split.

“Registrable Securities” means, with respect to the Holder, (a) the shares of Common Stock issued by the Company to the Seller on the Closing Date pursuant to the Purchase Agreement and held in the name of the Seller as Holder and (b) any shares of Common Stock paid, issued or distributed in the name of the Holder in respect of any shares of Common Stock referred to in clause (a) by way of a stock dividend or distribution or stock split and held by the Holder. Shares of Common Stock shall cease to be Registrable Securities in accordance with Section 2.1.

“Registration Expenses” means any and all expenses incident to the Company’s performance of its registration obligations under this Agreement, including (a) all SEC registration and filing fees and expenses incurred in connection with the preparation, printing and distribution of the Registration Statement and Prospectus and any other document or amendment thereto and the mailing and delivery of copies thereof to the Holder and any underwriters or dealers, (b) fees and disbursements of the Company, including fees and disbursements of counsel for the Company and of independent public accountants and other experts of the Company, (c) fees and expenses incident to any filing with FINRA or to securing any required review by FINRA of the terms of the sale of Registrable Securities, (d) fees and expenses in connection with the qualification of Registrable Securities for offering and sale under state securities laws (including fees and expenses incurred in connection with blue sky qualifications of the Registrable Securities and including all reasonable fees and disbursements of counsel in connection with any survey of state securities or blue sky laws and the preparation of any memorandum with respect thereto), (e) all fees and expenses incurred in connection with the listing of Registrable Securities on each securities exchange or automated quotation system on which the Common Stock is then listed, (f) the internal expenses of the Company (including all salaries and expenses of its officers and employees performing legal or accounting duties and expenses incurred by the Company in connection with any “road show” or

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marketing presentation), (g) in connection with a Demand Registration or a Piggyback Registration, up to $35,000 of the reasonable fees and disbursements of a single counsel for the Holder and (h) with respect to each registration, the reasonable fees and disbursements of all independent public accountants (including the expenses of any audit and/or “comfort” letter), the reasonable fees and expenses of other persons, including special experts, retained by the Company, but excluding (x) any underwriting discounts and fees, brokerage and sales commissions, and transfer and documentary stamp taxes, if any, relating to the sale or disposition of the Registrable Securities and (y) any fees or disbursements of counsel for the Holder, other than the fees and disbursements referred to in clause (g) above.

“Registration Rights Termination Time” means 5:00 p.m. Eastern Time on the first anniversary of the Closing Date.

“Registration Statement” means any registration statement of the Company filed with the SEC and referred to in Section 2.2 or 2.3, including any Prospectus, amendments and supplements to any such registration statement, including post-effective amendments, and all exhibits and all material incorporated by reference in any such registration statement.

“Requirements of Law” shall mean, as to any Person, the organizational or governing documents of such Person, and all federal, state, local and foreign laws, rules and regulations, including, without limitation, securities, antitrust, licensing, health, safety, labor and trade laws, rules and regulations, and all orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Rule 144” means Rule 144 (or any similar provisions then in effect) promulgated by the SEC under the Securities Act.

“Rule 144A Resale Shelf Registration” means a registration under the Securities Act of convertible notes, convertible preferred stock and/or Common Stock warrants and, as required pursuant to the Securities Act, the underlying Common Stock for resale of such securities by the purchasers thereof acquired in an offering under the Securities Act made to one or more nationally recognized investment banking firms as initial purchasers for reoffering by such initial purchasers solely to “qualified institutional buyers” (as defined in Rule 144A), to other institutional “accredited investors” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act), or to investors outside the United States in compliance with Regulation S under the Securities Act.

“SEC” means the Securities and Exchange Commission.

“Section 2.7(e) Suspension Period” has the meaning specified in Section 2.7(e).

“Section 2.7(k) Suspension Period” has the meaning specified in Section 2.7(k).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, as the same shall be in effect from time to time. Reference to a particular section of the Securities Act of 1933, as amended, shall include reference to the comparable section, if any, of any such successor federal statute.

“Seller” has the meaning specified in the preamble hereto.

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“Similar Securities” means, in connection with any registration of securities of the Company under the Securities Act, all securities of the Company that are (a) the same as or similar to the securities being registered, (b) convertible into or exchangeable or exercisable for the securities being registered or (c) the same as or similar to the securities into or for which the securities being registered are convertible or exchangeable or exercisable.

“Subsequent Offering” means any registration of Common Stock under the Securities Act effected by the Company after either (a) the Initial Offering or (b) the Demand Rights Commencement Date with respect to which the Holder shall have the right to deliver a Piggyback Registration pursuant to Section 2.3(a).

“Third Party” means any Person other than the Company, Holder or any of their respective Affiliates.

“Transfer” means, directly or indirectly, to sell, transfer, offer for sale, pledge, hypothecate or otherwise dispose of any Company Securities, either voluntarily or involuntarily, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, offer for sale, pledge, hypothecation or other disposition of any Company Securities, whether by operation of law or otherwise.

“Underwriter Cutback” has the meaning specified in Section 2.3(a).

“Underwritten Offering” means an underwritten offering in which securities are sold to one or more underwriters, on a firm commitment basis, for reoffering to the public and which includes a customary “road show” (including an “electronic road show”) or other substantial marketing effort by the Company and such underwriters.

“Upsize Notice” has the meaning specified in Section 2.3(b).

ARTICLE 2

REGISTRATION RIGHTS

2.1 Securities Subject to Article 2.

(a) The Registrable Securities held in the name of the Holder are the sole securities entitled to the benefits of this Article 2.

(b) Registrable Securities held by the Holder shall cease to be Registrable Securities (and the Holder shall cease to have any registration rights with respect thereto under this Agreement) at the Registration Rights Termination Time or, if earlier than the Registration Rights Termination Time, on the date and to the extent that (i) a Registration Statement covering such Registrable Securities has been declared effective under the Securities Act and such Registrable Securities have been disposed of pursuant to such effective Registration Statement, (ii) such Registrable Securities have been sold or transferred in accordance with the requirements of Rule 144, (iii) such Registrable Securities have been otherwise transferred or disposed of, certificates therefor not bearing a legend restricting further transfer or disposition thereof shall have been delivered by the Company and, at

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such time, subsequent transfer or disposition of such securities shall not require registration of such securities under the Securities Act, (iv) all Registrable Securities then held in the name of the Holder constitute less than two percent (2%) of the total number of shares of Common Stock then outstanding and all such Registrable Securities may be sold or transferred by the Holder pursuant to Rule 144 without holding period, manner of sale or volume limitations or (v) such Registrable Securities have ceased to be outstanding; provided that if the Holder shall have validly delivered a Demand Registration Notice or a Piggyback Registration Notice to the Company before the Registration Rights Termination Time, the Holder shall not cease to have registration rights with respect to the Registrable Securities covered by such Demand Registration Notice or Piggyback Registration Notice solely by reason of the subsequent occurrence of the Registration Rights Termination Time.

2.2 Demand Registration.

(a) At any time during the period beginning on the Demand Rights Commencement Date and ending at the Registration Rights Termination Time, the Holder may deliver a written request to the Company (the “Demand Registration Notice”) to file a Registration Statement (the “Demand Registration Statement”) for the registration of Registrable Securities to be offered and sold pursuant to an Underwritten Offering (the “Demand Registration”). The Demand Registration Notice shall specify the aggregate number of Registrable Securities requested to the registered pursuant to the Demand Registration. Subject to the limitations set forth in Section 2.6(a), the Company shall use commercially reasonable efforts to file as soon as reasonably practicable with the SEC (and, unless otherwise agreed to by the Holder, on or before 20 Business Days after its receipt of the Demand Registration Notice or, if financial statements required to be included in such a filing are not reasonably available on or before the expiration of such period of 20 Business Days, as soon as reasonably practicable thereafter), and cause to become or be declared effective under the Securities Act as soon as reasonably practicable, a Demand Registration Statement as will permit the sale and distribution of all or such portion of the Holder’s Registrable Securities as are specified in the Demand Registration Notice. The Company shall promptly notify the Holder of the date on which the Demand Registration Statement becomes or is declared effective.

(b) The Holder shall have the right to cause the Company to effect one Demand Registration pursuant to Section 2.2(a). A Demand Registration requested pursuant to Section 2.2(a) shall not be deemed to be effected for purposes of this Section 2.2 if (i) the Demand Registration Statement for such registration has not been declared effective by the SEC or has not become effective in accordance with the Securities Act and the rules and regulations thereunder or (ii) no Registrable Securities have been sold under such Demand Registration Statement.

(c) Notwithstanding the provisions of Section 2.2(a), the Company shall not be required to take any action pursuant to this Section 2.2 if (i) the Registrable Securities which the Company shall have been requested to register shall have a reasonably anticipated net aggregate offering price (after deduction of underwriting discounts and fees and offering expenses) of less than $35,000,000, as determined in good faith by the Company at the time of its receipt of the Demand Registration Notice, or (ii) the Company shall have consummated a registration of Common Stock under the Securities Act (other than an Excluded Registration) within the 120-day period immediately preceding delivery of a Demand Registration Notice.

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(d) Subject to the limitations set forth in Section 2.4(a), the Company shall have the right to include in any Demand Registration Statement such number of shares of Common Stock as it may specify.

2.3 Piggy-Back Registration.

(a) If at any time beginning on the Closing Date, the Company shall propose to file a Registration Statement under the Securities Act relating to a public offering of Common Stock (other than in connection with an Excluded Registration) for the Company’s own account or for the account of any security holder (other than the Holder), in each case, on a registration form and in a manner that would permit the registration of Registrable Securities for sale to the public under the Securities Act, and the lead managing underwriters of such offering determine that, in their judgment, the amount of proceeds from any such offering, after deduction of underwriting discounts and fees, which may be raised (the “Proposed Offering Amount”) without an Adverse Offering Effect (as defined below) exceeds the Minimum Primary Offering Amount, the Company shall (x) give written notice (the “Primary Offering Notice”) at least 15 Business Days prior to the filing thereof to the Holder, specifying the approximate date on which the Company proposes to file such Registration Statement and the Proposed Offering Amount, and advising the Holder of its right to have any and all of the Registrable Securities included among the securities to be covered thereby, subject, however, to (A) the limitations of Section 2.3(b) and Section 2.3(c) (as applicable, the “Piggyback Limitations”) and (B) reduction in accordance with Section 2.4(b), Section 2.4(c) or Section 2.4(d), as the case may be (as applicable, the “Underwriter Cutback”), and (y) at the written request of the Holder given to the Company within ten Business Days after written notice from the Company has been given to the Holder (a “Piggyback Registration Notice”), include among the securities covered by such Registration Statement the number of Registrable Securities which the Holder shall have requested to be so included in accordance with the Piggyback Limitations and the Underwriter Cutback.

(b) In any Early Initial Offering, the Company shall have the right to include for the Company’s own account such number of shares of Common Stock as shall be expected to result (in the judgment of the lead managing underwriters of such offering) in proceeds to the Company, after deduction of underwriting discounts and fees, equal to the Minimum Primary Offering Amount (the “Company Initial Tranche”). Upon receipt of a Primary Offering Notice indicating a Proposed Offering Amount with respect to such Early Initial Offering that is greater than the Minimum Primary Offering Amount, Holder shall have the right initially to include in the Early Initial Offering for the Holder’s account the number of Registrable Securities that is equal to the lesser of (x) all Registrable Securities requested by the Holder to be so included and (y) Registrable Securities with an aggregate offering value (in the judgment of the lead managing underwriters of such offering and after deduction of underwriting discounts and fees) equal to the difference between the Proposed Offering Amount and the Minimum Primary Offering Amount, subject to any subsequent Underwriter Cutback. Upon receipt of any subsequent notice from the Company which indicates that in the judgment of the lead managing underwriters the Proposed Offering Amount may be increased above the initial Proposed Offering Amount (an “Upsize Notice”), the Holder shall have the right to include additional Registrable Securities with an aggregate offering value (in the judgment of the lead managing underwriters of such offering and after deduction of underwriting discounts and fees) in an amount up to the amount of the Proposed Offering Amount increase, subject to any subsequent Underwriter Cutback. If, in any Early Initial Offering, the aggregate offering value (in the judgment of the lead managing underwriters of such offering and after deduction of underwriting discounts and fees) of (x) the Company Initial Tranche plus (y) the Registrable Securities to be included in such

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Early Initial Offering in accordance with this Section 2.3(b) (collectively, the “Combined Tranche”) is less than the Proposed Offering Amount, before or after delivery of any Upsize Notice, the Company shall have the right to include for the Company’s own account additional shares of Common Stock with an aggregate offering value (in the judgment of the lead managing underwriters of such offering and after deduction of underwriting discounts and fees) in an amount up to the difference between the Proposed Offering Amount and the Combined Tranche, subject to any subsequent Underwriter Cutback.

(c) In any Later Initial Offering in which the Proposed Offering Amount shall be less than or equal to $250 million (the “Full Liquidity Level”), the Company shall have the right to include for the Company’s own account at least 60% of the total number of shares of Common Stock to be offered in such Later Initial Offering. Upon receipt of a Primary Offering Notice (or an Upsize Notice) with respect to such Later Initial Offering indicating a Proposed Offering Amount with respect to such Later Initial Offering that is less than or equal to the Full Liquidity Level, the Holder shall have the right to include Registrable Securities constituting up to 40% of the total number of shares of Common Stock to be offered in such Later Initial Offering. In the event that (x) the initial Proposed Offering Amount for such Later Initial Offering is greater than the Full Liquidity Level, (y) the Holder shall not exercise in full the Holder’s right to include Registrable Securities in the Later Initial Offering, or (z) in the judgment of the lead managing underwriters the Proposed Offering Amount may be increased above the initial Proposed Offering Amount and such increase shall result in an aggregate offering value greater than the Full Liquidity Level, the Company shall have the right to include for the Company’s own account a total number of shares of Common Stock with an aggregate offering value (in the judgment of the lead managing underwriters of such offering and after deduction of underwriting discounts and fees) equal to (A) the final Proposed Offering Amount less (B) the aggregate offering value (in the judgment of the lead managing underwriters of such offering and after deduction of underwriting discounts and fees) of the Registrable Securities to be offered in such Later Initial Offering.

(d) Nothing in this Section 2.3 shall create any liability on the part of the Company to the Holder if for any reason the Company shall decide not to file, or to delay the filing of, a Registration Statement proposed to be filed pursuant to Section 2.2(a) or Section 2.3(a) or to withdraw such Registration Statement subsequent to the filing thereof, regardless of any action whatsoever that the Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise, provided that the Company shall not be relieved of its obligation hereunder to pay the Registration Expenses in connection with any such filing or proposed filing.

2.4 Cutbacks.

(a) In connection with any offering covered by a Demand Registration Statement filed pursuant to Section 2.2(a), if the lead managing underwriters of such offering shall give written notice (a “Cutback Notice”) to the Company (which Cutback Notice the Company shall deliver to the Holder as soon as reasonably practicable thereafter) that, in their judgment (and notwithstanding any Proposed Offering Amount determined for such offering), the Registrable Securities requested to be included in such offering and any shares of Common Stock which the Company proposes to sell for its own account in such offering exceed the number which can be sold in such offering without being reasonably likely to have a material adverse effect on the offering price, timing or distribution of the shares offered or the market for the shares offered (an “Adverse Offering Effect”), the Company shall include in such offering only the number of Registrable Securities and such other shares that, in the judgment of such underwriters, can be included without being reasonably likely to have an Adverse Offering Effect, in accordance with this Section 2.4.

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(b) In the event that, after the Holder delivers a Piggyback Registration Notice but before the consummation of an Early Initial Offering, the lead managing underwriters thereof shall give a Cutback Notice to the Company (which Cutback Notice the Company shall deliver to the Holder as soon as reasonably practicable thereafter) with respect to a reduction of the Early Initial Offering amount, the number of shares of Common Stock initially included for the account of the Company and the number of Registrable Securities initially included for the account of the Holder shall be reduced pro-rata based on the numbers of shares of Common Stock initially included for the accounts of the Company and the Holder, respectively, provided that, if such a pro-rata reduction would result in the Company receiving less than the Minimum Primary Offering Amount, in the judgment of the lead managing underwriters of the Early Initial Offering, the number of Registrable Securities to be included in the Early Initial Offering shall be reduced to an amount that would result in the Company receiving at least the Minimum Primary Offering Amount, in the judgment of the lead managing underwriters of the Early Initial Offering, even if such reduction shall require the exclusion from the Early Initial Offering of more Registrable Securities than shares of Common Stock to be offered therein for the Company’s account. For purposes of illustration only, if 2,000,000 shares and 1,000,000 shares were initially included in the Early Initial Offering for the accounts of the Company and the Holder, respectively, a pro-rata reduction of a total of 600,000 shares specified in the Cutback Notice shall require a reduction of 400,000 shares to be offered for the account of the Company and 200,000 shares to be offered for the account of the Holder. If, however, in the judgment of the lead managing underwriters of the Early Initial Offering (after taking into account a pro-rata reduction of 600,000 shares provided for in the Cutback Notice in order to avoid an Adverse Offering Effect, and for purposes of illustration with respect to an Early Initial Offering only), (A) the sale of 1,600,000 shares would be expected to yield an amount of net proceeds, after deduction of underwriting discounts and fees, of less than the Minimum Primary Offering Amount, and (B) the sale of 1,800,000 shares for the account of the Company would be necessary to yield an amount of net proceeds to the Company, after deduction of underwriting discounts and fees, exactly equal to the Minimum Primary Offering Amount, then the Early Initial Offering shall include (i) 1,800,000 shares for the account of the Company (reflecting a reduction in shares offered for the account of the Company of 200,000 shares), and (ii) 600,000 shares for the account of the Holder (reflecting a reduction in shares offered for the account of the Holder of 400,000 shares), for a total of 2,400,000 shares to be included in the Early Initial Offering.

(c) In the event that, after the Holder delivers a Piggyback Registration Notice but before the consummation of a Later Initial Offering, the lead managing underwriters thereof shall give a Cutback Notice to the Company (which Cutback Notice the Company shall deliver to the Holder as soon as reasonably practicable thereafter) with respect to a reduction of the Later Initial Offering amount, the number of shares of Common Stock initially included for the account of the Company and the number of Registrable Securities initially included for the account of the Holder shall be reduced pro-rata based on the numbers of shares of Common Stock initially included for the accounts of the Company and the Holder, respectively. For purposes of illustration only, if 1,500,000 shares and 1,000,000 shares were initially included in the Later Initial Offering for the accounts of the Company and the Holder, respectively, a pro-rata reduction of a total of 600,000 shares specified in the Cutback Notice shall require a reduction of 360,000 shares to be offered for the account of the Company and 240,000 shares to be offered for the account of the Holder.

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(d) In connection with the inclusion of Registrable Securities pursuant to Section 2.3(a) in any Subsequent Offering, if the lead managing underwriters of an Underwritten Offering deliver a Cutback Notice to the Company (which Cutback Notice the Company shall deliver to the Holder as soon as reasonably practicable thereafter), the Company shall include in such offering the shares of Common Stock the Company proposes to sell for its own account or for the account of any security holder (other than the Holder) and the shares of Registrable Securities requested to be included pursuant to Section 2.3(a) that, in the judgment of such lead managing underwriters, can be included without being reasonably likely to have an Adverse Offering Effect. In such event, the shares of Common Stock proposed to be included for the account of the Company and the number of Registrable Securities designated in the Piggyback Registration Notice shall be reduced on a pro-rata basis.

2.5 Selection of Underwriters. In connection with any Demand Registration Statement filed pursuant to Section 2.2(a), the Holder shall have the right to select a lead managing underwriter or underwriters to administer such offering exclusively from among at least four underwriting firms which the Company shall designate in a writing delivered to the Holder. Any such list of underwriting firms shall include J.P. Morgan Securities LLC, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co, or comparable investment banking firms of nationally recognized standing.

2.6 Blackout Periods; Holdback.

(a) If the Company determines that the registration and distribution of Registrable Securities (i) would materially impede, delay, interfere with or otherwise adversely affect any pending financing, registration of securities by the Company in a primary offering for its own account, acquisition, corporate reorganization, debt restructuring or other significant transaction involving the Company or (ii) would require disclosure of material non-public information that the Company has a bona fide business purpose for preserving as confidential, as determined by the Company in good faith, the Company shall be entitled to defer the filing or effectiveness of a Registration Statement, or to suspend the use of an effective Registration Statement, for the shortest period of time reasonably required (each such period, a “Blackout Period”) provided that the Company shall not be entitled to obtain deferrals or suspensions under (x) clause (i) of this Section 2.7(a), for more than an aggregate of 120 days in any 12-month period or (y) clause (ii) of this Section 2.7(a), for more than 30 days on any one occasion, on more than two occasions in any 12-month period or for more than an aggregate of 60 days in any 12-month period. The Company shall not under any circumstances be entitled to obtain deferrals or suspensions for more than an aggregate of 120 days in any 12-month period. The Company shall notify the Holder of the initiation and expiration or earlier termination of a Blackout Period and, as soon as reasonably practicable after such expiration or termination, shall amend or supplement any effective Registration Statement to the extent necessary to permit the Holder to resume use thereof in connection with the offer and sale of the Registrable Securities in accordance with applicable law. The Holder agrees to treat as confidential the delivery of any notice by the Company to the Holder pursuant to this Section 2.6(a) and the information set forth in any such notice. The Company shall extend by the number of days in any Blackout Period the period during which any effective Demand Registration Statement is required to be maintained effective as provided in Section 2.7(b).

(b) In the case of an Underwritten Offering of securities of the Company, the Holder agrees, if and only if requested in writing by the lead managing underwriter or underwriters of such Underwritten Offering, to enter into a customary lock-up agreement with the Company and the

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underwriters of such Underwritten Offering in which the Holder shall agree that it shall not effect any Lock-up Period Transactions during the period beginning seven days before, and ending 90 days (or such shorter period as may be permitted by such lead managing underwriters) after, the effective date of the Registration Statement filed in connection with such registration, except for the offering and sale of Registrable Securities included in such registration and except for such other transactions as are customarily excepted from such lock-up.

(c) In the case of any Underwritten Offering of Registrable Securities initiated by a Holder pursuant to
Section 2.2(a), the Company agrees, if requested in writing by the lead managing underwriter or underwriters of such Underwritten Offering, not to effect (or register for sale) any public sale or distribution of Common Stock or other securities that are Similar Securities for the Company’s own account during the period beginning seven days before, and ending 90 days (or such lesser period as may be permitted by such lead managing underwriter) after, the effective date of the Registration Statement filed in connection with such registration, except for securities of the Company to be offered for the Company’s account in such Underwritten Offering. Notwithstanding the foregoing, the Company may effect a public sale or distribution of Common Stock and other securities that are Similar Securities for the Company’s own account during the period described above (i) pursuant to registrations on Form S-4 or S-8 or any successor registration forms under the Securities Act, (ii) as part of any registration of securities for offering and sale solely to employees, directors or consultants of the Company pursuant to any stock plan or other benefit plan arrangement or (iii) pursuant to a Rule 144A Resale Shelf Registration.

2.7 Registration Procedures. In connection with the registration obligations of the Company under Sections 2.2 and 2.3, the Company shall:

(a) prepare and file with the SEC a Registration Statement with respect to the Registrable Securities on any registration form adopted by the SEC for which the Company then qualifies or which counsel for the Company shall deem appropriate and use commercially reasonable efforts to cause such Registration Statement to become and remain effective, provided that, at least five Business Days prior to filing a Registration Statement or Prospectus or any amendment or supplement thereto, the Company shall furnish to a single counsel selected by the Holder copies of such Registration Statement or Prospectus (or amendment or supplement) as proposed to be filed (including, upon the request of such counsel, documents to be incorporated by reference therein), which documents shall be subject to the reasonable review and comments of such counsel and the Holder;

(b) prepare and file with the SEC amendments and post-effective amendments to such Registration Statement and such amendments and supplements to the Prospectus used in connection therewith as may be necessary to maintain the effectiveness of such registration or as may be required by the rules, regulations or instructions applicable to the registration form utilized by the Company or by the Securities Act or rules and regulations thereunder necessary to keep such Registration Statement effective until the earlier of (i) the date on which the Registrable Securities covered by such Registration Statement cease to be Registrable Securities or have been sold pursuant to, or withdrawn from, such registration and (ii) subject to Sections 2.6(a), 2.7(e) and 2.7(k), in the case of a Demand Registration Statement filed pursuant to Section 2.2(a), for such period (not to exceed 90 days after the effective date thereof) as, in the opinion of counsel for the underwriter or underwriters of the Underwritten Offering thereunder, is required by law for the delivery of a Prospectus in connection with the sale of Registrable Securities by an underwriter or dealer, and cause the Prospectus as so amended and supplemented to be filed pursuant to Rule 424 under the

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Securities Act, and otherwise use commercially reasonable efforts to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as is specified in clause (i) or (ii) above, as the case may be;

(c) furnish to the Holder such number of copies of such Registration Statement and of each amendment and post-effective amendment thereto, any Prospectus or Prospectus supplement and such other documents as the Holder may reasonably request in order to facilitate the disposition of the Registrable Securities by the Holder (the Company hereby consenting to the use (subject to the limitations set forth in Section 2.8(b)) of the Prospectus or any amendment or supplement thereto in connection with such disposition);

(d) use commercially reasonable efforts to register or qualify the Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as the Holder shall reasonably request, and to do any and all other acts and things which may be reasonably necessary to enable the Holder to consummate the disposition in such jurisdictions of such Registrable Securities, except that the Company shall not be required for any such purpose to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this Section 2.7(d), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

(e) promptly notify the Holder, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act within the applicable period referred to in Section 2.7(b), that the Company has become aware that the Prospectus included in such Registration Statement, as then in effect, includes an untrue statement of material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing (the period during which the Holder is required in such case pursuant to Section 2.8(b) to refrain from effecting public sales or distributions of Registrable Securities referred to herein as a “Section 2.7(e) Suspension Period”), and prepare and furnish to the Holder, as soon as reasonably practicable, without charge to the Holder, a reasonable number of copies of an amendment to such Registration Statement or supplement to such related Prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, provided that if the Company gives such notice, the Company shall extend the period during which such Registration Statement is required to be maintained effective as provided in Section 2.7(b) by the number of days in the Section 2.7(e) Suspension Period;

(f) promptly notify the Holder:

(i) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed and, with respect to the Registration Statement or any post-effective amendment, when the Registration Statement or such post-effective amendment has become effective;

(ii) of the issuance by the SEC of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement or any order preventing the use of a related Prospectus, or the initiation of any proceedings for such purposes; and

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(iii) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose;

(g) make available to its stockholders, as soon as reasonably practicable, an earnings statement that shall satisfy the provisions of Section 11(a) of the Securities Act, provided that the Company shall be deemed to have complied with this Section 2.7(g) if it has complied with Rule 158 under the Securities Act;

(h) if the registration involves an Underwritten Offering, enter into a customary underwriting agreement and in connection therewith:

 (i) make such representations and warranties to the underwriters in form and, to the extent possible, substance and scope as are customarily made by issuers to underwriters in comparable Underwritten Offerings;

 (ii) use commercially reasonable efforts to obtain opinions of counsel to the Company (in form, scope and substance reasonably satisfactory to the managing underwriters), addressed to the underwriters, and covering the matters customarily covered in opinions requested in comparable Underwritten Offerings;

 (iii) use commercially reasonable efforts to obtain “comfort” letters and bring-downs thereof from the Company’s independent registered public accounting firm addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters by independent registered public accounting firms in connection with Underwritten Offerings; and

 (iv) deliver such documents and certificates as may be reasonably requested by the managing underwriters to evidence compliance with any customary conditions contained in the underwriting agreement;

(i) cooperate with the Holder and the managing underwriter or underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing the securities to be sold under such Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters or agents, if any, or the Holder may request;

(j) if reasonably requested by the managing underwriter or underwriters or the Holder, incorporate in a Prospectus supplement or post-effective amendment to the Registration Statement such information as the managing underwriters and the Holder agree should be included therein relating to the plan of distribution with respect to the Registrable Securities being offered thereby and make all required filings of such Prospectus supplement or post-effective amendment upon being notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

(k) in the event of the issuance of any stop order of which the Company is aware suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related Prospectus or suspending the qualification of any Registrable Securities included in the Registration Statement for sale in any jurisdiction, use commercially reasonable

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efforts to obtain at the earliest practicable time the withdrawal of such stop order or other order (the period between the issuance and withdrawal of any stop order or other order referred to herein as a “Section 2.7(k) Suspension Period”), provided that the Company shall extend the period during which such Registration Statement is required to be maintained effective as provided in Section 2.8(b) by the number of days in the Section 2.7(k) Suspension Period;

(l) use commercially reasonable efforts to cause all Common Stock covered by such Registration Statement to be listed on any securities exchange on which the Common Stock is then listed, if the Common Stock covered by such Registration Statement is not already so listed and if such listing is then permitted under the rules of such securities exchange;

(m) in the case of an Underwritten Offering, cause the senior executive officers of the Company to participate in the customary “road show” presentations (including “electronic road show” presentations) that may be reasonably requested by the lead managing underwriter or underwriters in any such Underwritten Offering and otherwise to cooperate with and participate in customary selling efforts related thereto;

(n) provide a CUSIP number for all Registrable Securities and, unless such Registrable Securities shall be registered in book-entry form, provide the applicable transfer agent and registrar for such Registrable Securities with printed certificates for the Registrable Securities, which certificates shall be in a form eligible for deposit with The Depository Trust Company;

(o) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the applicable Registration Statement from and after a date not later than the effective date of such Registration Statement; and

(p) make available upon reasonable notice at reasonable times and for reasonable periods for inspection by one representative appointed by the Holder, by any managing underwriter or underwriters participating in any Underwritten Offering to be effected pursuant to such Registration Statement, and by any attorney, accountant or other agent retained by the Holder or any such managing underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and use commercially reasonable efforts to cause all of the Company’s officers, directors and employees and the independent registered public accounting firm that has certified the Company’s financial statements to make themselves available during normal business hours to discuss the business of the Company and to supply all information reasonably requested by the Holder or managing underwriter or agent thereof in connection with such Registration Statement as shall be necessary to enable such Persons to exercise their due diligence responsibility (subject to the entry by each Person referred to in this Section 2.7(p) into customary confidentiality agreements in a form reasonably acceptable to the Company).

2.8 Agreements of Holder.

(a) As a condition to the Company’s obligation under this Agreement to cause Registrable Securities to be included in a Registration Statement, the Holder shall timely provide the Company with all of the information required to be provided in the Registration Statement with respect to the Holder pursuant to Items 507 and 508 (or any successor Items) of Regulation S-K under the Securities Act and such other information with respect to the Holder as shall be required to be included in such Registration Statement pursuant to the Securities Act or the rules and regulations thereunder.

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(b) The Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with the offer and sale of Registrable Securities made by the Holder pursuant to any Registration Statement. Upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 2.7(e) or Section 2.7(k), the Holder shall forthwith discontinue the disposition of Registrable Securities pursuant to the Prospectus or Registration Statement covering such Registrable Securities until the Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 2.7(e) or the withdrawal of any stop order or other order referred to in Section 2.7(k), and, if so directed by the Company, shall deliver to the Company all copies, other than permanent file copies then in the Holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice.

(c) To the extent required by the Securities Act or rules or regulations thereunder, as reasonably determined by the Company, the Holder shall consent to disclosure in any Registration Statement to the effect that the Holder is or may be deemed to be an underwriter for purposes of the Securities Act in connection with the offering of Registrable Securities by the Holder.

(d) The Holder shall (i) comply with Regulation M under the Exchange Act in connection with the offer and sale of Registrable Securities made by the Holder pursuant to any Registration Statement and (ii) provide the Company with such information about the Holder’s offer and sale of Registrable Securities pursuant to any Registration Statement as the Company shall reasonably request to enable the Company and its Affiliates to comply with Regulation M under the Exchange Act in connection with any such offer and sale.

2.9 Registration Expenses. The Company shall pay all Registration Expenses in connection with all registrations pursuant to this Agreement to the extent provided herein. In connection with all such registrations, the Holder shall pay all underwriting discounts and fees, brokerage and sales commissions, and transfer and documentary stamp taxes, if any, relating to the sale or disposition of the Registrable Securities pursuant to the Registration Statement, and, except as provided in clause (g) of the definition of Registration Expenses, all fees and expenses of counsel for the Holder.

2.10 Indemnification; Contribution.

(a) The Company shall indemnify and hold harmless, to the fullest extent permitted by law, the Holder in any offering or sale of Registrable Securities pursuant to this Agreement, each Person, if any, who participates as an underwriter in any such offering and sale of Registrable Securities, and each Person, if any, who controls the Holder or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and their respective directors, trustees, officers, partners, agents, employees and affiliates against all losses, claims, damages, liabilities and expenses (including reasonable attorneys’ fees, disbursements and expenses, as incurred, and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) (collectively, “Losses”) incurred by such party pursuant to any actual or threatened action, suit, proceeding or investigation arising out of or based upon: (i) any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing, any Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or necessary to make the statements therein (in the case of a Prospectus, a preliminary Prospectus, a Free Writing Prospectus or “issuer information,” in the light

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of the circumstances then existing) not misleading, except in each case insofar as such statements or omissions arise out of or are based upon (A) any such untrue statement or alleged untrue statement or omission or alleged omission made in reliance on and in conformity with information with respect to the Holder furnished in writing to the Company by the Holder or its counsel expressly for use therein, (B) the use of any Prospectus, Free Writing Prospectus or “issuer information” after such time as the obligation of the Company to keep effective the Registration Statement of which such Prospectus forms a part has expired or (C) the use of any Prospectus, Free Writing Prospectus or “issuer information” after such time as the Company has advised the Holder that the filing of an amendment or supplement thereto is required, except such Prospectus, Free Writing Prospectus or “issuer information” as so amended or supplemented; or (ii) any violation by the Company of any other federal or state securities laws or regulations applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration. Notwithstanding the foregoing provisions of this Section 2.10(a), the Company shall not be liable to the Holder or any underwriter or to any other indemnified party under the indemnity agreement in this Section 2.10(a) for any Losses that arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus if either: (i) (A) the Holder or such underwriter failed to send or deliver a copy of the Prospectus prior to the time of the sale of Registrable Securities by the Holder or such underwriter to the Person asserting the claim from which such Losses arise and (B) the Prospectus would have corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or (ii) (A) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in an amendment or supplement to the Prospectus and (B) having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented as required hereunder, the Holder or such underwriter thereafter fails to deliver such Prospectus, as so amended or supplemented, prior to the time of the sale of Registrable Securities by the Holder or underwriter to the Person asserting the claim from which such Losses arise. Such rights to indemnity and reimbursement of expenses shall survive the transfer of the Registrable Securities by such indemnified party.

(b) In connection with any Registration Statement filed pursuant to this Agreement, the Holder shall indemnify and hold harmless, to the fullest extent permitted by law, the Company, each Person, if any, who participates as an underwriter in any such offering and sale of Registrable Securities and each Person, if any, who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and their respective directors, trustees, officers, partners, agents, employees and affiliates, against all Losses incurred by such party pursuant to any actual action, suit, proceeding or investigation arising out of or based upon any untrue or alleged untrue statement of a material fact contained in, or any omission or alleged omission of a material fact required to be stated in, the Registration Statement, Prospectus or preliminary Prospectus or any amendment or supplement to any of the foregoing, any Free Writing Prospectus or “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or necessary to make the statements therein (in case of a Prospectus, preliminary Prospectus or Free Writing Prospectus, in the light of the circumstances then existing) not misleading, but only to the extent that any such untrue statement or omission is made in reliance on and in conformity with information with respect to the Holder furnished in writing to the Company by the Holder or its counsel specifically for use therein, provided that the Holder shall not be required to indemnify the Company or any other indemnified party under this Section 2.10(b) with respect to any amount in excess of the amount of the total net proceeds received by the Holder from sales of the Registrable Securities under such Registration Statement.

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(c) Any Person entitled to indemnification hereunder agrees to give prompt written notice to the indemnifying party after the receipt by such indemnified party of any written notice of the commencement of any action, suit, proceeding or investigation or threat thereof made in writing for which such indemnified party may claim indemnification or contribution pursuant to this Agreement, provided that failure to give such notification shall not affect the obligations of the indemnifying party pursuant to this Section 2.10 except to the extent the indemnifying party shall have been actually and materially prejudiced as a result of such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation, unless in the reasonable judgment of any indemnified party, based on the opinion of counsel, a conflict of interest is likely to exist between the indemnifying party and such indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for the Holder (which selection shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters in an Underwritten Offering or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, based on the opinion of counsel, a conflict of interest is likely to exist between an indemnified party and any other of such indemnified parties with respect to such claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel, provided that the indemnifying party shall not be liable for the fees and expenses of (i) more than one counsel for the Holder (which selection shall be reasonably satisfactory to the Company), (ii) more than one counsel for the underwriters in an Underwritten Offering or (iii) more than one counsel for the Company, in each case in connection with any one action or separate but similar or related actions. No indemnifying party, in defense of any such action, suit, proceeding or investigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or entry into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such action, suit, proceeding or investigation to the extent such liability is covered by the indemnity obligations set forth in this Section 2.10. No indemnified party shall consent to entry of any judgment or entry into any settlement without the consent of each indemnifying party.

(d) If the indemnification from the indemnifying party provided for in this Section 2.10 is unavailable to an indemnified party hereunder in respect of any Losses, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such Losses, as well as any other relevant equitable considerations, provided that the Holder shall not be required to contribute any amount in excess of the amount of the total net proceeds received by the Holder from sales of the Registrable Securities under the applicable Registration Statement. The relative fault of such indemnifying party and indemnified

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party shall be determined by reference to, among other matters, whether any action in question, including any untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the Losses referred to above shall be deemed to include, subject to the limitations set forth in Section 2.10(c), any legal or other fees and expenses reasonably incurred by such indemnified party in connection with any investigation or proceeding. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The parties agree that it would not be just and equitable if contribution pursuant to this Section 2.10(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the consideration referred to in this Section 2.10(d). If indemnification is available under this Section 2.10, the indemnifying parties shall indemnify each indemnified party to the full extent provided in Section 2.10(a) or 2.10(b), as the case may be, without regard to the relative fault of such indemnifying parties or indemnified party or any other equitable consideration provided for in this Section 2.10(d).

(e) The provisions of this Section 2.10 shall be in addition to any liability which any indemnifying party may have to any indemnified party and shall survive the termination of this Agreement.

(f) The indemnification and contribution required by this Section 2.10 shall be made by periodic payments of the amount thereof during the course of any action, suit, proceeding or investigation, as and when invoices are received or Losses are incurred.

2.11 Participation in Underwritten Offerings. The Holder may not participate in any Underwritten Offering pursuant to this Agreement unless the Holder (a) agrees to sell the Registrable Securities on the basis provided in any underwriting arrangements approved by the Company, which approval shall not be unreasonably withheld, conditioned or delayed, and (b) completes and executes all customary questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements.

2.12 Reports Under the Exchange Act. For so long as any Registrable Securities remain outstanding and the Company is required under the Exchange Act and rules and regulations thereunder to file with the SEC reports pursuant to Section 13 or 15(a) of the Exchange Act, the Company shall use commercially reasonable efforts to file such reports with the SEC in a timely manner.

2.13 No Inconsistent Agreements. The Company shall not after the date of this Agreement enter into any agreement which is inconsistent with the rights granted pursuant to this Agreement to the Holder. The Holder agrees for purposes of this Section 2.13 that a registration rights agreement in customary form relating to a Rule 144A Resale Shelf Registration shall not be deemed inconsistent with the rights of the Holder hereunder.

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2.14 Assignment of Registration Rights.

(a) The right to cause the Company to register Registrable Securities pursuant to this Agreement may not be assigned by the Holder.

(b) In connection with any merger, consolidation, reorganization or similar transaction involving the Company (i) in which the Company is not the surviving corporation or entity or (ii) which results in the Company becoming the wholly-owned subsidiary of another corporation or other entity, effective provision shall be made in the instruments pursuant to which such transaction shall be consummated so that the surviving corporation (in the case of a transaction of the type specified in clause (i)) or the entity which becomes the wholly-owned parent of the Company (in the case of a transaction of the type specified in clause (ii)) shall expressly assume the obligations of the Company hereunder effective upon the consummation of such transaction. In such event, all references herein to the Company shall thereafter be references to the assuming entity and all references to the Common Stock shall thereafter be references to the class of equity securities (if any) of the assuming entity issued to all holders of the Common Stock as consideration pursuant to such transaction.

ARTICLE 3

3.1 Voting. At all times prior to the Registration Rights Termination Time, the Seller shall take all such action as may be required so that, solely with respect to any matter referred to in Rule 14a-6(a) under the Exchange Act to be voted on by the Company’s stockholders (assuming that the exclusion from filing preliminary proxy material referred to therein shall apply), all Purchaser Shares beneficially owned by the Seller and its Affiliates are voted either (a) in accordance with the recommendations of the Company Board or (b) for or against any such matter in the same proportion as the shares owned by all other stockholders (excluding the Seller and each of its Affiliates that is a stockholder of the Company) are voted with respect to such matter. The Seller and all Affiliates of the Seller beneficially owning any Purchaser Shares shall be present (or shall cause all record holders of such Purchaser Shares to be present), in person or by proxy, at all meetings of stockholders of the Company so that all such Purchaser Shares beneficially owned by the Seller and any such Affiliate may be counted for the purposes of determining the presence of a quorum at such meeting.

ARTICLE 4

TRANSFER RESTRICTIONS

4.1 Lock-up. For a period of 180 days following the Closing Date, and except as otherwise provided by this Agreement, the Holder shall not, directly or indirectly, without the prior written consent of the Company, Transfer any of the Purchaser Shares or any options or warrants to purchase any Purchaser Shares, or any securities convertible into, exchangeable for or that represent the right to receive the Purchaser Shares or engage in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Purchaser Shares. However, nothing in this Section 4.1 shall prevent or restrict the Holder from (a) Transferring any Purchaser Shares in accordance with the terms of this Agreement and/or (b) pledging any of the Purchaser Shares to any bona fide Third Party lender or Transferring Purchaser Shares in connection with a sale of the Company approved by the Board of Directors of the Company (whether by merger, consolidation, sale of shares of capital stock, other business combination transaction, sale of all or substantially all of the assets of the Company or otherwise) or a tender or

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exchange offer for all of the outstanding shares of the Common Stock; provided that, in each such case, it shall be a condition to any such Transfer that (a) the lender or transferee either execute and deliver an investor representation letter in form and substance reasonably acceptable to the Company and (b) there shall be no further Transfer of such Purchaser Shares except in accordance with the lock-up provisions of this Section 4.1. For the avoidance of doubt, nothing in this Section 4.1 shall be construed to apply to any shares of capital stock of the Company owned by the Holder other than the Purchaser Shares.

4.2 Compliance with Law.

(a) The Seller shall, and shall ensure that any of its Affiliates acquiring Purchaser Shares shall, observe and comply with the Securities Act, the Exchange Act and applicable state securities laws, and the rules and regulations promulgated under all such laws, and all other Requirements of Law in connection with any permitted Transfer of Purchaser Shares, including, without limitation, all Requirements of Law relating to the use of insider information or the trading of securities while in the possession of material non-public information.

(b) In furtherance of the foregoing, and in addition to the restrictions specified above, the Seller shall not, and shall ensure that any of its Affiliates acquiring Purchaser Shares do not, Transfer any Purchaser Shares unless at such time at least one of the following is satisfied:

(i) a registration statement under the Securities Act covering the Purchaser Shares proposed to be Transferred, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act;

(ii) counsel representing the Seller or such Affiliate, as the case may be, reasonably satisfactory to the Company, shall have advised the Company in a written opinion letter reasonably satisfactory to the Company and its counsel, and upon which the Company and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed Transfer; or

(iii) an authorized representative of the SEC shall have rendered written advice to the Seller or such Affiliate (requested by the Seller or such Affiliate or counsel to the Seller or such Affiliate, with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed Transfer.

4.3 Restrictive Legend.

Each certificate evidencing the Purchaser Shares shall bear the following restrictive legend, either as an endorsement or on the face thereof, until, in the reasonable judgment of the Company, the Transfer of the Purchaser Shares shall not be subject to restrictions under the Securities Act:

“THE SALE, TRANSFER, OFFER FOR SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION OF THE SECURITIES EVIDENCED BY THIS CERTIFICATE IS RESTRICTED BY THE TERMS OF THE REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT, DATED AS OF [            ], 201[    ], AS IT MAY BE AMENDED, MODIFIED OR SUPPLEMENTED FROM TIME TO TIME, COPIES OF

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WHICH ARE ON FILE WITH THE ISSUER OF THIS CERTIFICATE. NO SALE, TRANSFER, OFFER FOR SALE, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION SHALL BE EFFECTIVE UNLESS AND UNTIL THE TERMS AND CONDITIONS OF SUCH AGREEMENT HAVE BEEN COMPLIED WITH IN FULL.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION AND MAY NOT BE SOLD, TRANSFERRED, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND OTHER APPLICABLE LAW, OR AN EXEMPTION THEREFROM.

ARTICLE 5

MISCELLANEOUS

5.1 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and any successor and permitted assign thereof. Except to the extent provided in Section 2.10, nothing in this Agreement, expressed or implied, is intended to confer upon any Person other than the parties hereto and their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

5.2 Amendments and Waivers.

(a) The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof (each such amendment, modification, supplement, waiver or consent, an “Amendment”) may not be given, unless the Company and the Seller consent thereto in writing.

(b) Each holder of Purchaser Shares from time to time shall be bound by any Amendment effected pursuant to Section 5.2(a) whether or not any notice, writing or marking indicating such Amendment appears on the Purchaser Shares or is delivered to such holder.

5.3 Notices. All notices, demands, requests, consents or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when (a) delivered personally to the recipient, (b) sent by confirmed facsimile or confirmed electronic mail transmission before 5:00 p.m. Eastern time on a Business Day, and otherwise on the next Business Day, or (c) one Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands, requests, consents and other communications shall be sent (i) if to the Company, to: The Advisory Board Company, 2445 M Street, NW, Washington, D.C. 20037, Facsimile No. 202-266-5700, Attn: General Counsel, or to such other address as the Company shall designate in writing to the other parties hereto from time to time; and (ii) if to the Seller, to: Royall Holdings, LLC, c/o CHS Capital LLC, 10 South Wacker Drive, Suite 3175, Chicago, IL 60606, Facsimile No. 312-876-3854, Attn: Thomas J. Formolo and Jocelyn R. Stanley.

5.4 Interpretation. The headings contained in this Agreement are for convenience only and shall not affect the meaning or interpretation of this Agreement. Whenever the words “include,”

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“includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

5.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

5.6 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ITS PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENTS TO SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK FOR ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY (AND AGREES NOT TO COMMENCE ANY ACTION OR PROCEEDING RELATING THERETO EXCEPT IN SUCH COURTS), AND FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO ITS RESPECTIVE ADDRESS SET FORTH IN SECTION 5.3 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION OR PROCEEDING BROUGHT AGAINST IT IN ANY SUCH COURT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5.7 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

5.8 Effectiveness. This Agreement shall become effective on the Closing Date upon the issuance of the Purchaser Shares pursuant to the Purchase Agreement.

5.9 Entire Agreement. This Agreement is intended by the parties hereto to be a complete and exclusive statement of the agreement and understanding of the parties in respect of the subject matter contained herein and supersedes all prior agreements and undertakings among the parties with respect to such subject matter. No party hereto shall have any rights, duties or obligations other than those specifically set forth in this Agreement.

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5.10 Specific Performance. Without limiting the rights of each party hereto to pursue all other legal and equitable rights available to such party for the other party’s failure to perform their obligations under this Agreement, the parties hereto acknowledge and agree that the remedy at law for any failure to perform their obligations hereunder would be inadequate and that each of them, respectively, to the extent permitted by applicable law, shall be entitled to specific performance, injunctive relief or other equitable remedies in the event of any such failure, without bond or other security being required.

5.11 Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the parties shall negotiate in good faith with a view to the substitution therefor of a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid provision, provided, however, that the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

[signature pages follow]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

THE ADVISORY BOARD COMPANY

By:

Name:

Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT]

SELLER:

ROYALL HOLDINGS, LLC

By:	[ ], its Manager

Name:

Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AND GOVERNANCE AGREEMENT]